As filed with the Securities and Exchange           Registration No. 333-_______
Commission on November 1, 2004
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                -----------------

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933
                                -----------------

                               NATIONAL COAL CORP.
                 (Name of Small Business Issuer in its Charter)

            FLORIDA                         1221                 65-0601272
  (State or Jurisdiction of     (Primary Standard Industrial  (I.R.S Employer
Incorporation or Organization)   Classification Code Number) Identification No.)

                            8915 GEORGE WILLIAMS ROAD
                               KNOXVILLE, TN 37923
                                 (865) 690-6900
          (Address and Telephone Number of Principal Executive Offices)

                            8915 GEORGE WILLIAMS ROAD
                               KNOXVILLE, TN 37923
     (Address of Principal Place of Business or intended Place of Business)

                        JON NIX, CHIEF EXECUTIVE OFFICER
                               NATIONAL COAL CORP.
                            8915 GEORGE WILLIAMS ROAD
                               KNOXVILLE, TN 37923
                                 (865) 690-6900
                                    Copy to:

                             JOHN J. MCILVERY, ESQ.
                         STUBBS ALDERTON & MARKILES, LLP
                       15821 VENTURA BOULEVARD, SUITE 525
                            ENCINO, CALIFORNIA 91436
                                 (818) 444-4500
            (Name, Address and Telephone Number of Agent for Service)

Approximate date of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [_]

                         CALCULATION OF REGISTRATION FEE
============================================= ================= ================= ==================== =============
            TITLE OF EACH CLASS                                 PROPOSED MAXIMUM       PROPOSED          AMOUNT OF
               OF SECURITIES                    AMOUNT TO BE     OFFERING PRICE    MAXIMUM AGGREGATE    REGISTRATION
              TO BE REGISTERED                 REGISTERED (1)     PER UNIT (2)    OFFERING PRICE (2)        FEE
--------------------------------------------- ----------------- ----------------- -------------------- -------------
Common Stock, par value $.0001 per share...      49,065,659          $2.225         $109,171,091.28     $13,831.98
--------------------------------------------- ----------------- ----------------- -------------------- -------------
Common Stock, par value $.0001 per share,
    issuable upon conversion of
    preferred stock........................      16,103,100          $2.225          $35,829,397.50      $4,539.58
--------------------------------------------- ----------------- ----------------- -------------------- -------------
Common Stock, par value $.0001 per share,
    issuable upon exercise of warrants.....       6,793,124          $2.225          $15,114,700.90      $1,915.03
--------------------------------------------- ----------------- ----------------- -------------------- -------------
    TOTAL                                        71,961,883                         $160,115,189.68     $20,286.59
============================================= ================= ================= ==================== =============

(1) In the event of a stock split, stock dividend, or other similar transaction involving the Registrant's common stock, in order to prevent dilution, the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, using the average of the high and low price as reported on the Over-the-Counter Bulletin Board on October 27, 2004.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE TIME UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

                  Subject to Completion, Dated November 1, 2004

                               NATIONAL COAL CORP.

                                71,961,883 SHARES
                                  COMMON STOCK

                                   ----------


         This prospectus relates to the offer and sale from time to time of up to 71,961,883 shares of our common stock that are held by the shareholders named in the "Selling Shareholders" section of this prospectus. The prices at which the selling shareholders may sell the shares in this offering will be determined by the prevailing market price for the shares or in negotiated transactions. We will not receive any of the proceeds from the sale of the shares. We will bear all expenses of registration incurred in connection with this offering. The selling shareholders whose shares are being registered will bear all selling and other expenses.

         Our common stock is quoted on the Over-The-Counter Bulletin Board under the symbol "NLCP." On October 28, 2004, the last reported sales price of the common stock on the Over-The-Counter Bulletin Board was $2.36 per share.

         INVESTING IN OUR COMMON STOCK INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 4.

                                   ----------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                                   ----------


                  The date of this prospectus is ______________

                                TABLE OF CONTENTS

                                PAGE                                        PAGE

Prospectus Summary............   1     Executive Compensation............    50
Risk Factors..................   4     Principal and Selling Shareholders    56
Forward-looking Statements....   11    Related Party Transactions........    65
Use of Proceeds...............   12    Description of Capital Stock......    70
Market for Common Equity and           Plan of Distribution..............    76
   Related Stockholder Matters   12    Legal Matters.....................    78
Management's Discussion and            Experts...........................    78
   Analysis of Financial               Where You Can Find
   Condition and Results of               More Information...............    78
   Operations.................   13    Index to Consolidated Financial
Business......................   25       Statements.....................    F-1
Management....................   48

         You should rely only on the information contained in this prospectus or any supplement. We have not authorized anyone to provide information that is different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale our common stock.

                               PROSPECTUS SUMMARY

         THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION CONTAINED IN GREATER DETAIL ELSEWHERE IN THIS PROSPECTUS. THIS SUMMARY DOES NOT CONTAIN ALL THE INFORMATION YOU SHOULD CONSIDER BEFORE INVESTING IN OUR COMMON STOCK. YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY BEFORE MAKING AN INVESTMENT DECISION, INCLUDING "RISK FACTORS" AND THE CONSOLIDATED FINANCIAL STATEMENTS AND THE
RELATED NOTES. REFERENCES IN THIS PROSPECTUS TO "NATIONAL COAL," "NCC," "WE," "OUR" AND "US" REFER TO NATIONAL COAL CORP. AND OUR CONSOLIDATED SUBSIDIARIES.

                                  OUR BUSINESS

         National Coal Corp. engages principally in the business of mining coal in Eastern Tennessee. We own the coal mineral rights to the New River Tract assemblage, which consists of approximately sixty-five thousand (65,000) acres, and lease another approximately five thousand (5,000) acres on contiguous properties, all of which lie in Anderson, Campbell and Scott Counties, approximately twenty-five miles northwest of Knoxville, Tennessee. The mineral rights to the New River Tract assemblage revert back to the surface owner on June 5, 2093. At September 30, 2004, we were extracting coal from a surface mine in Devonia, Tennessee (Patterson Mountain), and two deep mines, commonly referred to as "mine #9" and "mine #1", near Smoky Junction, Tennessee. We commenced mining coal from mine #9 in April 2004 and mine #1 in August 2004.

         We sell our coal at a negotiated price pursuant to short-term contracts. The price charged is typically for a specified tonnage amount. We also price sales on a one-day or one-shipment tonnage amount. The price per ton for these types of sales typically fluctuates in direct correlation to the price per ton of coal quoted on the New York Mercantile Exchange, referred to as the "spot price." We intend to reduce the price volatility for our coal by entering long-term supply contracts (contracts in excess of one year) for a majority of our coal production, which generally will provide us a fixed price for our coal over the term of the contract. We will continue to use the spot market to sell surplus coal produced above our long-term contract commitments.

         We also sell coal that we purchase from third party coal producers on a case by case basis. We only enter into these transactions when the price per ton paid to these third party producers is below the price per ton at which we are able to sell the coal, usually from short term contracts. Additionally, when capacity is available, we charge third party coal producers a negotiated price per ton for their use of our load-out facility located in Turley, TN. This load out facility allows easy, direct access to load previously mined coal onto rail cars for shipment to their customers. This load out facility was acquired in April 2004 from U.S. Coal, Inc. We do not expect the sale of coal purchased from third party producers or the rental to third parties of our load-out facility to represent a material portion of our business in 2004 or beyond.

                                  OUR INDUSTRY

         The coal industry has been highly competitive with very low margins in the past several years. Recently, the surge in prices for natural gas has made coal more competitive with that alternative energy source, which has enabled coal fired utility power plants, using the latest clean air compliant scrubber technology and air filtration processes, to be price competitive with natural gas fired plants. We believe this has and will continue to cause increased demand for coal for the foreseeable future, resulting in higher prices and improved margins for our product.

                       OUR HISTORY AND CONTACT INFORMATION

         Prior to April 30, 2003, National Coal Corp., formerly known as Southern Group International, Inc., was a "blank check" company, which is a company that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies. On April 30, 2003, National Coal Corp. consummated a reorganization in which all of the outstanding shares of National Coal Corporation, a privately-held Tennessee corporation, were exchanged for common shares of National Coal Corp. National Coal Corporation was formed in January 2003, and from inception through June 30, 2003, National Coal Corporation was in the development stage with no operating revenue. During the third quarter of 2003, we commenced coal mining operations and, accordingly, are no longer in the development stage. The address of our principal executive office is 8915 George Williams Road, Knoxville, TN 37923, and our telephone number is (865) 690-6900. Our website address is www.nationalcoal.com. The information that can be accessed through viewing our website is not part of this prospectus.

                                  THE OFFERING

Common stock offered................71,961,883    shares    by    the    selling
                                    shareholders

Common stock outstanding
   before this offering.............51,497,195 shares

Common stock to be outstanding
   after this offering..............74,393,419 shares

Use of proceeds.....................We will not receive any of the proceeds from the sale of  shares of our  common  stock by
                                    the  selling   shareholders.   See  "Use  of
                                    Proceeds."

OTC Bulletin Board symbol...........NLCP

Risk Factors........................See "Risk Factors" beginning on page 4 for a
                                    discussion   of  factors   that  you  should
                                    consider   carefully   before   deciding  to
                                    purchase our common stock.

         In the table above, the number of shares to be outstanding after this offering is based on 51,497,195 shares outstanding as of October 31, 2004, and assumes the issuance to the selling shareholders of the following additional shares which are being offered for sale under this prospectus:

         o 16,103,100 shares issuable upon conversion of 1,068.67 outstanding shares of Series A convertible preferred stock and upon conversion of 541.64 shares of Series A convertible preferred stock that may be acquired upon conversion of convertible promissory notes and exercise of purchase rights at a price of $15,000 per share of preferred stock;

         o 5,709,844 shares issuable upon the exercise of outstanding warrants at a weighted average exercise price of $1.53 per share; and

         o 1,083,280 shares issuable upon the exercise of warrants at an exercise price of $2.10 per share, which warrants may be acquired upon conversion of convertible promissory notes and exercise of purchase rights.

         In the table above, the number of shares to be outstanding after this offering does not reflect the issuance of the following shares which are not being offered for sale under this prospectus:

         o 5,770,000 shares issuable upon the exercise of outstanding stock options at a weighted average exercise price of $0.66 per share, as of October 31, 2004; and

         o 230,000 additional shares reserved for issuance under our 2004 Option Plan, as of October 31, 2004.

                                  RISK FACTORS

         INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS AND ALL OTHER INFORMATION CONTAINED IN THIS PROSPECTUS BEFORE PURCHASING OUR COMMON STOCK. THE RISKS AND UNCERTAINTIES DESCRIBED BELOW ARE NOT THE ONLY ONES FACING US. ADDITIONAL RISKS AND UNCERTAINTIES THAT WE ARE UNAWARE OF, OR THAT WE CURRENTLY DEEM IMMATERIAL, ALSO MAY BECOME IMPORTANT FACTORS THAT AFFECT US. IF ANY OF THE FOLLOWING RISKS OCCUR, OUR BUSINESS, FINANCIAL CONDITION OR RESULTS OF OPERATIONS COULD BE MATERIALLY AND ADVERSELY AFFECTED. IN THAT CASE, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE, AND YOU MAY LOSE SOME OR ALL OF YOUR INVESTMENT.

                          RISKS RELATED TO OUR BUSINESS

SIGNIFICANT COMPETITION FROM ENTITIES WITH GREATER RESOURCES COULD RESULT IN OUR FAILURE.

         We operate in a highly competitive industry with national and international energy resources companies. Some of our competitors have longer operating histories and substantially greater financial and other resources than we do. Our competitors' use of their substantially greater resources could overwhelm our efforts to operate successfully and could cause our failure.

THERE IS NO ASSURANCE THAT OUR LIMITED REVENUES WILL BE SUFFICIENT TO OPERATE AS A GOING CONCERN, OR THAT WE WILL GENERATE GREATER REVENUES IN THE FUTURE.

         We were formed to create a regional coal producer in Tennessee. We had no revenues from inception until the third quarter 2003 when we began mining operations. We are not profitable and have a limited operating history. We must be regarded as a risky venture with all of the unforeseen costs, expenses, problems, risks and difficulties to which such ventures are subject.

         Our coal sales for the first six months of 2004 were approximately $5,466,000. There is no assurance that we can achieve greater sales or maintain profitable sales. We expect that many coal producers could produce and sell coal at cheaper prices per ton than our production cost rates, which could adversely affect our revenues and profits, if any. There is no assurance that we will ever operate profitably. There is no assurance that we will generate continued revenues or any profits, or that the market price of our common stock will be increased thereby.

OUR  INABILITY  TO  DIVERSIFY  OUR   OPERATIONS   MAY  SUBJECT  US  TO  ECONOMIC
FLUCTUATIONS WITHIN OUR INDUSTRY.

         Our limited financial resources reduce the likelihood that we will be able to diversify our operations. Our probable inability to diversify our activities into more that one business area will subject us to economic fluctuations within a particular business or industry and therefore increase the risks associated with our operations.

THE LOSS OF, OR CONFLICTS WITH, KEY MANAGEMENT PERSONNEL COULD ADVERSELY AFFECT OUR BUSINESS.

         We are heavily dependent upon the skills, talents, and abilities of our executive officers and board of directors, as well as our consultants, to implement our business plan. Given the intense competition for qualified management personnel in our industry, the loss of the services of any key management personnel may significantly and detrimentally affect our business and prospects. There is no assurance that we will be able to retain these personnel, and it may be time consuming and costly to recruit qualified replacement personnel.

         Certain conflicts of interest may exist between our officers, directors and us. Although management's time is devoted to our business, some of our officers and directors have other business interests to which they devote their attention, and they may be expected to continue to do so. As a result, conflicts of interest may arise that can be resolved only through the exercise of prudent judgment consistent with such officers' and directors' fiduciary duties to us. We may, from time to time, find that the inability of our directors and other officers to devote their complete attention to our business results in a delay in progress toward implementing our business plan, and detrimentally affects our business.

OUR DIRECTOR AND OFFICER INDEMNIFICATION POLICIES IN CONJUNCTION WITH THE PROVISIONS OF FLORIDA LAW COULD RESULT IN SUBSTANTIAL UN-RECOUPABLE EXPENDITURES AND REDUCED REMEDIES AGAINST DIRECTORS AND OFFICERS.

         Florida Revised Statutes provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person's promise to repay us such amounts, if it is ultimately determined that such person was not entitled to indemnification. This indemnification policy could result in substantial expenditures by us that we will be unable to recoup.

         Florida Revised Statutes exclude personal liability of our directors to us and our stockholders for monetary damages for breach of fiduciary duty except in certain specified circumstances. Accordingly, we will have a much more limited right of action against our directors than otherwise would be the case. This provision does not affect the liability of any director under federal or applicable state securities laws.

THERE IS NO ASSURANCE THAT WE WILL FIND PURCHASERS OF OUR PRODUCT AT PROFITABLE PRICES.

         If we are unable to achieve supply contracts, or are unable to find buyers willing to purchase our coal at profitable prices, our revenues and operating profits could suffer.

IF TRANSPORTATION FOR OUR COAL BECOMES UNAVAILABLE OR UNECONOMIC FOR OUR CUSTOMERS, OUR ABILITY TO SELL COAL COULD SUFFER.

         Transportation costs represent a significant portion of the total cost of delivered coal and, as a result, play a critical role in a customer's purchasing decision. Increases in transportation costs could make our coal less competitive as a source of energy or could make some of our operations less competitive than other sources of coal.

         Coal producers depend upon rail, barge, trucking, overland conveyor and other systems to deliver coal to its customers. While U.S. coal customers typically arrange and pay for transportation of coal from the mine to the point of use, disruption of these transportation services because of weather-related problems, strikes, lock-outs or other events could temporarily impair our ability to supply coal to our customers and thus could adversely affect our results of operations.

RISKS INHERENT TO MINING COULD INCREASE THE COST OF OPERATING OUR BUSINESS.

         Our mining operations are subject to conditions beyond our control that can delay coal deliveries or increase the cost of mining at particular mines for varying lengths of time. These conditions include weather and natural disasters, unexpected maintenance problems, key equipment failures, variations in coal seam thickness, variations in the amount of rock and soil overlying the coal deposit, variations in rock and other natural materials and variations in geologic conditions.

THE GOVERNMENT EXTENSIVELY REGULATES OUR MINING OPERATIONS, WHICH IMPOSES SIGNIFICANT COSTS ON US, AND FUTURE REGULATIONS COULD INCREASE THOSE COSTS OR LIMIT OUR ABILITY TO PRODUCE COAL.

         Federal, state and local authorities regulate the coal mining industry with respect to matters such as employee health and safety, permitting and licensing requirements, air quality standards, water pollution, plant and wildlife protection, reclamation and restoration of mining properties after mining is completed, the discharge of materials into the environment, surface subsidence from underground mining and the effects that mining has on groundwater quality and availability. In addition, significant legislation mandating specified benefits for retired coal miners affects our industry. Numerous governmental permits and approvals are required for mining operations. We are required to prepare and present to federal, state or local authorities data pertaining to the effect or impact that any proposed exploration for or production of coal may have upon the environment. The costs, liabilities and requirements associated with these regulations may be costly and time-consuming and may delay commencement or continuation of exploration or production operations. The possibility exists that new legislation and/or regulations and orders may be adopted that may materially adversely affect our mining operations, our cost structure and/or our customers' ability to use coal. New legislation or administrative regulations (or judicial interpretations of existing laws and regulations), including proposals related to the protection of the environment that would further regulate and tax the coal industry, may also require us or our customers to change operations significantly or incur increased costs. The majority of our coal supply agreements contain provisions that allow a purchaser to terminate its contract, if legislation is passed that either restricts the use or type of coal permissible at the purchaser's plant or results in specified increases in the cost of coal or its use. These factors and legislation, if enacted, could have a material adverse effect on our financial condition and results of operations.

         In  addition,  the  United  States  and  over  160  other  nations  are signatories to the 1992 Framework Convention on Climate Change, which is intended to limit emissions of greenhouse gases, such as carbon dioxide. In December 1997, in Kyoto, Japan, the signatories to the convention established a binding set of emission targets for developed nations. Although the specific emission targets vary from country to country, the United States would be required to reduce emissions to 93% of 1990 levels over a five-year budget period from 2008 through 2012. Although the United States has not ratified the emission targets and no comprehensive regulations focusing on U.S. greenhouse gas emissions are in place, these restrictions, whether through ratification of the emission targets or other efforts to stabilize or reduce greenhouse gas emissions, could adversely impact the price of and demand for coal. According to the Energy Information Administration's Emissions of Greenhouse Gases in the United States 2001, coal accounts for 32% of greenhouse gas emissions in the United States, and efforts to control greenhouse gas emissions could result in reduced use of coal if electricity generators switch to sources of fuel with lower carbon dioxide emissions. Further developments in connection with regulations or other limits on carbon dioxide emissions could have a material adverse effect on our financial condition or results of operations.

OUR FUTURE SUCCESS DEPENDS UPON OUR ABILITY TO CONTINUE ACQUIRING AND DEVELOPING COAL RESERVES THAT ARE ECONOMICALLY RECOVERABLE.

         Our recoverable reserves will decline as we produce coal. We have not yet applied for the permits required or developed the mines necessary to use all of the coal deposits under our mineral rights. Furthermore, we may not be able to mine all of our coal deposits as profitably as we do at our current operations. Our future success depends upon our conducting successful exploration and development activities and acquiring properties containing economically recoverable coal deposits. Our current strategy includes increasing our coal deposits base through acquisitions of other mineral rights, leases, or producing properties and continuing to use our existing properties. Additionally, the federal government limits the amount of federal land that may be leased by any company to 150,000 acres nationwide. As of

September 30, 2004, we leased no acres from the federal government. The limit could restrict our ability to lease significant federal lands.

         Our planned development and exploration projects and acquisition activities may not result in the acquisition of significant additional coal deposits and we may not have continuing success developing additional mines. Our mining operations are conducted on mineral rights owned and/or leased by us. Because title to most of our mineral rights are not thoroughly verified until a permit to mine the property is obtained, our right to mine some of our leased coal deposits may be materially adversely affected, if defects in title or boundaries exist. In addition, in order to develop our coal deposits, we must receive various governmental permits. We cannot predict whether we will continue to receive the permits necessary for us to operate profitably in the future.

IF THE COAL INDUSTRY EXPERIENCES OVERCAPACITY IN THE FUTURE, OUR PROFITABILITY COULD BE IMPAIRED.

         During the mid-1970s and early 1980s, a growing coal market and increased demand for coal attracted new investors to the coal industry, spurred the development of new mines and resulted in added production capacity throughout the industry, all of which led to increased competition and lower coal prices. Similarly, an increase in future coal prices could encourage the development of expanded capacity by new or existing coal producers. Any overcapacity could reduce coal prices in the future.

OUR  OPERATIONS  COULD BE  ADVERSELY  AFFECTED IF WE FAIL TO  MAINTAIN  REQUIRED
BONDS.

         Federal and state laws require bonds or cash deposits to secure our obligations to reclaim lands used for mining, to pay federal and state workers' compensation, to secure coal lease obligations and to satisfy other miscellaneous obligations. As of September 30, 2004, we had $257,500 in cash deposited with the Department of the Interior for post-mining reclamation pursuant to one mining permit, and we have $1.033 million of cash invested in a certificate of deposit, against which a letter of credit is written in favor of the U.S. Department of the Interior, Office of Surface Mining, or OSM, for the reclamation bonds related to our mine #9 and mine #1 operations, and mines and mining assets acquired from U.S. Coal, Inc. Reclamation bonds are typically renewable on a yearly basis, if they are not posted with cash. Our failure to maintain, or inability to acquire, bonds that are required by state and federal law would have a material adverse effect on us. That failure could result from a variety of factors including the following:

         o lack of availability, higher expense or unfavorable market terms of new bonds;

         o restrictions on the availability of collateral for current and future third-party bond issuers under the terms of our indenture or new credit facility; and

         o the exercise by third-party bond issuers of their right to refuse to renew the bonds.

TERRORIST ATTACKS AND THREATS, ESCALATION OF MILITARY ACTIVITY IN RESPONSE TO SUCH ATTACKS OR ACTS OF WAR MAY NEGATIVELY AFFECT OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

         Terrorist attacks and threats, escalation of military activity in response to such attacks or acts of war may negatively affect our business, financial condition and results of operations. Our business is affected by general economic conditions, fluctuations in consumer confidence and spending, and market liquidity, which can decline as a result of numerous factors outside of our control, such as terrorist attacks and acts of war. Future terrorist attacks against U.S. targets, rumors or threats of war, actual conflicts involving the United States or its allies, or military or trade disruptions affecting our customers may materially adversely affect our operations. As a result, there could be delays or losses in transportation and deliveries of coal to our customers, decreased sales of our coal and extension of time for payment of accounts receivable from our customers. Strategic targets such as energy-related assets may be at greater risk of future terrorist attacks than other targets in the United States. In addition, disruption or significant increases in energy prices could result in government-imposed price controls. It is possible that any, or a combination, of these occurrences could have a material adverse effect on our business, financial condition and results of operations.

OUR ABILITY TO COLLECT PAYMENTS FROM OUR CUSTOMERS COULD BE IMPAIRED DUE TO CREDIT ISSUES.

         Our ability to receive payment for coal sold and delivered depends on the continued creditworthiness of our customers. Our customer base may not be highly creditworthy. If deterioration of the creditworthiness of customers or trading counterparties occurs, our business could be adversely affected.

                         RISKS RELATED TO THIS OFFERING

A LIMITED PUBLIC MARKET EXISTS FOR OUR SECURITIES, WHICH MAY RESTRICT OUR SHAREHOLDERS' ABILITY TO TRADE IN OUR STOCK.

         There is a limited public market for our common stock on the Over-the-Counter Bulletin Board, and no assurance can be given that a market will continue or that a shareholder will ever be able to liquidate his investment without considerable delay, if at all. Our stock price may be highly volatile. Factors such as those discussed in this section may have a significant impact upon the market price of our securities. Due to the low price of our securities, many brokerage firms may not be willing to effect transactions in our securities. Even if a purchaser finds a broker willing to effect a transaction in our securities, the combination of brokerage commissions, state transfer taxes, if any, and any other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of such securities as collateral for any loans.

THE SALE OF OUR COMMON STOCK ON THE OVER-THE-COUNTER BULLETIN BOARD AND THE POTENTIAL DESIGNATION OF OUR COMMON STOCK AS A "PENNY STOCK" COULD IMPACT THE TRADING MARKET FOR OUR COMMON STOCK.

         Our securities, as traded on the Over-the-Counter Bulletin Board, will be subject to Securities and Exchange Commission rules that impose special sales practice requirements upon broker-dealers who sell such securities to persons other than established customers or accredited investors. For purposes of the rule, the phrase "accredited investors" means, in general terms, institutions with assets in excess of $5,000,000, or individuals having a net worth in excess of $1,000,000 or having an annual income that exceeds $200,000 (or that, when combined with a spouse's income, exceeds $300,000). For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Consequently, the rule may affect the ability of broker-dealers to sell our securities and also may affect the ability of purchasers to sell their securities in any market that might develop therefor.

         In addition, the Securities and Exchange Commission has adopted a number of rules to regulate "penny stock." Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, 15g-7, and 15g-9 under the Securities and Exchange Act of 1934, as amended. Because our securities may constitute "penny stock" within the meaning of the rules, the rules would apply to us and to our securities. The rules may further affect the ability of owners of our common stock to sell our securities in any market that might develop for them.

         Shareholders should be aware that, according to Securities and Exchange Commission, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) "boiler room" practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, resulting in investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

WE DO NOT FORESEE PAYING DIVIDENDS IN THE NEAR FUTURE.

         We have not paid dividends on our common stock and do not anticipate paying such dividends in the foreseeable future. We are restricted from making cash dividend payments on our common stock under the terms of our Series A convertible preferred stock.

OUR ISSUANCE OF FURTHER STOCK MAY RESULT IN THE LOSS OF CONTROL BY PRESENT MANAGEMENT AND SHAREHOLDERS.

         We may issue further shares as consideration for cash, assets or services out of our authorized but not issued common stock that could, upon issuance, represent a majority of our voting power and equity. The result of such an issuance would be that those new shareholders and management would control us, and unknown persons could replace our management at that time. Such an occurrence would result in a greatly reduced percentage of ownership of us by our current shareholders.

WE OPERATE IN AN INDUSTRY THAT IS SUBJECT TO SIGNIFICANT FLUCTUATIONS IN OPERATING RESULTS FROM QUARTER TO QUARTER, THAT MAY RESULT IN UNEXPECTED REDUCTIONS IN REVENUE AND STOCK PRICE VOLATILITY.

         Factors that may influence our quarterly operating results include:

         o        the worldwide demand for coal;

         o        the price of coal;

         o        the supply of coal and other competitive factors;

         o        the costs to mine and transport coal;

         o        the ability to obtain new mining permits;

         o        the costs of reclamation of previously mined properties; and

         o        industry competition.

         Due to these factors, it is possible that in some quarters our operating results may be below our shareholders' expectations and those of public market analysts. If this occurs, the price of our common stock would likely be adversely affected.

OUR STOCK PRICE MAY DECREASE, WHICH COULD ADVERSELY AFFECT OUR BUSINESS AND CAUSE OUR SHAREHOLDERS TO SUFFER SIGNIFICANT LOSSES.

         The following factors could cause the market price of our common stock to decrease, perhaps substantially:

         o the failure of our quarterly operating results to meet expectations of investors or securities analysts;

         o adverse developments in the financial markets, the coal and energy industries and the worldwide or regional economies;

         o        interest rates;

         o        changes in accounting principles;

         o        sales of common stock by existing security holders;

         o        announcements of key developments by our competitors; and

         o        the   reaction   of  markets   and   securities   analysts  to
                  announcements and developments involving our company.

IF WE NEED TO SELL OR ISSUE ADDITIONAL SHARES OF COMMON STOCK OR ASSUME ADDITIONAL DEBT TO FINANCE FUTURE GROWTH, OUR SHAREHOLDERS' OWNERSHIP COULD BE DILUTED OR OUR EARNINGS COULD BE ADVERSELY IMPACTED.

         Our business strategy may include expansion through internal growth, by acquiring complementary businesses, or by establishing strategic relationships with targeted customers. In order to do so or to fund our other activities, we may issue additional equity securities that could dilute our shareholders' stock percentage ownership. We may also assume additional debt and incur impairment losses related to goodwill and other tangible assets if we acquire another company and this could negatively impact our results of operations.

OFFICERS AND  DIRECTORS OWN A  SIGNIFICANT  PORTION OF OUR COMMON  STOCK,  WHICH
COULD  LIMIT  OUR  SHAREHOLDERS'   ABILITY  TO  INFLUENCE  THE  OUTCOME  OF  KEY
TRANSACTIONS.

         As of October 31, 2004, our officers and directors and their affiliates owned approximately 44.7% of our outstanding voting shares. As a result, our officers and directors are able to exert considerable influence over the outcome of any matters submitted to a vote of the holders of our common stock, including the election of our Board of Directors. The voting power of these shareholders could also discourage others from seeking to acquire control of us through the purchase of our common stock, which might depress the price of our common stock.

                           FORWARD-LOOKING STATEMENTS

         This prospectus, including the sections entitled "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," contains "forward-looking statements" that include information relating to future events, future financial performance, strategies, expectations, competitive environment, regulation and availability of resources. These forward-looking statements include, without limitation, statements regarding: proposed new services; our expectations concerning litigation, regulatory developments or other matters; statements concerning projections, predictions, expectations, estimates or forecasts for our business, financial and operating results and future economic performance; statements of management's goals and objectives; and other similar expressions concerning matters that are not historical facts. Words such as "may," "will," "should," "could," "would," "predicts," "potential," "continue," "expects," "anticipates," "future," "intends," "plans," "believes" and "estimates," and similar expressions, as well as statements in future tense, identify forward-looking statements.

         Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which, that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management's good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to:

         o        the worldwide demand for coal;

         o        the price of coal;

         o        the supply of coal and other competitive factors;

         o        the costs to mine and transport coal;

         o        the ability to obtain new mining permits;

         o        the costs of reclamation of previously mined properties;

         o        the risks of expanding coal production;

         o        industry competition;

         o        our ability to continue to execute our growth strategies;

         o        general economic conditions;

         o and other factors discussed under the headings "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business."

         Forward-looking statements speak only as of the date they are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

                                 USE OF PROCEEDS

         We will not receive any proceeds from the sale of shares to be offered by the selling shareholders. The proceeds from the sale of each selling shareholder's common stock will belong to that selling shareholder.

                            MARKET FOR COMMON EQUITY
                         AND RELATED STOCKHOLDER MATTERS

COMMON STOCK

         Our common stock is quoted on the Over-The-Counter Bulletin Board under the symbol "NLCP." Prior to the second quarter of 2004, there was no established trading market for our common stock. The following table sets forth, for the periods indicated, the high and low bid information for the common stock, as determined from sporadic quotations on the Over-the-Counter Bulletin Board, as well as the total number of shares of common stock traded during the periods indicated. The following quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

                                                     HIGH       LOW      VOLUME
                                                     ----       ---      ------
YEAR ENDED DECEMBER 31, 2003
     First Quarter.............................   $   0.60   $   0.60       0
     Second Quarter............................       0.60       0.60       0
     Third Quarter.............................       0.60       0.45    144,800
     Fourth Quarter............................       0.51       0.22    100,000

YEAR ENDED DECEMBER 31, 2004
     First Quarter.............................   $   1.40   $   0.22    290,316
     Second Quarter............................       1.45       0.90    621,930
     Third Quarter.............................       3.15       1.25    479,775
     Fourth Quarter (through October 28, 2004).       2.36       2.05    197,400

         On September 30, 2004, the closing sales price of our common stock as reported on the Over-The-Counter Bulletin Board was $2.49 per share. As of September 30, 2004, there were 103 record holders of our common stock.

DIVIDENDS

         We have never paid dividends on our common stock. We intend to retain any future earnings for use in our business. We are restricted from making cash dividend payments on our common stock under the terms of our Series A convertible preferred stock.

     MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS
                                  OF OPERATIONS

         THE FOLLOWING DISCUSSION SHOULD BE READ TOGETHER WITH OUR CONSOLIDATED FINANCIAL STATEMENTS AND RELATED NOTES, AS WELL AS THE SECTION ENTITLED "RISK FACTORS," THAT APPEAR ELSEWHERE IN THIS PROSPECTUS.

OVERVIEW

         National Coal Corp. engages principally in the business of mining coal in Eastern Tennessee. We own the coal mineral rights to the New River Tract assemblage, which consists of approximately sixty-five thousand (65,000) acres, and lease another approximately five thousand (5,000) acres on contiguous properties, all of which lie in Anderson, Campbell and Scott Counties, approximately twenty-five miles northwest of Knoxville, Tennessee. The mineral rights to the New River Tract assemblage revert back to the surface owner on June 5, 2093. At September 30, 2004, we were extracting coal from a surface mine in Devonia, Tennessee (Patterson Mountain), and two deep mines, commonly referred to as "mine #9" and "mine #1", near Smoky Junction, Tennessee. We commenced mining coal from mine #9 in April 2004 and mine #1 in August 2004.

         We engage in coal production by locating, assembling, leasing, assessing, permitting and developing coal properties in Eastern Tennessee. After obtaining permits from the U.S. Department of the Interior, we mine properties for the extraction of coal minerals. We then sell the coal on a per ton basis at previously negotiated rates, primarily to state run utility companies. We obtain reclamation bonds for each of our producing properties. These bonds typically take the form of cash deposits with the U.S. Department of the Interior, Office of Surface Mining, or OSM. At September 30, 2004, $257,500 was on deposit with OSM for reclamation bonds related to our Patterson Mountain mining operations. In addition, we have approximately $1.033 million of cash invested in a certificate of deposit, against which an irrevocable bank letter of credit is written in favor of OSM for the reclamation bonds related to our mine #9 and mine #1 operations and other mining permits acquired from U.S. Coal, Inc.

         We typically sell our coal at a negotiated price pursuant to contracts. The price charged is typically for a specified tonnage amount. We also price sales on a one-day or one-shipment tonnage amount. The price per ton for these types of sales typically fluctuates in direct correlation to the price per ton of coal quoted on the New York Mercantile Exchange, referred to as the "spot price." We intend to reduce the price volatility for our coal by entering long-term supply contracts (contracts in excess of one year) for a majority of our coal production, which generally will provide us a fixed price for our coal over the term of the contract. We will continue to use the spot market to sell surplus coal produced above our long-term contract commitments.

         We also sell coal that we purchase from third party coal producers on a case by case basis. We only enter into these transactions when the price per ton paid to these third party producers is below the price per ton at which we are able to sell the coal, usually from short term contracts. Additionally, when capacity is available, we charge third party coal producers a negotiated price per ton for their use of our load-out facility located in Turley, TN. This load out facility allows easy, direct access to load previously mined coal onto rail cars for shipment to their customers. This load out facility was acquired in April 2004 from U.S. Coal, Inc. We do not expect the sale of coal purchased from third party producers or the rental to third parties of our load-out facility to represent a material portion of our business in 2004 or beyond.

         The coal industry has been highly competitive with very low margins in the past several years. Recently, the surge in prices for natural gas has made coal more competitive with that alternative energy source, which has enabled coal fired power plants, using the latest clean air compliant scrubber technology, to be price competitive with natural gas fired plants. We believe this has and will continue to cause increased demand for coal for the foreseeable future, resulting in higher prices and improved margins for our product. However, the price of coal is very volatile, and there can be no assurances that the price of coal will not drop below current levels. To reduce our exposure to fluctuations in the price of coal, we intend to sign long term contracts with respect to a majority of our coal production, to fix the price per ton we receive for our coal over a period of one or more years.

         We estimate our cost of commencing mining operations at a new mine is approximately $500,000 to $750,000, including the cost of reclamation bonds. We do not generate sufficient cash from operations to fund new mine development, and our expansion into new mines therefore depends on our ability to raise the required funds through debt or equity offering. If we are not able to raise additional financing or if such financing is not available on acceptable terms, we may be unable to expand our mining operations beyond current production levels.

         Our historical operations prior to April 30, 2003 discussed in this section reflect only the operations of National Coal Corporation, a Tennessee corporation. Prior to April 30, 2003, National Coal Corp., formerly known as Southern Group International, Inc., was a "blank check" company, which is a company that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies. On April 30, 2003, National Coal Corp. consummated a reorganization in which all of the outstanding shares of National Coal Corporation, a privately-held Tennessee corporation, were exchanged for 34,200,000 shares of National Coal Corp. National Coal Corporation was formed in January 2003, and from inception through June 30, 2003, National Coal Corporation was in the development stage with no operating revenue. During the third quarter of 2003, we commenced coal mining operations and, accordingly, are no longer in the development stage. As a result of the reorganization of the group and the commencement of operating activities, our results for the five months from inception (January 30, 2003) to June 30, 2003 are not comparable to those for the six months ended June 30, 2004.

RESULTS OF OPERATIONS

         The following table presents consolidated statement of operations data for each of the periods indicated as a percentage of revenues.

                                                ELEVEN      FIVE         SIX
                                                MONTHS     MONTHS       MONTHS
                                                ENDED       ENDED       ENDED
                                             DECEMBER 31,  JUNE 30,    JUNE 30,
                                                 2003        2003        2004
                                               -------    ---------    -------

Revenues ...................................       100 %        100 %      100 %
Operating expenses:
   Cost of sales and selling expenses ......     139.2        650.2       77.0
   General and administrative ..............     157.2      6,171.4       40.1
   Exploration costs .......................       6.7       --            2.5
   Depreciation, depletion and accretion ...      21.0        246.7        7.5
   Amortization ............................      30.8        945.7        0.8
                                               -------    ---------    -------
     Total operating expenses ..............     355.0        8,014      128.0
--------------------------------------------   -------    ---------    -------
Loss from operations .......................    (255.0)      (7,914)     (28.0)
Other income (expense):
   Gain on sale of marketable securities ...       6.2       --         --
   Other income (expense), net .............       0.1        437.6        0.1
   Financing fees ..........................    --           --           (5.1)
   Interest expense ........................     (31.3)      (702.8)      (7.2)
                                               -------    ---------    -------
 Net loss ..................................    (279.9)%   (8,179.2)%    (40.3)%
                                               =======    =========    =======

COMPARISON OF SIX MONTHS ENDED JUNE 30, 2004 AND FIVE MONTHS ENDED JUNE 30, 2003

         REVENUES

                                     FIVE MONTHS     SIX MONTHS
                                    ENDED JUNE 30,  ENDED JUNE 30,     PERCENT
                                        2003            2004           CHANGE
                                     ----------      ----------      ----------

Coal sales ....................      $     --        $5,465,981          --
Royalties receipts ............          17,275         103,403          499%
Other revenue .................            --            24,214          --
                                     ----------      ----------      ----------
   Total revenues .............      $   17,275      $5,593,598           *
----------
* Not meaningful

         We commenced mining coal in July 2003, and therefore had no coal sales during the five months ended June 30, 2003. We experienced a significant increase in coal sales for the three month period ended June 30, 2004 compared to the three month period ended March 31, 2004. This was mainly attributed to
(i) a higher price per ton received on average from our customers, and (ii) the shipment of coal to a new customer. These added sales were made possible in part to the added production we experienced as a result of our acquisition of assets from U.S. Coal. All of our royalty receipts for the five-month period ended June 30, 2003 were recorded during the quarter ended June 30, 2003. For the three months ended June 30, 2004, we had a total of five customers, two of which accounted for approximately 88% of our sales. These sales were made pursuant to a short term contract to deliver each customer 100,000 tons of coal during a one-year period. The royalty receipts for the six months ended June 30, 2004 were the result of the recognition of deferred revenue relating to our sale in August 2003 for $250,000 of royalty rights relating to coal mined on the Smoky Mountain portion of our New River Tract property. We will not recognize any more royalty revenue pursuant to this transaction.

         OPERATING EXPENSES

              COST OF SALES AND SELLING EXPENSES

                                       FIVE MONTHS       SIX MONTHS
                                      ENDED JUNE 30,    ENDED JUNE 30,   PERCENT
                                          2003              2004          CHANGE
                                      --------------    --------------   -------

Cost of sales and selling expenses..  $   112,322       $ 4,308,391         *
----------
* Not meaningful

         There were no cost of sales and selling expenses prior to the second quarter 2003. For the six-month period ended June 30, 2004, these expenses consisted primarily of salary, benefits and other compensation costs paid directly to miners of approximately $1,145,030, and direct costs paid to third party vendors whose goods and services were directly used in the process of producing coal inventory. For the six-month period ended June 30, 2004, third party vendor costs include coal purchases of $947,357, equipment leases and maintenance expenses of $439,891, blasting expenses of $186,074, fuel costs of $221,070, parts and supplies of $339,369, and hauling costs of $336,555. For the five months ended June 30, 2003, our total cost of sales and selling expenses consisted primarily of salary, benefits and other compensation costs paid directly to miners who were preparing a mine for production which commenced in July 2003.

              GENERAL AND ADMINISTRATIVE EXPENSES

                                       FIVE MONTHS       SIX MONTHS
                                      ENDED JUNE 30,    ENDED JUNE 30,   PERCENT
                                          2003              2004          CHANGE
                                      --------------    --------------   -------

General and administrative expenses..  $ 1,066,098      $ 2,245,391       110.6%

         General and administrative expenses primarily include salary, benefits and related expenses; executive, financial, and accounting consulting expenses; legal and outside audit professional fees; insurance expenses; and travel and travel related expenses. The increase in general and administrative expenses in the 2004 period is primarily attributable to an increase in salary, benefits and related expenses of $1,110,100, and an increase of $335,100 of insurance fees, partially offset by a decrease in consulting fees of $463,100. This occurred as we transitioned from our initial start-up phase in the five month period ended June 30, 2003, during which we used consultants, to on-going operations conducted by employees in 2004. Additionally, legal and other professional fees increased $149,800 from $39,800 for the five months ended June 30, 2003 to $189,600 for the six months ended June 30, 2004.

              EXPLORATION COSTS

                                       FIVE MONTHS       SIX MONTHS
                                      ENDED JUNE 30,    ENDED JUNE 30,   PERCENT
                                          2003              2004          CHANGE
                                      --------------    --------------   -------

Exploration costs....................   $   --          $   142,546         --

         For the six month period ended June 30, 2004, we incurred exploration and development costs of $142,546 for fees paid to professional geological and exploration experts. For the five months ended June 30, 2003, we did not have any exploration and development expenses.

              DEPRECIATION, DEPLETION AND ACCRETION EXPENSE

                                       FIVE MONTHS       SIX MONTHS
                                      ENDED JUNE 30,    ENDED JUNE 30,   PERCENT
                                          2003              2004          CHANGE
                                      --------------    --------------   -------

Depreciation, depletion and
    accretion expense................    $   42,624     $   419,898        885%

         The increase in depreciation, depletion and accretion expense is primarily attributable to the acquisition of fixed assets, as well as the recognition of estimated depletion expenses related to our coal mining activities.

              AMORTIZATION EXPENSE

                                       FIVE MONTHS       SIX MONTHS
                                      ENDED JUNE 30,    ENDED JUNE 30,   PERCENT
                                          2003              2004          CHANGE
                                      --------------    --------------   -------

Amortization expense.................     $ 163,360     $     45,607     (72.1)%

         The decrease in amortization expense is attributable to amortization expense related to financing fees paid in conjunction with our issuance of convertible notes in March 2003 having been fully amortized by the end of the first quarter 2004.

         OTHER INCOME (EXPENSE)

                                       FIVE MONTHS       SIX MONTHS
                                      ENDED JUNE 30,    ENDED JUNE 30,   PERCENT
                                          2003              2004          CHANGE
                                      --------------    --------------   -------

Other income (expense), net .........    $  75,602       $   4,934       (93.5)%
Financing fees ......................         --          (285,000)       --
Interest expense ....................     (121,415)       (405,378)        234%
                                      --------------    --------------
   Total other income (expense) .....      (45,813)      $(685,445)      1,396%

         The decrease in other income (expense), net, is due to the gain on sale of securities in the second quarter of 2003, which did not occur in the 2004 period. The incurrence of financing fees in the 2004 period is attributable to a debt financing in the second quarter of 2004. The increase in interest expense is attributable to one extra month of interest charge and an increase in indebtedness during the 2004 period.

PERIOD FROM JANUARY 30, 2003 (INCEPTION OF NATIONAL COAL CORPORATION) TO DECEMBER 31, 2003

         REVENUE

                                                                ELEVEN
                                                             MONTHS ENDED
                                                               DECEMBER
                                                               31, 2003
                                                             ----------

         Coal sales ...............................          $1,012,520
         Royalties receipts .......................             178,123
                                                             ----------
            Total revenues ........................          $1,190,643

         For the eleven-month period ended December 31, 2003, our revenues from coal sales resulted from the sale of a total of 35,125 tons of coal at an average price per ton of approximately $28.83. Our three largest customers accounted for over 93% of total coal sales. Our first, second and third largest customers accounted for 51.8%, 26.8%, and 14.6% of coal sales, respectively. We sold coal to our first and third larges customers at spot prices, and we sold coal to our second largest customer pursuant to multiple short-term sales contracts. We also received royalties from a third party lessee for coal mined by it on our property.

         COST OF SALES AND SELLING EXPENSES

                                                                ELEVEN
                                                             MONTHS ENDED
                                                               DECEMBER
                                                               31, 2003
                                                             ----------

        Cost of sales and selling expenses.........          $1,657,570

         Cost of sales and selling expenses consisted primarily of salary, benefits and other compensation costs paid directly to miners of $431,300, direct costs paid to third party vendors whose goods and services were directly used in the process of producing coal of $470,400, blasting expense of $158,800, fuel expense of $191,300, parts and supplies of $227,200, hauling costs of $65,700, and selling commissions of $5,100.

         EXPLORATION AND DEVELOPMENT EXPENSES

                                                                ELEVEN
                                                             MONTHS ENDED
                                                               DECEMBER
                                                               31, 2003
                                                             ----------

        Exploration and development expenses.......          $   80,367

         Exploration and development costs consisted of $78,200 of professional fees paid to geological and exploration experts, and $2,200 paid for sample analysis fees.

         GENERAL AND ADMINISTRATIVE EXPENSES

                                                                ELEVEN
                                                             MONTHS ENDED
                                                               DECEMBER
                                                               31, 2003
                                                             ----------

        General and administrative expenses........          $1,871,414

         General and administrative expenses consisted primarily of salary, benefits and related expenses of $753,100, including $46,100 of accrued salary expenses payable to the then-Chairman, executive, financial, and accounting consulting expenses of $706,500, legal and other professional fees of $99,600, insurance expenses of 59,600, and travel and travel related expenses of $48,300.

         DEPRECIATION, AMORTIZATION, INTEREST AND OTHER INCOME (EXPENSE)

                                                                ELEVEN
                                                             MONTHS ENDED
                                                               DECEMBER
                                                               31, 2003
                                                             ----------

         Depreciation, depletion and
            accretion expense .........................      $(250,527)
         Amortization expense .........................       (366,628)
         Gain on sale of marketable securities ........         73,825
         Other income .................................          1,612
         Interest expense .............................       (372,459)

         Other significant expenses consisted primarily of interest expenses related to the issuance of notes payable, amortization of financing fees paid in conjunction with the issuance of convertible notes in March 2003, and depreciation expense. These expenses were offset by $75,400 of other income primarily derived from a $73,825 gain recognized with the sale of marketable securities.

LIQUIDITY AND CAPITAL RESOURCES

         From inception, we have funded our operations primarily through the sale of equity and debt securities that have provided us with aggregate proceeds of approximately $14 million as of June 30, 2004. We anticipate that commencing in the fourth quarter of 2004, we will be able to fund our operations primarily through cash generated by our operating activities. We had cash and cash equivalents of approximately $555,700 at June 30, 2004. As of June 30, 2004, we had negative working capital of approximately $10,166,600 and a stockholders' deficiency of approximately $431,400. Subsequent to June 30, 2004, we raised approximately $19.0 million from the sale of equity and debt securities.

         We expect a significant use of cash during the second half of fiscal 2004 as we continue to expand our coal mining operations, particularly for the acquisition of fixed assets used directly in mining operations and for posting reclamation bonds with OSM. As a result, we estimate that these expenditures will use a significant portion of our cash resources. In addition, we may use cash resources to fund acquisitions of other mining properties. Although we are regularly involved in discussions regarding business combinations and/or acquisition of assets, we do not have any present commitments or understandings with respect to any material acquisitions other than our pending acquisition of assets from Appalachian Fuels, LLC. We anticipate that our current cash reserves plus cash we expect to generate from operations will be sufficient to fund our operational expenditures for the next twelve months not including the funds needed to acquire Appalachian Fuels, which will require additional equity and/or debt financing. If we acquire additional assets and/or mining operations, however, we will require additional equity or debt financing, the amount and timing of which will depend in large part on our spending program. If additional funds are raised through the issuance of equity securities, the current shareholders may experience dilution. Furthermore, there can be no assurance that additional financing will be available when needed or that if available, such financing will include terms favorable to our shareholders. If such financing is not available when required or is not available on acceptable terms, we may be unable to take advantage of business opportunities or respond to competitive pressures, any of which could have a material adverse effect on our business, financial condition and results of operations.

     CASH FLOWS

         We currently satisfy our working capital requirements primarily through cash flows generated from operations and sales of equity and debt securities. Cash flows from operating, financing and investing activities for the eleven months ended December 31, 2003, the five months ended June 30, 2003 and the six months ended June 30, 2004 are summarized in the following table:

                                                        FIVE             SIX
                                      ELEVEN MONTHS    MONTHS          MONTHS
                                          ENDED         ENDED           ENDED
                                      DECEMBER 31,    JUNE 30,        JUNE 30,
ACTIVITY                                  2003          2003            2004
-----------------------------------   -----------    -----------    -----------

Operating activities ..............   $(1,541,409)   $  (781,087)   $(1,902,222)
Investing activities: .............    (1,990,879)    (1,636,229)    (7,264,858)
Financing activities ..............     3,533,171      2,806,595      9,721,868
                                      -----------    -----------    -----------
   Net increase (decrease) in cash    $       883    $   389,279    $   554,788
                                      ===========    ===========    ===========

         OPERATING ACTIVITIES

         Cash used in operating activities during the six months ended June 30, 2004 was primarily the result of the net loss of $2,253,680 and increases in receivables of $1,022,935, inventory of $49,673, and deferred revenue of $51,087 as we increased coal production during the period, partially offset by an increase in accounts payable and accrued liabilities of $101,508, prepaid and other of $27,850 and non-cash expenses of $1,345,795. The non-cash expenses during the period included $451,688 of non-cash compensation expense related to the issuance of stock options with an exercise price below the closing price of our common stock on the date of grant, and $428,602 of non-cash expense for the issuance of common stock and warrants in consideration of interest payments and for accrued salary and services.

         Cash used in operating activities during the five months ended June 30, 2003 was primarily the result of our substantial operating costs exceeding limited revenues, offset primarily by an increase in accounts payable and accrued liabilities of $153,824, and non-cash expenses of $550,484, of which $163,360 was recognition of amortization expense, $191,000 was non-cash impairment of acquired assets, and $153,500 was non-cash expense for the issuance of common stock for services.

         Cash used in operating activities during the eleven months ended December 31, 2003 was primarily the result of our substantial operating costs exceeding limited revenues, offset primarily by an increase in accounts payable and accrued liabilities of $831,158, and non-cash expenses of $961,655, of which $366,628 was recognition of amortization expense, $243,480 was recognition of depreciation expense, $191,000 was non-cash compensation expense, and $153,500 was non-cash expense for the issuance of common stock for services.

     INVESTING ACTIVITIES

         Cash used in investing activities during the six months ended June 30, 2004 was due primarily to the use of $5,647,358 for the purchase of land, mining assets and other equipment and vehicles, primarily from the purchase from U.S. Coal, Inc., $980,000 deposited with a bank as collateral for reclamation bonds used for mine #9 and other mining assets acquired from U.S. Coal, Inc. in April 2004, $560,000 in deposits for mining equipment and potential land purchases, and $77,500 of prepaid royalty in advance of royalties to be paid on property we lease and expect to mine within a few years. For the five months ended June 30, 2003, cash used in investing activities resulted primarily from $1,307,917 for the acquisition of coal and mineral rights, and $328,312 for the acquisition of mining equipment. For the eleven months ended December 31, 2003, cash used in investing activities resulted primarily from $1,307,917 for the acquisition of coal and mineral rights, $448,462 for the acquisition of vehicles and equipment, and $257,500 for reclamation bonds.

         In October 2004, we acquired the mining rights and permits on 7,000 acres of land from Robert Clear Coal Corporation, a coal mining company located in the Elk Valley area of Eastern Tennessee. We replaced $3.9 million of the seller's reclamation and other bonds and acquired leases, permits and mining equipment for approximately $5.5 million, plus the assumption of some current liabilities. We funded these obligations from the proceeds of our August 2004 private placements of debt and equity securities.

         In October 2004, we entered into a non-binding letter of intent with Appalachian Fuels, LLC to purchase coal mining rights, leases and permits on 40,000 acres located on the Straight Creek and Pine Mountain mines in the South Eastern portion of Kentucky. If the transaction is consummated, we anticipate replacing $6.5 million of the seller's reclamation and other bonds and acquiring all leases, permits and mining equipment for approximately $12.5 million, plus the assumption of some current liabilities. The transaction would be our first acquisition outside the state of Tennessee, and would assist us in fulfilling our growth strategy by expanding into other South Eastern states.

     FINANCING ACTIVITIES

         Cash provided by financing activities during the six months ended June 30, 2004 was primarily the result of $7,500,000 raised from separate sales of debt securities and $2,750,000 raised from the sale of common stock, offset by $410,000 paid on related party debt and $458,803 paid on capital leases. Cash provided by financing activities during the five months ended June 30, 2003 was primarily the result of $3,194,902 raised from sales of debt securities. Cash provided by financing activities during the eleven months ended December 31, 2003 was primarily the result of $3,810,356 raised from sales of debt securities, including $560,000 from related parties, and $287,500 raised from sales of equity securities, partially offset by payments of $543,613 on notes payable and capital leases.

         In August 2004, we completed approximately $19.0 million in private placement financings through the issuance in separate transactions of $16.0 million of Series A convertible preferred stock and $3.0 million of convertible promissory notes. We issued a total of 1,068.67 shares of Series A convertible preferred stock, at $15,000 per share, in separate transactions for cash consideration of $11.3 million and consideration in the form of the cancellation of $4.725 million of existing senior secured debt. Each share of Series A convertible preferred stock has a conversion price of $1.50 and is convertible into 10,000 shares of common stock. The Series A purchasers were also issued 2,000 common stock purchase warrants for each share of Series A convertible preferred stock purchased. The warrants have a term of two years and an exercise price of $2.10 per share.

         In a separate transaction, we issued $3,000,000 of convertible promissory notes to two investors. Prior to maturity, the convertible promissory notes may be converted into Series A convertible preferred stock at a price of $15,000 per share, and warrants to purchase our common stock. We will issue 2,000 common stock purchase warrants for each share of Series A convertible preferred stock issued to a note holder upon conversion of the convertible promissory notes. The warrants will have a term of two years and an exercise price of $2.10 per share. The convertible promissory notes pay interest at a rate of 8% per annum and have a term of nine months.

OFF-BALANCE SHEET ARRANGEMENTS

         At June 30, 2004 and 2003 and December 31, 2003, we did not have any relationships with unconsolidated entities or financial partnerships, such as entities often referred to as structured finance or special purpose entities, which would have been established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes. As such, we are not exposed to any financing, liquidity, market or credit risk that could arise if we had engaged in such relationships.

CONTRACTUAL OBLIGATIONS

         The following summarizes our contractual obligations at June 30, 2004 and the effects such obligations are expected to have on liquidity and cash flow in future periods:

                                                                      PAYMENTS DUE BY PERIOD
                                     ------------------------------------------------------------------------------
                                                       LESS THAN 1           1-3            3-5           AFTER
                                         TOTAL             YEAR             YEARS          YEARS         5 YEARS
----------------------------------   --------------   ---------------   -------------   -----------   -------------
Notes payable                        $  10,615,217    $   10,615,217     $        --    $       --    $         --
Operating leases                            83,300            83,300              --            --              --
Property leases                              5,400             5,400              --            --              --
Employment obligations                   3,840,000         1,493,000       2,347,000            --              --
                                     --------------   ---------------   -------------   -----------   -------------
     Total contractual obligations   $  14,543,917    $   12,196,917     $ 2,347,000    $       --    $         --
                                     ==============   ===============   =============   ===========   =============

         Our notes payable at June 30, 2004 consisted of the following:

                                                                PRINCIPAL DUE AT
PROMISSORY NOTES                                                 JUNE 30, 2004
------------------------------------------------------------    ----------------

Convertible notes payable dated March 24, 2003,
12% interest, payable with accrued interest upon
the earlier of March 25, 2005 and the closing of
certain financing, merger or disposition activities.........    $      2,694,902

Note payable to a trust owned by an officer dated
February 20, 2003, 8% interest, payable with accrued
interest upon the earlier of February 20, 2008 and the
closing of certain financing, merger or disposition
activities..................................................             150,000

Note payable dated September 25, 2003, 12% interest,
payable with accrued interest upon the earlier of
September 25, 2004 and the closing of certain
financing, merger or disposition activities.................              75,000

Note payable dated September 30, 2003, 12% interest,
payable with accrued interest upon the earlier of
September 30, 2004 and the closing of certain
financing, merger or disposition activities.................             195,315

Notes payable to institutional and accredited
individual investors dated April 15, 2004 (with
respect to $6,250,000 of indebtedness), May 10, 2004
(with respect to $500,000 of indebtedness), and
May 20, 2004 (with respect to $750,000 of indebtedness).
The interest rate for the first three months is 12%,
15% for the second three months and is capped at 18%
thereafter, and is payable quarterly. These notes
mature on the first anniversary of their respective
issuance and are secured by all of our coal mining assets...           7,500,000
                                                                ----------------

     Total..................................................    $     10,615,217
                                                                ================


         Subsequent to June 30, 2004, we repaid $7,650,000 of the notes payable identified above, $2,694,902 of the notes payable identified above was converted into 5,389,804 shares of our common stock, and we incurred $3,000,000 of additional indebtedness under convertible promissory notes that accrue interest at a rate of 8% per annum and have a term of nine months.

CRITICAL ACCOUNTING POLICIES, JUDGMENTS AND ESTIMATES

         The discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates, including those related to computing depreciation, depletion, amortization, reclamation liability, asset impairment, valuation of non-cash transactions and recovery of receivables. Estimates are then based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. Our use of estimates, however, is limited, as we have adequate time to process and record actual results from operations.

         We believe our most critical accounting policies include revenue recognition, the corresponding accounts receivable and the methods of estimating depletion and accretion expense of actual mining operations in relation to estimated total mineable tonnage on our properties. We believe the following accounting policies affect our more significant judgments and estimates used in preparation of our consolidated financial statements.

         REVENUE RECOGNITION. Under SEC Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements," we recognize revenue when all of the following criteria are met: (1) persuasive evidence of an arrangement exists, (2) delivery has occurred or services have been rendered, (3) the seller's price to the buyer is fixed or determinable, and (4) collectibility is reasonably assured.

                  MINED COAL. In the case of coal we mine and sell, we negotiate a specific sales contract with each customer, which includes a fixed price per ton, a delivery schedule, and terms for payment. We recognize revenue from sales made pursuant to these contracts at the time of delivery.

                  COAL ROYALTIES. We recognize coal royalty revenues on the basis of tons of coal mined by our lessees. We had one source of royalty revenue pursuant to our agreement with Jenco Capital Corporation. We recognized the final remaining royalties pursuant to our agreement with Jenco in the second calendar quarter of 2004 and don't anticipate any future royalty transactions for the foreseeable future.

         ACCOUNTS RECEIVABLE. Accounts receivable balances are evaluated on a continual basis and allowances are provided for potentially uncollectible accounts based on management's estimate of the collectibility of customer accounts. If the financial condition of a customer were to deteriorate, resulting in an impairment of its ability to make payments, an additional allowance may be required. Allowance adjustments are charged to operations in the period in which the facts that give rise to the adjustments become known.

         ASSET RETIREMENT OBLIGATION. The Surface Mining Control and Reclamation Act of 1977 and similar state statutes require that mine properties be restored in accordance with specified standards and an approved reclamation plan. Significant reclamation activities include reclaiming refuse and slurry ponds, reclaiming the pit and support acreage at surface mines, and sealing portals at deep mines. Reclamation activities that are performed outside of the normal mining process are accounted for as asset retirement obligations in accordance with the provisions of Statement of Financial Accounting Standards, or SFAS, No. 143, "Accounting For Asset Retirement Obligations". We record our reclamation obligations on a mine-by-mine basis based upon current permit requirements and estimated reclamation obligations for such mines as determined by the Office of Surface Mining when we post a predetermined amount of reclamation bonds prior to commencing mining operations. The Office of Surface Mining's estimates of disturbed acreage are determined based on approved mining plans and related engineering data. Cost estimates are based upon estimates approved by OSM based on historical costs. In accordance with SFAS 143, we determine the fair value of our asset retirement obligations using a discounted cash flow methodology based on a discount rate related to the rates of US treasury bonds with maturities similar to the expected life of a mine, adjusted for our credit standing.

         On at least an annual basis, we review our entire reclamation liability and make necessary adjustments for permit changes granted by state authorities, additional costs resulting from accelerated mine closures, and revisions to cost estimates and productivity assumptions, to reflect current experience. At June 30, 2004, we recorded asset retirement obligation liabilities of $75,530. While the precise amount of these future costs cannot be determined with certainty, as of June 30, 2004, we estimate that the aggregate undiscounted cost of final mine closure is approximately $1,291,000.

         RESERVES. We do not disclose coal "reserves" in our financial statements. "Reserves," to be so classified, must (i) be based upon reasonably accurate scientific data and professional analysis, (ii) be recoverable (economically and physically), (iii) have a permitted and operating mine facility at the coal location, and (iv) be subject to current sales. We have not satisfied all of these requirements with respect to our coal mineral rights. To record coal reserves, in addition to the other requirements, we would have to engage a geologist to render a professional report indicating the recoverable tonnage on the portions of our property which are permitted and being actively mined.

RECENT ACCOUNTING PRONOUNCEMENTS

         In April 2003, the Financial Accounting Standards Board, or FASB, issued SFAS No. 149, "Amendment of Statement No. 133 on Derivative Instruments and Hedging Activities." SFAS No. 149 amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts. SFAS No. 149 clarifies under what circumstances a contract with an initial net investment meets the characteristic of a derivative, clarifies when a derivative contains a financing component, amends the definition of an underlying to conform it to language used in FASB Interpretation, or FIN, No. 45, and amends certain other existing pronouncements. SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003. All provisions of the Statement, except those related to forward purchases or sales of "when-issued" securities, should be applied prospectively. We do not currently have any instruments that meet the definition of a derivative, and therefore, the adoption of this Statement has had no effect on our consolidated financial position or results of operations.

         In June 2003, the FASB approved SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity". SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. This Statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of SFAS No. 150 did not have a material impact on our financial position or results of operations.

         In January 2003, the FASB issued FIN No. 46, "Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51." FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity, if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. In December 2003, the FASB issued FIN 46-R (revised December 2003), "Consolidation of Variable Interest Entities" to address certain FIN 46 implementation issues. The effective dates and impact of FIN 46 and FIN 46-R are as follows:

         o Special-purpose entities, or SPEs, created prior to February 1, 2003. We must apply either the provisions of FIN 46 or early adopt the provisions of FIN 46-R at the end of the first interim or annual reporting period ending after December 15, 2003.

         o Non-SPEs created prior to February 1, 2003. We are required to adopt FIN 46-R at the end of the first interim or annual reporting period ending after March 15, 2004.

         o All entities, regardless of whether an SPE, created subsequent to January 31, 2003. The provisions of FIN 46 were applicable for variable interests in entities obtained after January 31, 2003.

         The adoption of the provisions applicable to SPEs and all other variable interests obtained after January 31, 2003 did not have a material impact our consolidated financial position, consolidated results of operations, or liquidity. We believe that the adoption of FIN 46-R will not have a material impact on our financial position or results of operations.

                                    BUSINESS

OVERVIEW

         National Coal Corp. engages principally in the business of mining coal in Eastern Tennessee. We own the coal mineral rights to the New River Tract assemblage, which consists of approximately sixty-five thousand (65,000) acres, and lease another approximately five thousand (5,000) acres on contiguous properties, all of which lie in Anderson, Campbell and Scott Counties, approximately twenty-five miles northwest of Knoxville, Tennessee. The mineral rights to the New River Tract assemblage revert back to the surface owner on June 5, 2093. At September 30, 2004, we were extracting coal from a surface mine in Devonia, Tennessee (Patterson Mountain), and two deep mines, commonly referred to as "mine #9" and "mine #1', near Smoky Junction, Tennessee. We commenced mining coal from mine #9 in April 2004 and mine #1 in August 2004.

         We engage in coal production by locating, assembling, leasing, assessing, permitting and developing coal properties in Eastern Tennessee. After obtaining permits from the U.S. Department of the Interior, we mine properties for the extraction of coal minerals. We then sell the coal on a per ton basis at previously negotiated rates, primarily to state run utility companies. We obtain reclamation bonds for each of our producing properties. These bonds typically take the form of cash deposits with the U.S. Department of the Interior, Office of Surface Mining, or OSM. At September 30, 2004, $257,500 was on deposit with OSM for reclamation bonds related to our Patterson Mountain mining operations. In addition, we have approximately $1.033 million of cash invested in a certificate of deposit, against which an irrevocable bank letter of credit is written in favor of OSM for the reclamation bonds related to our mine #9 and mine #1 operations and other mining permits acquired from U.S. Coal, Inc.

         We typically sell our coal at a negotiated price pursuant to short-term contracts. The price charged is typically for a specified tonnage amount. We also price sales on a one-day or one-shipment tonnage amount. The price per ton for these types of sales typically fluctuates in direct correlation to the price per ton of coal quoted on the New York Mercantile Exchange, referred to as the "spot price." We intend to reduce the price volatility for our coal by entering long-term supply contracts (contracts in excess of one year) for a majority of our coal production, which generally will provide us a fixed price for our coal over the term of the contract. We will continue to use the spot market to sell surplus coal produced above our long-term contract commitments.

         We also sell coal that we purchase from third party coal producers on a case-by-case basis. We only enter into these transactions when the price per ton paid to these third party producers is below the price per ton at which we are able to sell the coal, usually from short term contracts. Additionally, when capacity is available, we charge third party coal producers a negotiated price per ton for their use of our load-out facility located in Turley, TN. This load out facility allows easy, direct access to load previously mined coal onto rail cars for shipment to their customers. This load out facility was acquired in April 2004 from U.S. Coal, Inc. We do not expect the sale of coal purchased from third party producers or the rental to third parties of our load-out facility to represent a material portion of our business in 2004 or beyond.

         The coal industry has been highly competitive with very low margins in the past several years. Recently, the surge in prices for natural gas has made coal more competitive with that alternative energy source, which has enabled coal fired power plants, using the latest clean air compliant scrubber technology, to be price competitive with natural gas fired plants. We believe this has and will continue to cause increased demand for coal for the foreseeable future, resulting in higher prices and improved margins for our product. However, the price of coal is very volatile, and there can be no assurances that the price of coal will not drop below current levels. To reduce our exposure to fluctuations in the price of coal, we intend to sign long term contracts with respect to a majority of our coal production, to fix the price per ton we receive for our coal over a period of one or more years.

         We estimate our cost of commencing mining operations at a new mine is approximately $500,000 to $750,000, including the cost of reclamation bonds. We do not generate sufficient cash from operations to fund new mine development, and our expansion into new mines therefore depends on our ability to raise the required funds through debt or equity offering. If we are not able to raise additional financing or if such financing is not available on acceptable terms, we may be unable to expand our mining operations beyond current production levels.

         Our historical operations prior to April 30, 2003 discussed in this section reflect only the operations of National Coal Corporation, a Tennessee corporation. Prior to April 30, 2003, National Coal Corp., formerly known as Southern Group International, Inc., was a "blank check" company, which is a company that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies. On April 30, 2003, National Coal Corp. consummated a reorganization in which all of the outstanding shares of National Coal Corporation, a privately-held Tennessee corporation, were exchanged for 34,200,000 shares of National Coal Corp. National Coal Corporation was formed in January 2003, and from inception through June 30, 2003, National Coal Corporation was in the development stage with no operating revenue. During the third quarter of 2003, we commenced coal mining operations and, accordingly, are no longer in the development stage. As a result of the reorganization of the group and the commencement of operating activities, our results for the five months from inception (January 30, 2003) to June 30, 2003 are not comparable to those for the six months ended June 30, 2004.

COAL INDUSTRY BACKGROUND

         Coal is one of the world's most abundant, efficient and affordable natural resources, and is used primarily as fuel for the generation of electricity. According to the Energy Information Administration, or EIA, a division of the Department of Energy, greater than 51% of all electricity consumed in the United States in 2003 was generated using coal.

         As the table below indicates, coal fueled more electricity production in the United States in recent years than all other fuels combined.

         ELECTRICITY FUEL SOURCES (BASED ON NET GENERATION):

                          1990        1995        2001        2002        2003
                        -------     -------     -------     -------     -------

Coal ...............       52.5%       51.0%       50.9%       50.2%       51.3%
Nuclear ............       19.0        20.1        20.6        20.2        19.8
Hydro ..............        9.6         9.3         5.8         6.8         7.1
Natural Gas ........       12.3        14.8        17.1        17.9        16.3
Other ..............        6.6         4.8         5.6         4.9         5.5
                        -------     -------     -------     -------     -------
    Total ..........      100.0%      100.0%      100.0%      100.0%      100.0%
                        =======     =======     =======     =======     =======
Source: Energy Information Administration Monthly Energy Review, June 2004.

         The United States is the second largest coal producer in the world, exceeded only by China. Other leading coal producers include Australia, India and South Africa. The United States has the largest coal reserves in the world, with an estimated 250 years of supply based on current usage rates. United States coal reserves are more plentiful than United States oil or natural gas reserves, with coal representing more than 85% of the nation's fossil fuel reserves.

         United States coal production has nearly doubled during the past 30 years. Based on statistics reported by EIA, in 2003, total United States coal production was estimated to be 1.07 billion tons. Approximately 67% of United States coal is produced by surface mining methods, while the remaining 33% is produced by underground mining methods.

         The United States coal industry operates under a highly developed regulatory regime that governs all mining and mine safety activities, including land reclamation, which requires mined lands to be restored in accordance with plans submitted by us and approved by OSM.

     COAL MARKETS

         The EIA estimates that approximately 1.07 billion tons of coal were consumed in the United States in 2003 and expects domestic consumption of coal by electric generators to grow at an annual rate of 1.4% per year from 2001 through 2025, predicated on natural gas price assumptions of $2.88 per million British Thermal Unit, or Btu, in 2005 and $3.30 in 2010. Demand from domestic electric generators accounts for more than 92% of domestic coal consumption. The Energy Information Administration projects annual coal use growth by electric generators of nearly 400 million tons by 2025.

     U.S. COAL CONSUMPTION BY SECTOR

         Coal-fueled generation is used in most cases to meet base-load requirements, so coal use generally grows at the pace of electricity growth. Gas-fired electric generation, which is used primarily for intermediate and peak-load demand, is anticipated to gain market share at the expense of nuclear generation, or where peak-load capacity is needed.

     SOURCES OF COAL DEMAND GROWTH

         In the aggregate, coal-fueled plants currently utilize approximately 70% of their capacity, although the optimal sustainable capacity utilization is estimated at 85% for a typical plant, and most plants can run at higher rates for short periods. An increase from 70% capacity utilization to 85% capacity utilization would translate into approximately 200 million tons of additional annual coal consumption.

         In addition to expected greater utilization of existing plants, a number of new coal-fueled generating plants have been announced in recent years to meet the United State's needs for inexpensive base-load generating capacity.

     REGIONAL COAL MARKETS

         Over the past several years, largely as a result of sulfur dioxide emissions limitations mandated by the Clean Air Act, demand has shifted toward lower sulfur coal. In 1995, Phase I of the Clean Air Act required high sulfur coal plants to reduce their emissions of sulfur dioxide to 2.5 pounds or less of sulfur dioxide per million Btu. As a result of a significant switch to very low sulfur, typically found in Powder River Basin coal, many Phase I-affected plants over complied with the sulfur dioxide requirements, creating a surplus of emission allowances that could be traded within a market for sulfur dioxide emissions credits. In 2000, Phase II of the Clean Air Act tightened restrictions on sulfur dioxide emissions from 2.5 pounds or less to 1.2 pounds or less of sulfur dioxide per million Btu. Surplus emission credits from Phase I allowed some generators to delay retrofitting old plants with scrubbers. Eventually, owners of these plants will have to retrofit or switch to Phase II compliance coal, including Powder River Basin or other low sulfur coal. The following table indicates that the ongoing shift to Powder River Basin coal is expected to continue. Our coal comes from the Central/Southern Appalachian region.

         U.S. COAL PRODUCTION BY SUPPLY REGION (IN MILLION TONS):

                                     HISTORICAL               PROJECTED
                                   -------------   -----------------------------
                                    2001    2003    2005    2010    2015    2020
                                   -----   -----   -----   -----   -----   -----

Powder River Basin .............     408     400     410     509     563     632
Central/Southern Appalachia ....     290     250     272     286     286     280
Northern Appalachia ............     143     125     131     124     120     128
Illinois Basin .................      95      88     103     102     104     107
Other Western US ...............     194     206     200     200     205     204
Other ..........................       9       2       9       9       8       8
                                   -----   -----   -----   -----   -----   -----
    Total ......................   1,139   1,071   1,125   1,230   1,286   1,359
                                   =====   =====   =====   =====   =====   =====
Source: Energy Information Administration, Annual Energy Outlook 2004

     COAL CHARACTERISTICS

         There are four types of coal: lignite, sub-bituminous, bituminous and anthracite. Each has characteristics that make it more or less suitable for different end uses. In general, coal of all geological composition is characterized by end use as either "steam coal" or "metallurgical coal," sometimes known as "met coal." Steam coal is used by electricity generators and by industrial facilities to produce steam, electricity or both. Metallurgical coal is refined into coking coal, which is used in the production of steel. Heat value and sulfur content, the two most important coal characteristics, determine the best end use of particular types of coal.

         HEAT VALUE

         The heat value of coal is commonly measured in Btu per pound of coal. Coal found in the eastern and mid-western regions of the United States tends to have a heat content ranging from 10,000 to 15,000 Btu per pound. Most coal found in the western United States ranges from 8,000 to 10,000 Btu per pound. The weight of moisture in coal, as sold, is included in references to Btu per pound of coal in this document, unless otherwise indicated.

         Lignite is a brownish-black coal with a heat content that generally ranges from 4,500 to 8,500 Btu per pound. Major lignite operations are located in Louisiana, Montana, North Dakota and Texas. Lignite is used almost exclusively in power plants located adjacent to or near these mines because any transportation costs, coupled with mining costs, would render its use uneconomical.

         Sub-bituminous coal is a black coal with a heat content that ranges from 8,000 to 12,000 Btu per pound. Most sub-bituminous reserves are located in Alaska, Colorado, Montana, New Mexico, Washington and Wyoming. Sub-bituminous coal is used almost exclusively by electric generators and some industrial consumers.

         Bituminous coal is a "soft" black coal with a heat content that ranges from 9,500 to 15,000 Btu per pound. This coal is located primarily in Appalachia, Arizona, the Midwest, Colorado and Utah, and is the type most commonly used for electric generation in the United States. Bituminous coal is also used for industrial steam purposes and is used in steel production.

         Anthracite is a "hard" coal with a heat content that can be as high as 15,000 Btu per pound. A limited amount of anthracite deposits is located primarily in the Appalachian region of Pennsylvania. Anthracite is used primarily for industrial and home heating purposes.

         SULFUR CONTENT

         Sulfur content can vary from seam to seam and sometimes within each seam. Coal combustion produces sulfur dioxide, the amount of which varies depending on the chemical composition and the concentration of sulfur in the coal. Low sulfur coal has a variety of definitions, and in this document "low sulfur" is referred to coal with sulfur content of 1.0% or less by weight. Compliance coal refers to coal with a sulfur content of less than 1.2 pounds per million Btu. The strict emissions standards of the Clean Air Act have increased demand for low sulfur coal. We expect continued high demand for low sulfur coal as electric generators meet the current Phase II requirements of the Clean Air Act (1.2 pounds or less of sulfur dioxide per million Btu).

         Sub-bituminous   coal   typically  has  a  lower  sulfur  content  than
bituminous coal, but some bituminous coal in Colorado, eastern Kentucky, Tennessee, southern West Virginia and Utah also has a low sulfur content.

         Plants equipped with sulfur-reduction technology, known as "scrubbers," which reduce sulfur dioxide emissions by 50% to 95%, can use higher sulfur coal. Plants without scrubbers can use medium and high sulfur coal by purchasing emission allowances on the open market or blending that coal with low sulfur coal. Each allowance permits the user to emit a ton of sulfur dioxide. Some older coal-fueled plants have been retrofitted with scrubbers. Any new coal-fueled generation built in the United States will likely use clean coal technologies to remove the majority of sulfur dioxide, nitrogen oxide and particulate matter emissions.

         OTHER

         Ash is the inorganic residue remaining after the combustion of coal. As with sulfur content, ash content varies from seam to seam. Ash content is an important characteristic of coal because electric generating plants must handle and dispose of ash following combustion.

         Moisture content of coal varies by the type of coal, the region where it is mined and the location of coal within a seam. In general, high moisture content decreases the heat value and increases the weight of the coal, thereby making it more expensive to transport. Moisture content in coal, as sold, can range from approximately 5% to 30% of the coal's weight.

         When some types of coal are super-heated in the absence of oxygen, they form a hard, dry, caking form of coal called coke. Steel production uses coke as a fuel and reducing agent to smelt iron ore in a blast furnace.

     COAL MINING TECHNIQUES

         Coal mining operations commonly use four distinct techniques to extract coal from the ground, and one relatively new technique. The most appropriate technique is determined by coal seam characteristics such as location and recoverable reserve base. Drill hole data are used initially to define the size, depth and quality of the coal reserve area before committing to a specific extraction technique. All coal-mining techniques rely heavily on technology; consequently, technological improvements have resulted in increased productivity. The four most common mining techniques are continuous mining, longwall mining, truck-and-shovel mining, and dragline mining, and the newer technique is highwall mining.

         It is generally easier to mine coal seams that are thick and located close to the surface than thin underground seams. Typically, coal-mining operations will begin at the part of the coal seam that is easiest and most economical to mine. In the coal industry, this characteristic is referred to as "low ratio."

As the seam is mined, it becomes more difficult and expensive to mine because the seam either becomes thinner or protrudes more deeply into the earth, requiring removal of more material over the seam, known as the "overburden." For example, many seams of coal in the Midwest are five to 10 feet thick and located hundreds of feet below the surface. In contrast, seams in the Powder River Basin of Wyoming may be 80 feet thick and located only 50 feet below the surface.

         Once the raw coal is mined, it is often crushed, sized and washed in preparation plants where the product consistency and heat content are improved. This process involves crushing the coal to the required size, removing impurities and, where necessary, blending it with other coal to match customer specifications.

         CONTINUOUS MINING. Continuous mining is an underground mining method in which main airways and transportation entries are developed and remote-controlled continuous miners extract coal from "rooms," leaving "pillars" to support the roof. Shuttle cars transport coal from the face to a conveyor belt for transport to the surface. This method is often used to mine smaller coal blocks or thin seams, and seam recovery is typically approximately 50%. Productivity for continuous mining averages 25 to 50 tons per miner shift.

         LONGWALL MINING. Longwall mining is an underground mining method that uses hydraulic jacks or shields, varying from five feet to 12 feet in height, to support the roof of the mine while a mobile-cutting sheerer advances through the coal. Chain belts then move the coal to a standard deep mine conveyer system for delivery to the surface. Continuous mining is used to develop access to long rectangular panels of coal, which are then mined with longwall equipment, allowing controlled subsidence behind the advancing machinery. Longwall mining is highly productive, but it is effective only for large blocks of medium to thick coal seams. High capital costs associated with longwall mining demand a large, contiguous reserve base. Seam recovery using longwall mining is typically 70%, and productivity averages 40 to 80 tons per miner shift.

         TRUCK-AND-SHOVEL MINING. Truck-and-shovel mining is an open-cast method that uses large electric-powered shovels to remove overburden, which is used to backfill pits after coal removal. Shovels load coal in haul trucks for transportation to the preparation plant or rail load-out. Seam recovery using the truck-and-shovel method is typically 90%. Productivity depends on equipment, geological composition and the ratio of overburden to coal. Productivity varies between 250 to 400 tons per miner shift in the Powder River Basin to 30 to 80 tons per miner shift in Eastern regions of the United States.

         DRAGLINE MINING. Dragline mining is an open-cast method that uses large capacity electric-powered draglines to remove overburden to expose the coal seams. Shovels load coal in haul trucks for transportation to the preparation plant and then to the rail load-out. Truck capacity can range from 80 to 400 tons per load. Seam recovery using the dragline method is typically 90% or more, and productivity levels are similar to those for truck-and-shovel mining.

         HIGHWALL MINING. Highwall mining is a method of coal mining in which a continuous mining machine is driven by remote control into the seam exposed by previous open cut operations, or "highwall", which was the result of surface mining operations. A continuous haulage system carries the coal from the miner to an open-air installation for stockpiling and transport. This process forms a series of parallel, unsupported drives. It is vital that the coal pillars remaining between adjacent drives are capable of supporting the overburden structure.

         We use continuous mining and truck-and-shovel mining techniques and, subject to our ability to acquire adequate financing, we anticipate implementing highwall mining within the next twelve months.

     TECHNOLOGY

         Coal mining technology is continually evolving and improving, among other things, underground mining systems and larger earth-moving equipment for surface mines, as well as highwall mining equipment. For example, longwall mining technology has increased the average recovery of coal from large blocks of underground coal from 50% to 70%. At larger surface mines, haul trucks have capacities of 240 to 400 tons, which is nearly double the maximum capacity of the largest haul trucks used a decade ago. This increase in capacity, along with larger shovels and draglines, has increased overall mine productivity.

     COAL REGIONS

         Coal is mined from coalfields throughout the United States, with the major production centers located in the Powder River Basin, Central/Southern Appalachia, Northern Appalachia, the Illinois Basin and in other western coalfields. We operate in the Central/Southern Appalachia region.

         POWDER RIVER BASIN. The Powder River Basin contains some of the largest coal reserves in the world. The Powder River Basin covers more than 12,000 square miles in northeastern Wyoming and 7,000 square miles in southeastern Montana. Demonstrated coal reserves total approximately 188 billion tons. Within the Powder River Basin, there are various qualities of sub-bituminous coal, with current production of sub-bituminous coal ranging from 8,300 Btu per pound to 9,200 Btu per pound and from 0.8% sulfur to 0.2% sulfur. The mines located just north and south of Gillette, Wyoming are categorized as Southern Powder River Basin mines. The coal in the Southern Powder River Basin is ranked as sub-bituminous with extremely low sulfur content.

         Production in the Powder River Basin has increased from approximately seven million tons in 1970 to approximately 400 million tons in 2003, and coal production in the Powder River Basin now accounts for approximately 37% of United States coal production. The Powder River Basin has grown into the largest coal supply region in the United States. From 1990 to 2000, the region's compounded annual production growth rate was 7% compared to an overall compounded annual production growth rate of 0.5% for the total U.S. coal industry. The Powder River Basin markets more than 95% of its coal to U.S. electricity generators, principally in this region between the Rocky Mountains and the Appalachian Mountains.

         CENTRAL / SOUTHERN APPALACHIA. Central/Southern Appalachia contains coalfields in eastern Kentucky, Tennessee, Alabama, southwestern Virginia and central and southern West Virginia. Production in Central/Southern Appalachia has decreased from approximately 305 million tons in 1996 to approximately 250 million tons in 2003. Production declined in all major sections of Central/Southern Appalachia except for southern West Virginia, which has grown due to the expansion of more economically attractive surface mines. The region has experienced significant consolidation in the past several years due to modest demand growth and strong competition from western coal. Central/Southern Appalachian operators market approximately 67% of their coal to electric generators, principally in the southeastern United States. Central/Southern Appalachia also sells extensively to the export market and industrial customers. The coal of Central/Southern Appalachia has an average heat content of 12,500 Btu per pound and generally has low sulfur content.

         NORTHERN APPALACHIA. High and medium sulfur coal is found in the Northern Appalachian coalfields of western Pennsylvania, southeastern Ohio and northern West Virginia. Demand for coal from this region has in recent years been and is expected to remain relatively stable. Production in the region was approximately 125 million tons in 2003. Much of the production in this region is concentrated in a few highly productive longwall mining operations in southeastern Pennsylvania and northern West Virginia. Despite its sulfur content of 1.5% to 2.0%, which is considered medium sulfur coal, coal from


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


the Pittsburgh seam produced from these mines is considered attractive to electricity generators because of its high heat content of approximately 13,000 Btu per pound.

         ILLINOIS BASIN. The Illinois Basin consists of approximately 48,000 square miles throughout Illinois, southern Indiana and western Kentucky. There has been significant consolidation among coal producers in the Illinois Basin over the past several years. Production in the Illinois Basin peaked at 141 million tons in 1990. Since 1990 and until recently, production had decreased to approximately 88 million tons in 2003 due to displacement by lower sulfur, lower-cost coal. However, recently, production in the Illinois Basin has stabilized. Illinois Basin coal is sold primarily to local customers.
Demonstrated reserves total an estimated 135 billion tons of bituminous coal. Approximately 16 coal seams have been identified in this region. Current production quality ranges from 9,000 to 12,700 Btu per pound and 0.8% to 4.5% sulfur, with production averaging approximately 11,400 Btu per pound and 2.5% sulfur.

         WESTERN BITUMINOUS COAL REGIONS. The western bituminous coal regions include the Uinta Basin of northwestern Colorado and Utah, the Four Corners Region in New Mexico and Arizona and the Raton Basin in southern Colorado. These regions produce high-quality, low sulfur steam coal for selected markets in these regions, for export through west coast ports and for shipment to some mid-western customers.

         LIGNITE PRODUCTION REGIONS. Lignite is mined in Louisiana, Montana, North Dakota and Texas. COAL PRICES

         Coal prices vary dramatically by region and are determined by a number of factors. The two principal components of the delivered price of coal are the price of coal at the mine, which is influenced by mine operating costs and coal quality, and the cost of transporting coal from the mine to the point of use. Electric generators purchase coal on the basis of its delivered cost per million Btu.

         PRICE AT THE MINE. The price of coal at the mine is influenced by geological characteristics such as seam thickness, overburden ratios and depth of underground reserves. Eastern United States coal is more expensive to mine than western coal, because of thinner coal seams and thicker overburden. Underground mining, prevalent in the eastern United States, has higher labor costs than surface mining, including costs for labor benefits and healthcare, and high capital costs, including modern mining equipment and construction of extensive ventilation systems.

         In addition to the cost of mine operations, the price of coal at the mine is also a function of quality characteristics such as heat value and sulfur, ash and moisture content. Metallurgical coal has higher carbon and lower ash content and is usually priced $4 to $10 per ton higher than steam coal produced in the same regions. Higher prices are paid for special coking coal with low volatility characteristics.

         TRANSPORTATION COSTS. Coal used for domestic consumption is generally sold freight on board (FOB) at the mine, as described above, and the purchaser normally bears the transportation costs. Export coal, however, is usually sold at the loading port, and coal producers are responsible for shipment to the export coal-loading facility and the buyer pays the ocean freight.

         Most electric generators arrange long-term shipping contracts with rail or barge companies to assure stable delivered costs. Transportation can be a large component of the buyer's cost. Although the customer pays the freight, transportation cost is still important to coal mining companies because the customer may choose a supplier largely based on the cost of transportation. According to the National Mining Association, railroads account for nearly two-thirds of total United States coal shipments. Trucks and overland conveyors haul coal over shorter distances, while lake carriers and ocean vessels move coal


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


to export markets. Some domestic coal is shipped over the Great Lakes. Most coal mines are served by a single rail company, but much of the Powder River Basin is served by two competing rail carriers.

     DEREGULATION OF THE ELECTRICITY GENERATION INDUSTRY

         Congress enacted the Energy Policy Act of 1992 to stimulate competition in electricity markets by giving wholesale suppliers access to the transmission lines of United States electricity generators. In April 1996, the Federal Energy Regulatory Commission (FERC) issued the first of a series of orders establishing rules providing for open access to electricity transmission systems. The federal government is currently exploring a number of options concerning utility deregulation. Some individual states are also proceeding with their own deregulation initiatives.

         The pace of deregulation differs significantly from state to state. As of September 2003, 17 states and the District of Columbia had either enacted legislation leading to the deregulation of the electricity market or issued a regulatory order to implement retail access that would allow customers to choose their own supplier of generation. Five states have delayed restructuring and 27 are not actively pursuing deregulation. In California, where supply and demand imbalances created electricity supply shortages, the California Public Utilities Commission suspended deregulation.

         A possible consequence of deregulation is downward pressure on fuel prices. However, because of coal's cost advantage and because some coal-fueled generating facilities are underutilized in the current regulated electricity market, we believe that additional coal demand would arise as electricity markets are deregulated if the most efficient coal-fueled power plants are operated at greater capacity.

OUR OPERATIONS

         We currently are mining coal on a portion of our New River Tract assemblage, and on property adjacent to the New River Tract that we lease from the Tennessee Valley Authority, or TVA, which we acquired from U.S. Coal, Inc. in April 2004. In late October 2004, we acquired from Robert Clear Coal Corporation, mining rights and permits on 7,000 acres of land located in the Elk Valley area of Eastern Tennessee. We expect to commence mining operations on this new property in the fourth quarter of 2004.

         We have one long-term supply contract at this time, and also are selling coal on the spot market and through short-term contracts. We are seeking to enter into additional long-term contracts, but there is no guarantee that such contracts will be secured.

         We will need substantial additional capital to support our budget. We have a limited operating history and only began coal mining activities in August 2003 when we commenced production from our mine # 2 surface mine.

     AREAS OF INTEREST

         The New River Tract assemblage of coal mineral rights consists of approximately sixty-five thousand (65,000) acres that lie in Anderson, Campbell and Scott Counties, Tennessee. We lease another approximately five thousand (5,000) acres on contiguous properties adjacent to the New River Tract assemblage, which also lie in Anderson, Campbell and Scott Counties. The mineral rights to the New River Tract assemblage revert back to the surface owner on June 5, 2093.

         There are six coal seams that are known to contain mineable coal, that exceed twenty-eight inches in thickness under these mineral rights. The coal seams that are twenty-eight inches in thickness or larger are virgin or have been partially mined over the last hundred plus years on the New River Tract. Several


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


additional coal seams, which outcrop near the top of the mountains, have been partially surfaced mined, but because of the limited amount of information available, no determination of mineability can be made for these seams. The Sewanee and Bon Air coal seams are present under the mineral rights, but lie more than a thousand feet below drainage, and our current operating plan is not to mine below water drainage.

         At the present time there are four separate areas located on the 65,000 acre New River Tract assemblage and the 5,000 leased acres that are producing coal. We are operating a surface mine on Patterson Mountain and an underground mine on Fork Mountain situated near Devonia, Tennessee, and two underground mines - one on Burge Mountain and one on Adkins Mountain - situated in Smoky Junction, Tennessee. Currently we are attempting to secure five additional permits to open additional mines on our properties.

     LOCATIONS

         Our New River Tract mineral rights assemblage is located approximately twenty-five miles northwest of Knoxville, Tennessee. Portions of the mineral rights extend into Anderson, Campbell and Scott Counties, Tennessee. The property we lease from the TVA is adjacent to the New River Tract and covers areas on both Cross Mountain and Adkins Mountain. This leased property also extends into Anderson, Campbell and Scott Counties, Tennessee.

     TRANSPORTATION

         Transportation facilities in the area of these mineral rights include roads and rail. The road network includes Tennessee State Highway 116, which crosses the mineral rights, and several gravel and hard surface roads that provide adequate access for any mining operations. Interstate Highways 75 and 40 are within a few miles of the property. All of the rail facilities are served by the Norfolk Southern Railroad.

         In addition, there are two TVA coal-fired steam plants within thirty miles of the area. The TVA-Kingston steam plant and the TVA-Bull Run plant are located on good, hard surface roads that are adequate for delivery of coal by truck.

     DRILLING INFORMATION

         Several mining companies have performed core drilling in the area. Over seven hundred core holes are either located on the mineral rights property or are close enough to the mineral rights property to provide reference information.

     GEOLOGY

         Known coal bearing strata on the property include coal beds from the Crab Orchard and Crooked Fork groups, and the Slatestone, Indian Bluff, Graves Gap, Red Oak Mountain, Vowell Mountain and Cross Mountain formations. Only coal seams from the Blue Gem coal, located near the top of the Slatestone formation upwards, occur on the New River Tract. Core drilling has indicated the existence of coal as low as the Wilder coals at the top of the Gizzard Group.

         The strata that exists above the water drainage level consist mainly of relatively thick shale and siltstone sequences with sandstone layers. Coal seams occur in the shale sequences. There are six coal seams that we are targeting, and all of these seams are above the water drainage level. There are other coal seams that contain coal, but insufficient information is available to estimate mineability. The northern portion of the New River Tract property has not been explored by core drilling because the terrain generally is more difficult to access and the costs to explore this area are greater than we are willing to expend at this time.

     RAILROAD LOADING AND WASHPLANT FACILITIES

         We currently have two active railroad loading facilities; one in Turley, Tennessee and one in Smoky Junction, Tennessee. The Turley facility is used as our main rail load-out location. We also have railroad facilities located at Devonia, Tennessee, where Tennessee Mining, Inc. (a division of Addington Enterprises, Inc.) was active until the spring of 1998. The Devonia location is currently idle and requires capital improvements to become operational. A coal processing facility (often referred to as a washplant or prep plant) is located at all three of the above railroad facilities. The washplant in Smoky Junction is fully functional, and the washplants in both Devonia and Turley are in need of significant capital improvements to become operational. We intend, subject to availability of funds, to improve the rail and washplant facilities where necessary to serve our production needs.

COAL SEAM DESCRIPTIONS

         We do not disclose coal "reserves" in our financial statements. "Reserves," to be so classified, must (i) be based upon reasonably accurate scientific data and professional analysis, (ii) be recoverable (economically and physically), (iii) have a permitted and operating mine facility at the coal location, and (iv) be subject to current sales. We have not satisfied all of these requirements with respect to our coal mineral rights. To record coal reserves, in addition to the other requirements, we would have to engage a geologist to render a professional report indicating the recoverable tonnage on the portions of our property which are being actively mined.

         The following table shows information about known coal seams on our New River Tract assemblage:

         ACREAGE AND COAL SEAMS IN NEW RIVER TRACT ASSEMBLAGE:

               SEAM                          LOCATION            MEASURED
                                                                  ACRES
----------------------------------    ---------------------    -------------

Jellico...........................       Coon Pool Branch          496
Jellico...........................          Cage Creek            1,230
Windrock..........................       Buffalo Mountain         1,632
Big Mary..........................          High Point             567
Big Mary..........................     High Point Mountain         395
Big Mary..........................       Ash Log Mountain          593
Big Mary..........................       Red Oak Mountain          421
Walnut Mt.........................          High Point             193
Walnut Mt.........................       Buffalo Mountain          624
Pewee.............................        Fork Mountain            286
Pewee.............................      Stallion Mountain          486
Pewee Rider.......................          High Point             139
Pewee Rider.......................        Burge Mountain           380
Pewee Rider.......................          Hannah Top              94

     JELLICO SEAM

         The Jellico (State) seam is located near the base of the Jellico Formation in the Pennsylvanian Series. The elevation of the coal, in the Coon Pool Branch area, is approximately 1550 feet. The rock strata dips to the northwest at 0.5 to 1.0 percent.

         Topographic relief is relatively high (1800 to 1900 feet), with base drainage levels of 1400 to 1500 feet elevation and mountain tops as high as 3350' in elevation. The area is drained by Coon Pool Branch, which flows east into the New River.

         Eleven core holes were drilled in the area, with ten of the holes showing coal of mineable thickness. The area consists of 514 acres of mineable coal, of which 496 acres are considered measured, and has 2,377,500 tons (in place) with an additional 81,000 tons in the indicated category.

         West Coal Company, which mined the area in the early 1980's and prior to Tennessee Mining, Inc., drilled the eleven drill holes, but no coal quality analyses are available. Tennessee Mining, Inc. operated mines in the area from 1995 to early 1998, but did no core drilling in the area. The Jellico seam coal has been mined extensively on the Company's property, including the Stallion Branch mine immediately to the west of the area. The sulfur content of past samples of coal from the Jellico seam ranged from 1.5 to 2.5%.

         It is unknown to what extent any of this coal is a mineable. Core drilling was done in this area by West Coal Company, which mined the Jellico seam on Cages Creek and on Smoky Creek, an area that lies west of the area mined by the Company.

     WINDROCK SEAM

         The Windrock coal seam is the uppermost unit of the Graves Gap group, and it lies approximately four hundred feet above the Jellico coal seam. Several mines have operated this seam in Anderson and Campbell Counties, Tennessee, but none on the New River Tract. The area contains 1,632 acres with the potential for 7,834,704 tons based on information from more than eighty core holes that were drilled by West Coal Company and Tennessee Mining, Inc.; however, no mining was done by either company, although a permit has been approved for underground mining on Buffalo Mountain. It is unknown to what extent any of this is mineable coal.

     BIG MARY SEAM

         The Big Mary (Dean) seam lies approximately fifty feet above the Windrock coal seam. Four areas are considered to contain mineable coal. This coal is in the lower portion of the Red Oak Mountain Group. Three underground mines that operated on the property show the following sulfur content.

         o        Moore mine at Devonia - sample taken in 1953 - 4.1% sulfur

         o        Trimore mine at Devonia - sample taken in 1953 - 3.2% sulfur

         o Alrosha mine on Bootjack Mt. - sample taken in 1976 - 2.5% sulfur

         The area on High Point consists of 567 acres with 2,721,600 tons of potential coal and another 42 acres with 201,600 tons of potential coal. The core drilling in the area was done by West Coal Company in the 1980's. Tennessee Mining, Inc. did not drill core holes that penetrated this seam in the area.

         High Point Mountain consists of 395 acres with 2,133,000 tons of potential coal and another 120 acres with 648,000 tons of potential coal. Only one core hole has been drilled on this seam on High Point Mountain. The hole was drilled by West Coal Company in the 1980's. The potentials were based on measurements along the coal seam outcrop line where the coal was exposed. Tennessee Mining, Inc. did not drill this area.

         Ash Log Mountain consists of 593 acres with 3,024,300 potential tons and another 83 acres with 423,300 potential tons of coal. Two core holes have been drilled on the area, however a large potion of the outcrop line has been surface mined, which indicates the coal is of mineable thickness. The outcrop line measurements show thicker coal than the drill holes indicate. No quality analyses are available for this area. Tennessee Mining, Inc. did not drill this area.

         Red Oak Mountain consists of 421 acres with 2,399,700 tons of potential coal and another 34 acres with 193,800 tons of potential coal. The core holes in this area were drilled by Koppers, Inc. and Anchor Oil Co. Tennessee Mining, Inc. drilled two holes in 1997 that are south of the area.

     WALNUT MOUNTAIN SEAM

         The Walnut Mountain seam lies approximately three hundred fifty feet above the Big Mary seam and forty feet below the Pewee seam. The coal is usually less than 1% sulfur and has a high Btu content (generally 12,500 Btu's or greater). The area on High Point consists of 193 acres with 864,500 tons of potential coal in the measured category. Several core holes have been drilled in the area. Tennessee Mining, Inc. drilled twenty-one holes, with West Coal Company and Conrich Coal drilling the remaining holes. The underground mine was mined by Scott Coal Corporation (owned by West Coal Co.), and closed in the mid 1980's.

         The area on Buffalo Mountain consists of 624 acres with 3,369,600 tons of potential coal on the Walnut Mountain seam. More than thirty core holes have been drilled in the area. The coal seams have partings (shale zones) in some of the area and the coal will have to be processed (i.e. processed at a wash and prep plant) before it can be marketed. This area is above the Windrock area on Buffalo Mountain.

     PEWEE SEAM

         The area of the Pewee seam on Fork Mountain consists of approximately 1,372,000 tons of potential coal on 286 acres that remains unmined. This is the location of our underground operations on Fork Mountain, which we refer to as mine #1.

         The coal seam averages thirty inches in thickness and is a "low sulfur product", with less than 1% sulfur content. The coal from the Pewee seam usually can be sold without washing if mining conditions are favorable.

         There is an area on Stallion Mountain where the Pewee seam averages 33" in thickness and has an area consists of 486 acres with 2,405,700 tons of potential coal in the measured category. The top of Stallion Mountain possibly may allow mountain top surface mining.

     PEWEE RIDER SEAM

         The area on the High Point property consists of 139 acres with 771,500 tons of potential coal and another 8 acres and 44,400 tons of potential coal. The Pewee Rider seam lies approximately forty feet above the Pewee coal seam and eighty-five feet above the Walnut Mountain seam; however, in some areas the interval can be much less. Twenty-one core holes were drilled by Tennessee Mining, Inc. in 1995 on this seam.

         The area on the Hannah property consists of 94 acres with 465,300 tons of potential coal. This area is adjacent to the Reatta Mining #3 mine, and should be underground mined. A surface mine is permitted and active to the north and adjacent to the area.

OUR STRATEGY

         Our strategy primarily is to grow our business by expanding our coal producing capabilities by acquiring additional active mines and obtaining permits to open new mines on our existing properties. We intend to submit approximately six new permit applications each year to open new mines on our properties, which we intend to fund from operations, and acquire additional mines and related properties on a case by case basis, which we intend to fund from the sale of debt and/or equity securities. Additionally, we intend to obtain greater price certainty for our coal by entering into long-term sales contracts, which we define as contracts with an initial term of two years, for approximately 75% of our coal production.

CUSTOMERS

         During 2003, we generated all of our revenue from five customers, two of which were electric utilities and the remaining three of which were coal resellers. During the first six months of 2004, we generated all of our revenue from eight customers, four of which were electric utilities, two of which were industrial companies, and two of which were coal resellers. All of our sales in 2003 and in the first six months of 2004 were made pursuant to short term contracts with our electric utility and industrial customers. Sales to coal resellers were made on a spot basis. We intend to expand the number of customers we serve, as our coal production increases, and to enter into long term contracts for approximately 75% of our coal production to obtain greater price certainty for our coal. At present, we only have one contract in excess of one year.

COMPETITION

         The coal industry is intensely competitive. There are numerous producers in the coal producing regions in which we operate. We compete with several major and a number of smaller coal producers in the Central/Southern Appalachia area. We also compete with producers of other fuels used in electricity generation, including nuclear, natural gas and hydroelectric producers. We compete with other coal producers and producers of other fuels based on a delivered cost per heating value unit basis. In addition to competition from other fuels, coal quality, the marginal cost of producing coal in various regions of the country, and transportation costs are major determinants of the price for which our coal can be sold.

REGULATORY MATTERS

         Federal, state and local authorities regulate the United States coal mining industry with respect to matters such as employee health and safety, permitting and licensing requirements, air quality standards, water pollution, plant and wildlife protection, the reclamation and restoration of mining properties after mining has been completed, the discharge of materials into the environment, surface subsidence from underground mining, and the effects of mining on groundwater quality and availability. The Mine Safety and Health Administration, or MHSA, is the U.S. Department of Labor agency responsible for the health and safety of miners. The Office of Surface Mining, or OSM, is the Department of the Interior agency which governs the issuance of permits and is responsible for overseeing the reclamation, restoration and other environmental processes for our industry.

         In addition, the industry is affected by significant legislation mandating certain benefits for current and retired coal miners. Numerous federal, state and local governmental permits and approvals are required for mining operations. We believe that we have obtained all permits currently required to conduct its present mining operations and are in compliance with all MSHA and OSM regulations pursuant to our operations. We may be required to prepare and present to federal, state or local authorities data pertaining to the effect or impact that a proposed exploration for, or production of, coal may have on the environment. These requirements could prove costly and time-consuming, and could delay commencing or continuing exploration or production operations. Future legislation and administrative regulations may emphasize the protection of the environment and, as a consequence, our activities may be more closely regulated. Such legislation and regulations, as well as future interpretations and more rigorous enforcement of existing laws, may require substantial increases in equipment and operating costs and delays, interruptions or a termination of operations, the extent of which cannot be predicted.

         We endeavor to conduct our mining operations in compliance with all applicable federal, state and local laws and regulations. However, because of extensive and comprehensive regulatory requirements, violations during mining operations occur from time to time in the industry. None of the violations to date or the monetary penalties assessed upon us have been material.

     MINE SAFETY AND HEALTH

         Stringent health and safety standards have been in effect since Congress enacted the Coal Mine Health and Safety Act of 1969. The Federal Mine Safety and Health Act of 1977 significantly expanded the enforcement of safety and health standards and imposed safety and health standards on all aspects of mining operations.

         Most of the states, including the state of Tennessee in which we operate, have state programs for mine safety and health regulation and enforcement. Collectively, federal and state safety and health regulation in the coal mining industry is perhaps the most comprehensive and pervasive system for protection of employee health and safety affecting any segment of United States industry. While regulation has a significant effect on our operating costs, our United States competitors are subject to the same degree of regulation.

     ENVIRONMENTAL LAWS

         We are subject to various federal, state and foreign environmental laws. Some of these laws, discussed below, place many requirements on coal mining operations. Federal and state regulations require regular monitoring of our mines and other facilities to ensure compliance.

         SURFACE MINING CONTROL AND RECLAMATION ACT

         The Surface Mining Control and Reclamation Act of 1977 (SMCRA), which is administered by OSM, establishes mining, environmental protection and reclamation standards for all aspects of surface mining as well as many aspects of deep mining. Mine operators must obtain SMCRA permits and permit renewals for mining operations from the OSM. Where state regulatory agencies have adopted federal mining programs under the act, the state becomes the regulatory authority.

         SMCRA permit provisions include requirements for coal prospecting, mine plan development, topsoil removal, storage and replacement, selective handling of overburden materials, mine pit backfilling and grading, protection of the hydrologic balance, subsidence control for underground mines, surface drainage control, mine drainage and mine discharge control and treatment, and re-vegetation.

         The mining permit application process is initiated by collecting baseline data to adequately characterize the pre-mine environmental condition of the permit area. This work includes surveys of cultural resources, soils, vegetation, wildlife, assessment of surface and ground water hydrology,


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


climatology and wetlands. In conducting this work, we collect geologic data to define and model the soil and rock structures and coal that is to be mined. We develop mine and reclamation plans by utilizing this geologic data and incorporating elements of the environmental data. The mine and reclamation plan incorporates the provisions of SMCRA, the state programs and the complementary environmental programs that impact coal mining. Also included in the permit application are documents defining ownership and agreements pertaining to coal, minerals, oil and gas, water rights, rights of way and surface land and documents required of the OSM's Applicant Violator System.

         Once a permit application is prepared and submitted to the regulatory agency, it goes through a completeness review and technical review. Public notice of the proposed permit is given for a comment period before a permit can be issued. Some SMCRA mine permits take over a year to prepare, depending on the size and complexity of the mine and often take six months to two years to be issued. Regulatory authorities have considerable discretion in the timing of the permit issuance and the public has rights to comment on and otherwise engage in the permitting process, including through intervention in the courts.

         Before a SMCRA permit is issued, a mine operator must submit a bond or otherwise secure the performance of reclamation obligations. The Abandoned Mine Land Fund, which is part of SMCRA, requires a fee on all coal produced. The proceeds are used to reclaim mine lands closed prior to 1977 and to pay health care benefit costs of orphan beneficiaries of the Combined Fund. The fee, which partially expired on September 30, 2004, is $0.35 per ton on surface-mined coal and $0.15 per ton on deep-mined coal. After that date, a fee will be assessed each year to cover the expected health care benefit costs of the orphan beneficiaries. We are current on all Abandoned Mine Land Fund payments.

         SMCRA stipulates compliance with many other major environmental programs. These programs include the Clean Air Act, Clean Water Act, Resource Conservation and Recovery Act (RCRA), Comprehensive Environmental Response, Compensation, and Liability Acts (CERCLA) superfund and employee right-to-know provisions. Besides OSM, other Federal regulatory agencies are involved in monitoring or permitting specific aspects of mining operations. The United States Environmental Protection Agency (EPA) is the lead agency for States or Tribes with no authorized programs under the Clean Water Act, RCRA and CERCLA. The United States Army Corps of Engineers (COE) regulates activities affecting navigable waters and the United States Bureau of Alcohol, Tobacco and Firearms
(ATF) regulates the use of explosive blasting.

         We do not believe there are any substantial matters that pose a risk to maintaining our existing mining permits or hinder our ability to acquire future mining permits. It is our policy to comply with all requirements of the Surface Mining Control and Reclamation Act and the state laws and regulations governing mine reclamation.

         CLEAN AIR ACT

         The Clean Air Act, the Clean Air Act Amendments and the corresponding state laws that regulate the emissions of materials into the air, affect coal mining operations both directly and indirectly. Direct impacts on coal mining and processing operations may occur through Clean Air Act permitting requirements and/or emission control requirements relating to particulate matter, such as fugitive dust, including future regulation of fine particulate matter measuring 10 micrometers in diameter or smaller. The Clean Air Act indirectly affects coal mining operations by extensively regulating the air emissions of sulfur dioxide, nitrogen oxides, mercury and other compounds emitted by coal-fueled electricity generating plants.

         In July 1997, the EPA adopted new, more stringent National Ambient Air Quality Standards for very fine particulate matter and ozone. As a result, some states will be required to change their existing implementation plans to attain and maintain compliance with the new air quality standards. Our mining


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


operations and electricity generating customers are likely to be directly affected when the revisions to the air quality standards are implemented by the states. State and federal regulations relating to implementation of the new air quality standards may restrict our ability to develop new mines or could require us to modify our existing operations. The extent of the potential direct impact of the new air quality standards on the coal industry will depend on the policies and control strategies associated with the state implementation process under the Clean Air Act, but could have a material adverse effect on our financial condition and results of operations.

         Title IV of the Clean Air Act Amendments places limits on sulfur dioxide emissions from electric power generation plants. The limits set baseline emission standards for these facilities. Reductions in emissions occurred in Phase I in 1995 and in Phase II in 2000 and apply to all coal-fueled power plants. The affected electricity generators have been able to meet these requirements by, among other ways, switching to lower sulfur fuels, installing pollution control devices, such as flue gas desulfurization systems, which are known as "scrubbers," reducing electricity generating levels, or purchasing sulfur dioxide emission allowances. Emission sources receive these sulfur dioxide emission allowances, which can be traded or sold to allow other units to emit higher levels of sulfur dioxide. We cannot accurately predict the effect of these provisions of the Clean Air Act Amendments on it in future years. At this time, we believe that implementation of Phase II has resulted in an upward pressure on the price of lower sulfur coals as additional coal-fueled electricity generating plants have complied with the restrictions of Title IV.

         The Clean Air Act Amendments also require electricity generators that currently are major sources of nitrogen oxides in moderate or higher ozone non-attainment areas to install reasonably available control technology for nitrogen oxides, which are precursors of ozone. In addition, the EPA promulgated the final rules that would require coal-burning power plants in 19 eastern states and Washington, D.C. to make substantial reductions in nitrogen oxide emissions beginning in May 2004. Installation of additional control measures required under the final rules will make it more costly to operate coal-fueled electricity generating plants.

         The Clean Air Act Amendments provisions for new source review require electricity generators to install the best available control technology if they make a major modification to a facility that results in an increase in its potential to emit regulated pollutants. From 1990 to 1999, the EPA interpreted the new source review criteria in a relatively consistent manner; however, the EPA changed their interpretation during 1999. The Justice Department, on behalf of the EPA, filed a number of lawsuits since November 1999, alleging that 10 electricity generators violated the new source review provisions of the Clean Air Act Amendments at power plants in the Midwestern and Southern United States. The EPA issued an administrative order alleging similar violations by the Tennessee Valley Authority, affecting seven plants and notices of violation for an additional eight plants owned by the affected electricity generators. Many electricity generators have announced settlements with the Justice Department requiring the installation of additional control equipment on selected generating units. If the remaining electricity generators are found to be in violation, they could be subject to civil penalties and be required to install the required control equipment or cease operations. Our customers are among the named electricity generators and if found not to be in compliance, or as a result of the settlements, the fines and requirements to install additional control equipment could adversely affect the amount of coal they would burn if the plant operating costs were to increase to the point that the plants were operated less frequently. At the end of 2002, the EPA issued proposed new source review rules for sources that include electricity generators. These new rules define routine maintenance, repair and replacement. If these rules are finalized without material revisions, electricity generators should be better able to make needed repairs and improvements to their plants without the uncertainty of triggering cost-prohibitive environmental rules.

         The Clean Air Act Amendments set a national goal for the prevention of any future, and the remedying of any existing, impairment of visibility in 156 national parks and wildlife areas across the country. Under regulations issued by the EPA in 1999, states are required to set a goal of restoring natural visibility conditions in these Class I areas in their states by 2064 and to explain their reasons to the extent they determine that this goal cannot be met. The state plans may require the application of "Best Available Retrofit Technology" after 2010 on sources found to be contributing to visibility impairment of regional haze in these areas. The control technology requirements could cause our customers to install equipment to control sulfur dioxide and nitrogen oxide emissions. The requirement to install control equipment could affect the amount of coal supplied to those customers if they decide to switch to other sources of fuel to lower emission of sulfur dioxides and nitrogen oxides, which may have a material adverse affect on our operations.

         The Clean Air Act Amendments require a study of electricity generating plant emissions of certain toxic substances, including mercury, and direct the EPA to regulate these substances, if warranted. In December 2000, the EPA decided that mercury air emissions from power plants should be regulated. We expect that the EPA will propose regulations in 2004 and will issue final regulations perhaps nine months thereafter. It is possible that future regulatory activity may seek to reduce mercury emissions and these requirements, if adopted, could result in reduced use of coal if electricity generators switch to other sources of fuel.

         In addition, Vice President Cheney, as the head of the National Energy Policy Development Group, submitted to President Bush a National Energy Policy which recommended, among other things, that the President direct the EPA Administrator to work with Congress to propose legislation that would significantly reduce and cap emissions of sulfur dioxide, nitrogen oxide and mercury from electricity power generators. In February 2002, the President proposed to cut electricity power generator emissions by approximately 70% by 2018 using a cap and trade system similar to that now in effect for acid deposition control. The President's proposal has been translated into a legislative proposal. In addition, similar emission reduction proposals have been introduced in Congress, some of which propose to regulate the three pollutants and carbon dioxide, but no such legislation has passed either house of the Congress. If this type of legislation were enacted into law, it could impact the amount of coal supplied to those electricity-generating customers if they decide to switch to other sources of fuel whose use would result in lower emission of sulfur dioxides, nitrogen oxides, mercury and carbon dioxide, all of which may have an adverse material affect on our operations.

         In February 2003, a number of states notified the EPA that they plan to sue the agency to force it to set new source performance standards for utility emissions of carbon dioxide and to tighten existing standards for sulfur dioxide and particulate matter for utility emissions. In June 2003, Massachusetts, Connecticut and Maine filed a lawsuit against the EPA seeking a court order requiring the EPA to designate carbon dioxide as a criteria pollutant. If these states are successful in obtaining a court order and the EPA agrees to set emission limitations for carbon dioxide, it could adversely affect the amount of coal customers would purchase from us.

         CLEAN WATER ACT

         The Clean Water Act of 1972 affects coal-mining operations by establishing in-stream water quality standards and treatment standards for wastewater discharge through the National Pollutant Discharge Elimination System (NPDES). Regular monitoring, reporting requirements and performance standards are requirements of NPDES permits that govern the discharge of pollutants into water.

         Total Maximum Daily Load (TMDL) regulations established a process by which states designate stream segments as impaired (not meeting present water quality standards). Industrial dischargers, including coal mines, will be required to meet new TMDL effluent standards for these stream segments.


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


The adoption of new TMDL effluent limitations for our coal mines could require more costly water treatment and could adversely affect our coal production.

         States are also adopting anti-degradation regulations in which a state designates certain water bodies or streams as "high quality." These regulations would prohibit the diminution of water quality in these streams. Waters discharged from coal mines to high quality streams will be required to meet or exceed new "high quality" standards. The designation of high quality streams at our coal mines could require more costly water treatment and could aversely affect our coal production.

         RESOURCE CONSERVATION AND RECOVERY ACT

         The Resource Conservation and Recovery Act (RCRA), which was enacted in 1976, affects coal mining operations by establishing requirements for the treatment, storage and disposal of hazardous waste. Coal mine waste, such as overburden and coal cleaning waste, are exempted from hazardous waste management.

         Subtitle C of RCRA exempted fossil fuel combustion wastes from hazardous waste regulation until the EPA completed a report to Congress and made a determination on whether the wastes should be regulated as hazardous. In a 1993 regulatory determination, the EPA addressed some high-volume, low- toxicity coal combustion wastes generated at electric utility and independent power producing facilities. In May 2000, the EPA concluded that coal combustion wastes do not warrant regulation as hazardous under RCRA. The EPA is retaining the hazardous waste exemption for these wastes. However, the EPA has determined that national non-hazardous waste regulations under RCRA Subtitle D are needed for coal combustion wastes disposed in surface impoundments and landfills and used as mine-fill. The agency also concluded beneficial uses of these wastes, other than for mine filling, pose no significant risk and no additional national regulations are needed. As long as this exemption remains in effect, it is not anticipated that regulation of coal combustion waste will have any material effect on the amount of coal used by electricity generators.

         FEDERAL AND STATE SUPERFUND STATUTES

         Superfund and similar state laws affect coal mining and hard rock operations by creating a liability for investigation and remediation in response to releases of hazardous substances into the environment and for damages to natural resources. Under Superfund, joint and several liabilities may be imposed on waste generators, site owners or operators and others regardless of fault.

     GLOBAL CLIMATE CHANGE

         The United States, Australia, and more than 160 other nations are signatories to the 1992 Framework Convention on Climate Change, which is intended to limit emissions of greenhouse gases such as carbon dioxide. In December 1997, in Kyoto, Japan, the signatories to the convention established a binding set of emission targets for developed nations. Although the specific emission targets vary from country to country, the United States would be required to reduce emissions to 93% of 1990 levels over a five-year budget period from 2008 through 2012. Although the United States has not ratified the emission targets and no comprehensive regulations focusing on greenhouse gas emissions are in place, these restrictions, whether through ratification of the emission targets or other efforts to stabilize or reduce greenhouse gas emissions, could adversely affect the price and demand for coal. According to the Energy Information Administration's Emissions of Greenhouse Gases in the United States 2001, coal accounts for 32% of greenhouse gas emissions in the United States, and efforts to control greenhouse gas emissions could result in reduced use of coal if electricity generators switch to lower carbon sources of fuel. In March 2001, President Bush reiterated his opposition to the Kyoto Protocol and further stated that he did not believe that the government should impose mandatory carbon dioxide emission reductions


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


on power plants. In February 2002, President Bush announced a new approach to climate change, confirming the Administration's opposition to the Kyoto Protocol and proposing voluntary actions to reduce the greenhouse gas intensity of the United States. Greenhouse gas intensity measures the ratio of greenhouse gas emissions, such as carbon dioxide, to economic output. The President's climate change initiative calls for a reduction in greenhouse gas intensity over the next 10 years, which is approximately equivalent to the reduction that has occurred over each of the past two decades.

PERMITTING

         Mining companies must obtain numerous permits that impose strict regulations on various environmental and safety matters in connection with coal mining. These provisions include requirements for coal prospecting, mine plan development, topsoil removal, storage and replacement, selective handling of overburden materials, mine pit backfilling and grading, protection of the hydrologic balance, subsidence control for underground mines, surface drainage control, mine drainage and mine discharge control and treatment, and revegetation.

         We must obtain permits from applicable state regulatory authorities before we begin to mine reserves. The mining permit application process is initiated by collecting baseline data to adequately characterize the pre-mine environmental condition of the permit area. This work includes surveys of cultural resources, soils, vegetation, wildlife, assessment of surface and ground water hydrology, climatology and wetlands. In conducting this work, we collect geologic data to define and model the soil and rock structures and coal that will be mined. We develop mine and reclamation plans by utilizing this geologic data and incorporating elements of the environmental data. The mine and reclamation plan incorporates the provisions of the Surface Mining Control and Reclamation Act, the state programs and the complementary environmental programs that impact coal mining. Also included in the permit application are documents defining ownership and agreements pertaining to coal, minerals, oil and gas, water rights, rights of way, and surface land and documents required of the Office of Surface Mining's Applicant Violator System.

         Once a permit application is prepared and submitted to the regulatory agency, it goes through a completeness review, technical review and public notice and comment period before it can be approved. Some Surface Mining Control and Reclamation Act mine permits can take over a year to prepare, depending on the size and complexity of the mine and often take six months to sometimes two years to receive approval. Regulatory authorities have considerable discretion in the timing of the permit issuance and the public has rights to comment on and otherwise engage in the permitting process, including through intervention in the courts.

         We do not believe there are any substantial matters that pose a risk to maintaining our existing mining permits or hinder our ability to acquire future mining permits (except availability of cash for bond deposits). It is our policy to ensure that its operations are in full compliance with the requirements of the Surface Mining Control and Reclamation Act and the state laws and regulations governing mine reclamation.

EMPLOYEES

         At September 30, 2004, we had 115 full-time employees, of which 97 were engaged in direct mining operations, 6 in mining supervision, and 12 in executive management, legal and general administration. None of our employees are covered by a collective bargaining agreement. We consider our relationship with our employees to be favorable. We currently utilize the services of 2 independent consultants: 1 in research and 1 in finance. The 97 miners and 6 supervisors are based in Devonia, Smoky Junction and Turley, Tennessee; the Chief Executive Officer/President, and the General Counsel


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


are based in Knoxville, Tennessee; and the Chief Financial Officer is based outside of Los Angeles, California.

FACILITIES

         Our executive offices are located at 8915 George Williams Road, Knoxville, TN 37923; the telephone number is (865) 690-6900 and the facsimile number is (865) 691-9982. We own our corporate office space. The bases of operations for our mining activities are located in Anderson, Campbell and Scott Counties, Tennessee. We also lease storage space in eastern Tennessee to house our maps and other geological data.

LEGAL PROCEEDINGS

         We are not involved in any legal proceedings.

GLOSSARY OF SELECTED TERMS

         ASH. The impurities consisting of iron, alumina and other incombustible matter contained in coal. Since ash increases the weight of coal, it adds to the cost of handling and can affect the burning characteristics of coal.

         BRITISH THERMAL UNIT OR "BTU." A measure of the thermal energy required to raise the temperature of one pound of pure liquid water one degree Fahrenheit at the temperature at which water has its greatest density (39 degrees Fahrenheit).

         CLEAN AIR ACT AMENDMENTS. A comprehensive set of amendments to the federal law governing the nation's air quality adopted in 1990. The Clean Air Act was originally passed in 1970 to address significant air pollution problems in our cities. The 1990 amendments broadened and strengthened the original law to address specific problems such as acid deposition, urban smog, hazardous air pollutants and stratospheric ozone depletion.

         COAL SEAM. Coal deposits occur in layers. Each layer is called a "seam."

         COKE. A hard, dry carbon substance produced by heating coal to a very high temperature in the absence of air. Coke is used in the manufacture of iron and steel. Its production results in a number of useful byproducts.

         COKING COAL. Coal used to make coke and interchangeably referred to as metallurgical coal.

         COMPLIANCE COAL. The coal having a sulfur dioxide content of 1.2 pounds or less per million Btu, as required by Phase II of the Clean Air Act.

         CONTINUOUS MINING. A form of underground, room-and-pillar mining that uses a continuous mining machine to cut coal from the seam and load it onto conveyors or into shuttle cars in a continuous operation.

         DEEP MINE.  An underground coal mine.

         DRAGLINE. A large excavating machine used in the surface mining process to remove overburden.

         DRAGLINE MINING. A form of mining where large capacity, electric-powered draglines remove overburden to expose the coal seam. Smaller shovels load coal in haul trucks for transportation to the preparation plant and then to the rail loadout.

         FOSSIL FUEL. Fuel such as coal, petroleum or natural gas formed from the fossil remains of organic material.

         HIGHWALL MINING. Highwall mining is a method of coal mining in which a continuous mining machine is driven by remote control into the seam exposed by previous open cut operations, or "highwall", which was the result of surface mining operations. A continuous haulage system carries the coal from the miner to an open-air installation for stockpiling and transport. This process forms a series of parallel, unsupported drives.

         LIGNITE. The lowest rank of coal, which contains a high moisture content of up to 45% by weight and heating value of 6,500 to 8,300 Btu per pound. It is brownish black and tends to oxidize and disintegrate when exposed to air.

         LONGWALL MINING. A form of underground mining in which a panel or block of coal, generally at least 700 feet wide and often over one mile long, is completely extracted. The working area is protected by a moveable, powered roof support system.

         METALLURGICAL COAL. Various grades of coal suitable for carbonization to make coke for steel manufacture. Also known as "met" coal, it possesses four important qualities: volatility, which affects coke yield; the level of impurities, which affects coke quality; composition, which affects coke strength; and basic characteristics, which affect coke oven safety. Met coal has a particularly high Btu, but low ash content.

         OVERBURDEN. The Layers of earth and rock covering a coal seam. In surface mining operations, overburden is removed prior to coal extraction.

         OVERBURDEN RATIO/STRIPPING RATIO. The amount of overburden that must be removed compared to a given quantity of coal. It is commonly expressed in cubic yards per ton of coal or as a ratio comparing the thickness of the overburden with the thickness of the coal bed.

         PILLAR. An area of coal left to support the overlying strata in a mine. Pillars are sometimes left permanently to support surface structures.

         RECLAMATION. A process of restoring land and the environment to an approved state following mining activities. The process commonly includes "recontouring" or reshaping the land to its approximate original appearance, restoring topsoil and planting native grass and ground covers. Reclamation operations are usually underway before the mining of a particular site is completed. Reclamation is closely regulated by both state and federal law.

         RESERVE. That part of a mineral deposit that could be economically and legally extracted or produced at the time of the reserve determination.

         ROOF. A stratum of rock or other mineral above a coal seam or the overhead surface of an underground coal working place. Same as "back" or "top."

         ROOM-AND-PILLAR MINING. The most common method of underground mining in which the mine roof is supported mainly by coal pillars left at regular intervals. Rooms are placed where the coal is mined; pillars are areas of coal left between the rooms. Room-and-pillar mining is done either by conventional or continuous mining.

         SCRUBBER (FLUE GAS DESULFURIZATION UNIT). Any of several forms of chemical/physical devices which operate to neutralize sulfur compounds formed during coal combustion. These devices combine


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


the sulfur in gaseous emissions with other chemicals to form inert compounds, such as gypsum, that must then be removed for disposal. Although effective in substantially reducing sulfur from combustion gases, scrubbers require about 6% to 7% of a power plant's electrical output and thousands of gallons of water to operate.

         STEAM COAL. Coal used by power plants and industrial steam boilers to produce electricity or process steam. It generally is lower in Btu heat content and higher in volatile matter than metallurgical coal.

         SUB-BITUMINOUS COAL. A dull, black coal that ranks between lignite and bituminous coal. Its moisture content is between 20% and 30% by weight, and its heat content ranges from 7,800 to 9,500 Btu per pound of coal.

         SULFUR. One of the elements present in varying quantities in coal that contributes to environmental degradation when coal is burned. Sulfur dioxide is produced as a gaseous by-product of coal combustion.

         SULFUR CONTENT. Coal is commonly classified by its sulfur content due to the importance of sulfur in environmental regulations. "Low sulfur" coal has a variety of definitions but typically is used as a classification for coal containing 1.0% or less sulfur.

         SURFACE MINE. A coal mine in which the coal lies near the surface and can be extracted by removing the covering layer of soil (see "Overburden"). About 60% of total United States coal production comes from surface mines.

         TON. A "short" or net ton is equal to 2,000 pounds. A "long" or British ton is 2,240 pounds; a "metric" ton is approximately 2,205 pounds. The short ton is the unit of measure referred to in this document.

         TRUCK-AND-SHOVEL MINING. A form of mining where large shovels are used to remove overburden, which is used to backfill pits after the coal is removed. Smaller shovels load coal in haul trucks for transportation to the preparation plant or rail loading facility.

         UNDERGROUND MINE. Also known as a "deep" mine. Usually located several hundred feet below the earth's surface, an underground mine's coal is removed mechanically and transferred by shuttle car or conveyor to the surface. Most underground mines are located east of the Mississippi River and account for about 40% of annual United States coal production.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

         The following table sets forth the name, age and position of each of our executive officers and directors as of October 31, 2004.

     NAME                    AGE                     POSITION HELD
     ----                    ---                     -------------

Jon Nix (1)                  34       President and Chief Executive Officer and
                                          Chairman of the Board of Directors
Robert Chmiel                44       Chief Financial Officer and Director
Charles Kite (1)             60       General Counsel
Jeanne Bowen Nix (1)         33       Secretary, Treasurer and Associate Counsel
Farrald Belote               67       Director

----------
(1) Jon Nix and Jeanne Bowen Nix are married. Charles Kite is Jeanne Bowen Nix's step father.

         JON NIX, one of our founders, has served as our President and Chief Executive Officer and as a director since January 2003 and Chairman of the Board since March 2004. Mr. Nix has over eight years experience in the financial industry. He is the founder of Jenco Capital Corporation, a Tennessee consulting and holding corporation. He is also a co-founder of Medicine Arm-In-Arm, Inc., a nonprofit children's charity that provides medical services to underprivileged children around the world. Mr. Nix holds a Bachelor of Arts degree in Economics from the University of Tennessee.

         ROBERT CHMIEL has served as our Chief Financial Officer since September 2003 and as a director since March 2004. From December 2000 to April 2003, Mr. Chmiel served as Chief Financial Officer and Chief Operating Officer of Brilliant Digital Entertainment, Inc. (OTCBB: BDEI), a publicly-traded digital content distribution firm, where he managed 5 separate debt and equity financings. Previously, from 1999 to 2000, he was the President and Chief Operating Officer and co-founder of Phase2Media, Inc., a privately-held Internet advertising sales and marketing firm. In 1998, Mr. Chmiel served as Chief
Financial Officer of BarnesandNoble.com (NASDAQ: BNBN) prior to the company's initial public offering. From 1995 to 1998, Mr. Chmiel was employed at the Walt Disney Company, where he served as Vice President, Finance & Operations for the original team that launched Disney's online operations. Mr. Chmiel earned his MBA from the Wharton School of Business at the University of Pennsylvania in 1987 and his BA in Economics from the College of the Holy Cross in 1982.

         CHARLES KITE has served as our General Counsel since May 2004, and served as a director from February 2003 until May 2004. Prior to becoming our General Counsel, Mr. Kite, an attorney since 1973, was our outside corporate counsel, and since 1997 has had a general practice in the East Tennessee law firm of Kite, Bowen & Associates, P.A. where he specialized in commercial business representation, tax representation and litigation, estate planning, and probate matters. He graduated from Carson Newman College in 1967 with a Bachelor of Arts degree, and received his Juris Doctorate degree from the University of Tennessee in 1973.

         JEANNE BOWEN NIX has served as our Secretary and Treasurer since January 2003 and as Associate Counsel since May 2004. Ms. Bowen Nix has held a license to practice law in the State of Tennessee since 1997. From 1997 to May 2004, Ms. Bowen Nix was a junior partner in the East Tennessee law firm of Kite, Bowen & Associates, P.A., where she specialized in general corporate and real estate matters. She graduated cum laude from the University of Tennessee in May of 1993 with a Bachelor of Arts degree in Psychology, and received her Juris Doctorate degree from Louisiana State University Law School in May of 1997.

         FARRALD BELOTE, one of our founders, has served as a director since January 2003, and served as Chairman of the Board from January 2003 until March 2004. Mr. Belote has had business experience in the energy section dating back to 1958. Since 1995, Mr. Belote has served as Chief Executive Officer of Litigation Research in Houston, TX. He is also a co-founder with Jon Nix of Medicine Arm-In-Arm, Inc., a nonprofit children's charity that provides medical services to underprivileged children around the world.

BOARD COMPOSITION AND COMMITTEES

         Our board of directors currently consists of three members. Each director was elected either at a meeting of shareholders or by written consent of the shareholders and serves until our next annual meeting or until his or her successor is duly elected and qualified.

         Our board does not have an audit committee, compensation committee, or nominating and corporate governance committee. The functions customarily delegated to these committees are performed by our full board of directors. We intend to establish each of these committees following the expansion of our board to include at least three directors who are independent directors under the applicable rules of the SEC and NASDAQ.

DIRECTOR COMPENSATION

         Our directors do not receive cash compensation for their services as directors, but are reimbursed for their reasonable expenses incurred on our behalf or in attending meetings. In March 2004, we granted each of Mr. Belote and Mr. Kite, our two non-employee directors at that time, an option to purchase 100,000 shares of our common stock at an exercise price of $0.55 per share. These options were granted under our 2004 Option Plan. Mr. Kite subsequently became employed as our General Counsel in May 2004.

                             EXECUTIVE COMPENSATION

ANNUAL COMPENSATION

         For our fiscal year which commenced on January 30, 2003 (inception) and ended December 31, 2003, we paid to each of Jon Nix, our Chief Executive Officer, and Farrald Belote, our Chairman of the Board, an annual base salary of $161,000 and an annual bonus of $150,000. These payments exclude other compensation in the form of perquisites and other personal benefits that constituted less than 10% of the total annual salary and bonus paid to Messrs. Nix and Belote in 2003. No other executive officers received compensation of at least $100,000 during 2003.

OPTION GRANTS

         We did not grant options to purchase common stock during 2003. In March 2004, we granted options to purchase common stock to our executive officers. All of these options vest in four equal annual installments commencing January 1, 2005, have a term of 10 years from the date of grant, and have an exercise price of $0.55 per share. Specifically, we granted Mr. Nix, Mr. Chmiel, and Ms. Bowen Nix an option to purchase 2,500,000, 1,500,000, and 500,000 shares of our common stock, respectively. Additionally, we granted Mr. Kite an option to purchase 100,000 shares of our common stock while he was serving as a director of ours and before becoming our General Counsel.

2004 OPTION PLAN

         Our 2004 Option Plan was adopted and became effective in March 2004. A total of 6,000,000 shares of common stock have been reserved for issuance upon exercise of awards granted under the 2004 Option Plan. Any shares of common stock subject to an award, which for any reason expires or terminates unexercised, are again available for issuance under the 2004 Option Plan.

         Our 2004 Option Plan will terminate after 10 years from the date on which our board approved the plan, unless it is terminated earlier by our board. The plan authorizes the award of options, restricted stock awards and stock appreciation rights and stock units (which may include stock bonuses).

         Our 2004 Option Plan is administered by our full board of directors. Following the expansion of our board of directors, we intend to form a compensation committee, all of the members of which will be independent directors under applicable federal securities laws and outside directors as defined under applicable federal tax laws. Following its formation, the compensation committee will have the authority to construe and interpret the plan, grant awards and make all other determinations necessary or advisable for the administration of the plan.

         Our 2004 Option Plan provides for the grant of both incentive stock options that qualify under Section 422 of the Internal Revenue Code and nonqualified stock options. Incentive stock options may be granted only to employees of ours or any parent or subsidiary of ours. All awards other than incentive stock options may be granted to our employees, officers, directors, consultants, independent contractors and advisors of ours or any parent or subsidiary of ours, provided the consultants, independent contractors and advisors render services not in connection with the offer and sale of securities in a capital-raising transaction. The exercise price of incentive stock options must be at least equal to the fair market value of our common stock on the date of grant. The exercise price of incentive stock options granted to 10% shareholders must be at least equal to 110% of that value. The exercise price of nonqualified stock options will be determined by our compensation committee when the options are granted.

         In general, options will vest over a four-year period. The term of options granted under our 2004 Option Plan may not exceed 10 years.

         Awards granted under our 2004 Option Plan may not be transferred in any manner other than by will or by the laws of descent and distribution or as determined by our compensation committee. Unless otherwise restricted by our compensation committee, nonqualified stock options may be exercised during the lifetime of the optionee only by the optionee, the optionee's guardian or legal representative or a family member of the optionee who has acquired the option by a permitted transfer. Incentive stock options may be exercised during the lifetime of the optionee only by the optionee or the optionee's guardian or legal representative. Options granted under our 2004 Option Plan generally may be exercised for a period of three months after the termination of the optionee's service with us or any parent or subsidiary of ours. Options will generally terminate immediately upon termination of employment for cause.

         The purchase price for restricted stock will be determined by our compensation committee at the time of grant. Stock bonuses may be issued for past services or may be awarded upon the completion of services or performance goals.

         If we are subject to a change in control transaction, all outstanding awards may be assumed or replaced with a substitute grant by the successor company, if any. If the outstanding awards are not assumed by a successor company, if any, then all remaining unexercised options shall become vested and fully exercisable.

EMPLOYMENT CONTRACTS AND CHANGE OF CONTROL AGREEMENTS

         Each of the executive officers named in the summary compensation table not only serves as an officer of National Coal, but also as an officer of our wholly-owned subsidiary National Coal Corporation. Each of the named executive officers is party to an employment agreement with National Coal Corporation.

     JON E. NIX

         In July 2004, our wholly-owned subsidiary, National Coal Corporation, entered into an employment agreement with Mr. Nix, as President and Chief Executive Officer. Under his employment agreement, Mr. Nix is entitled to an initial salary of $300,000 per year, and an annual cash bonus in an amount to be determined in good faith by the Board of National Coal Corporation, which amount may not exceed 50% of Mr. Nix's base salary for such year. Annual increases in Mr. Nix's base salary are determined in good faith by the Board at the beginning of each fiscal year. The initial term of Mr. Nix's employment is two years, which term will be automatically renewed for successive two-year terms unless the Board of National Coal Corporation provides Mr. Nix written notice of non-renewal no later than 120 days prior to the expiration of the then-current term.

         Pursuant to Mr. Nix's employment agreement, National Coal Corporation maintains key man life insurance for Mr. Nix. Any proceeds of this policy would be distributed 50% to National Coal Corporation and 50% to Mr. Nix's heirs.

     JEANNE BOWEN NIX

         In April 2003, our wholly-owned subsidiary, National Coal Corporation, entered into an employment agreement with Mrs. Bowen Nix as Secretary/Treasurer and General Counsel. Under her employment agreement, Mrs. Bowen Nix is entitled to an initial salary of $96,000 per year, and an annual cash bonus in an amount to be determined in good faith by the Board of National Coal Corporation, which amount may not exceed 50% of Mrs. Bowen Nix's base salary for such year. Annual increases in Mrs. Bowen Nix's base salary are determined in good faith by the Board at the beginning of each fiscal year. The initial term of Mrs. Bowen Nix's employment is two years, which term will be automatically renewed for successive two-year terms unless the Board of National Coal Corporation provides Mrs. Bowen Nix written notice of non-renewal no later than 120 days prior to the expiration of the then-current term.

         Mrs. Bowen Nix resigned as General  Counsel in May 2004 upon the hiring
of  Mr.  Kite  as  General  Counsel.   Ms.  Bowen  Nix  continues  to  serve  as
Secretary/Treasurer and Associate Counsel.

     CHARLES W. KITE

         In May 2004, our wholly-owned subsidiary, National Coal Corporation, entered into an employment agreement with Mr. Kite as General Counsel. Under his employment agreement, Mr. Kite is entitled to an initial salary of $120,000 per year, and an annual cash bonus in an amount to be determined in good faith by the Board of National Coal Corporation, which amount may not exceed 50% of Mr. Kite's base salary for such year. Annual increases in Mr. Kite's base salary are determined in good faith by the Board at the beginning of each fiscal year. The initial term of Mr. Kite's employment is two years, which term will be automatically renewed for successive two-year terms unless the Board of National Coal Corporation provides Mr. Kite written notice of non-renewal no later than 120 days prior to the expiration of the then-current term.

         Under his employment agreement, Mr. Kite was granted an immediately exercisable option to purchase 400,000 shares of our common stock, at an exercise price of $.55 per share, under the terms and conditions set forth in the 2004 National Coal Corp. Option Plan. Pursuant to the 2004 option plan, Mr. Kite's options vest ratably over a four-year period beginning January 1, 2005.

     ROBERT CHMIEL

         In July 2004, our wholly-owned subsidiary, National Coal Corporation, entered into an employment agreement with Mr. Chmiel as Chief Financial Officer. Under his employment agreement, Mr. Chmiel is entitled to an initial salary of $192,000 per year, and an annual cash bonus in an amount to be determined in good faith by the Board of National Coal Corporation, which amount may not exceed 50% of Mr. Chmiel's base salary for such year. Annual increases in Mr. Chmiel's base salary are determined in good faith by the Board at the beginning of each new fiscal year. The initial term of Mr. Kite's employment is two years, which term will be automatically renewed for successive two-year terms unless the Board of National Coal Corporation provides Mr. Chmiel written notice of non-renewal no later than 120 days prior to the expiration of the then-current term.

         Pursuant to Mr. Chmiel's employment agreement, National Coal Corporation maintains key man life insurance for Mr. Chmiel. Any proceeds of this policy would be distributed 50% to National Coal Corporation and 50% to Mr. Chmiel's heirs.

     TERMINATION AND SEVERANCE UNDER THE EMPLOYMENT AGREEMENTS

         Pursuant to their employment agreements, the employment of each of the executive officers may be terminated in any of the following manners:

         o by the Board, if the employee is unable to adequately perform his or her duties for more than ninety (90) consecutive days as a result of mental or physical illness or disability (or, with respect to Mr. Chmiel, a period of 4 months within any twelve month period);

         o by a majority vote of the Board, if, after notice to the employee and advice of independent legal counsel, the Board determines that the employee has engaged in misconduct by (i) habitually and continuously being unavailable to act or respond on our behalf; (ii) engaging in willful misconduct or fraud, (iii) being convicted of a felony, (iv) willfully and continuously materially failing to observe or perform the duties of his or her employment; (v) willfully acting in a manner materially adverse to our best interests, or (vi) willfully or habitually neglecting the faithful performance of his or her duties;

         o by the employee if substantial differences of opinion between such employee and the Board or the shareholders, of other circumstances should arise that such employee, in good faith, no longer feels that he or she can function effectively in his or her employment;

         o by the employee if there is a significant increase in his or her duties, responsibilities, authority, or status with us (or, with respect to Mr. Chmiel, a material change in his function, authority, duties, title compensation or responsibilities), or there is a significant increase in the amount of travel required, without such employee's consent ;

         o by the employee, if the Board requests any other matter or circumstances made with the intent of, or having the result of, hindering such employee in his or her duties or creating and incentive for the employee to exercise his or her rights to terminate his or her employment;

         o by the employee upon thirty days written notice if we issue a notice of non-renewal of his or her employment agreement;

         o        by the employee's death;

         o with respect to Mr. Chmiel only, by the employee if there is any material failure by us to comply with the provisions of his employment agreement, or in the event of a change of control (as defined by his agreement) or in the event of any other material change in our financial condition or ownership.

         Mr. Chmiel is employed in California. Pursuant to California law, we and Mr. Chmiel may terminate Mr. Chmiel's employment agreement for any reason.

         If the employment of any of Mr. Nix, Mrs. Bowen Nix or Mr. Kite is terminated for any reason other than misconduct (i.e. any of the reasons listed in (b) above), he or she is entitled to receive an amount equal to his or her base salary for a period of 24 months after termination (unless his or her termination is within 12 months of a change in control), insurance coverage for the same period, and a prorated cash bonus payment for the year in which his employment is terminated.

         If Mr. Chmiel's employment is terminated for "Good Reason" (i.e. any of the reasons listed in (c), (d), (e), and (h) above), or we terminate the employee for reasons other than misconduct, then he is entitled to receive an amount equal to his base salary for a period of 24 months after termination (unless his or her termination is within 12 months of a change in control), and insurance coverage for the same period. If Mr. Chmiel voluntarily terminates his employment with us without "Good Reason," he is entitled to receive his base salary for a period of 12 months after termination (unless his termination is within 12 months of a change in control), and insurance coverage for the same period.

     CHANGE IN CONTROL

         In the event of our change in control (as defined in each employment agreement), the Board must make a determination, within six (6) months of the effective date of the change in control, to either to terminate any particular executive officer's employment or continue his or her employment.

         If the employment of any of Mr. Nix, Mrs. Bowen Nix or Mr. Kite is terminated for any reason other than misconduct within 12 months of a change in control, he or she is entitled to receive an amount equal to his or her base salary for 36 months after termination, insurance coverage for the same period, and a prorated cash bonus payment for the year in which such employment is terminated.

         If Mr. Chmiel's employment is terminated for "Good Reason", or we terminate the employee for reasons other than misconduct within 12 months of a Change in Control then he is entitled to receive an amount equal to his base salary for a period of 24 months after termination and insurance coverage for the same period.

         Notwithstanding the stated term of each executive officer's employment agreement, in the event of a change in control, the term of each Agreement will automatically be extended to the first year anniversary of such change in control to the extent that it would have otherwise terminated pursuant to its term during such period.

INDEMNIFICATION OF DIRECTORS AND EXECUTIVE OFFICERS AND LIMITATION OF LIABILITY

         Our articles of incorporation include a provision that eliminates, to the fullest extent permitted by law, the personal liability of a director to National Coal or its shareholders, for monetary damages resulting from breach of his or her fiduciary duty as a director.

         Our articles of incorporation provide that:

         o we are required to indemnify our directors and officers (including any persons serving as directors, officers, employees or agents of another entity as the request of National Coal) to the fullest extent permitted by the Florida General Corporation Act;

         o we are required to advance expenses, as incurred, to our directors and officers in connection with a legal proceeding to the fullest extent permitted by the Florida Business Corporation Act, subject to very limited exceptions; and

         o the rights conferred in the articles of incorporation are not exclusive.

         Our bylaws require National Coal to indemnify any director, officer, employee or agent of ours, or of any other corporation which such person serves at our request, against judgments, fines, amounts paid in settlement and expenses, including attorney's fees, actually and reasonably incurred as a result of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by, or in the right of, the corporation) , brought to impose a liability or penalty on such person in his capacity as director, officer, employee or agent of ours so long as such person acted in good faith in the reasonable belief that such action was in our best interest, and in criminal actions or proceedings, without reasonable ground for belief that such action was unlawful. The termination of any such civil or criminal action, suit or proceedings by judgment, settlement, conviction or upon a plea of nolo contenders will not in itself create a presumption that any director or officer did not act in good faith in the reasonable belief that such action was in our best interests or that they had reasonable ground for belief that such action was unlawful.

         In addition to the indemnification required in our articles of incorporation and bylaws, we have entered into indemnity agreements with each of our current directors and officers. These agreements provide for the indemnification of our directors and officers for all reasonable expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were our agents. We also maintain directors' and officers' insurance to cover our directors, officers and some of our employees for liabilities, including liabilities under securities laws. We believe that these indemnification provisions and agreements and this insurance are necessary to attract and retain qualified directors and officers.

         A shareholder's investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions. At present, there is no pending litigation or proceeding involving any of our directors, officers or employees regarding which indemnification by us is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                       PRINCIPAL AND SELLING SHAREHOLDERS

         The following table presents information regarding the beneficial ownership of our common stock as of October 31, 2004 and as adjusted to reflect the sale of the common stock in this offering by:

         o        each  of  the  executive   officers   listed  in  the  summary
                  compensation table;

         o        each of our directors;

         o        all of our directors and executive officers as a group;

         o each shareholder known by us to be the beneficial owner of more than 5% of our common stock; and

         o        each of the selling shareholders.

         Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of our common stock subject to options from the company that are currently exercisable or exercisable within 60 days of October 31, 2004 are deemed to be outstanding and to be beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

         The information presented in this table is based on 51,497,195 shares of our common stock outstanding on October 31, 2004. Unless otherwise indicated, the address of each of the individuals and entities named below is c/o National Coal Corp., 8915 George Williams Road, Knoxville, TN 37923.

                                            NUMBER OF SHARES                           NUMBER OF SHARES
                                           BENEFICIALLY OWNED                         BENEFICIALLY OWNED
                                           PRIOR TO OFFERING                            AFTER OFFERING
                                       ------------------------                   -------------------------
                                                    PERCENTAGE      NUMBER OF                   PERCENTAGE
                                                     OF SHARES    SHARES BEING                   OF SHARES
      NAME OF BENEFICIAL OWNER           NUMBER     OUTSTANDING      OFFERED        NUMBER      OUTSTANDING
------------------------------------   ----------   -----------   ------------    ----------   ------------

  EXECUTIVE OFFICERS AND DIRECTORS:
Jon Nix (1).........................   26,494,555       51.5%       26,494,555        --             --
Rob Chmiel..........................      100,000          *           100,000        --             --
Charles Kite........................      600,000        1.2           600,000        --             --
Jeanne Bowen Nix (2)................      600,000        1.2           600,000        --             --
Farrald Belote......................    9,844,555       19.1         9,844,555        --             --
                                                                                      --             --
    All 5 directors and executive                                                     --             --
   officers as a group..............   27,194,555       54.0        27,194,555

          5% SHAREHOLDERS:
Big Bend XII                                                                          --             --
   Investments, LP (3)..............    2,767,093        5.2         2,767,093
      Attn: Janice Hudson
      3401 Armstrong Avenue
      Dallas, Texas 75205


                                       56


                                            NUMBER OF SHARES                           NUMBER OF SHARES
                                           BENEFICIALLY OWNED                         BENEFICIALLY OWNED
                                           PRIOR TO OFFERING                            AFTER OFFERING
                                       ------------------------                   -------------------------
                                                    PERCENTAGE      NUMBER OF                   PERCENTAGE
                                                     OF SHARES    SHARES BEING                   OF SHARES
      NAME OF BENEFICIAL OWNER           NUMBER     OUTSTANDING      OFFERED        NUMBER      OUTSTANDING
------------------------------------   ----------   -----------   ------------    ----------   ------------

Crestview Capital Master LLC (4)....   14,407,436       26.4        14,407,436        --             --
   95 Revere Drive, Suite A
   Northbrook, Illinois 60062
North Sound Legacy International
   Ltd. (5).........................    5,561,991       10.0         5,561,991        --             --
      53 Forest Avenue, Suite 202
      Old Greenwich, CT 06870
Gerald J. Rubin (6).................    2,684,877        5.2         2,684,877        --             --
   1 Helen of Troy Plz.
   El Paso, Texas 79912
SDS Capital Group
   SPC, Ltd. (7)....................    3,156,720        5.8         3,156,720        --             --
      53 Forest Avenue
      2nd Floor
      Old Greenwich, CT 06870

     OTHER SELLING SHAREHOLDERS:
Jason Adelman (8)..................       560,000        1.1           560,000        --             --
   Burnham Hill Partners, a division
   of Pali Capital Inc.
   570 Lexington Ave
   3rd Floor
   New York, NY 10021
Asset Managers International
   Lmtd.(9)........................       166,071          *           166,071        --             --
      954 3rd Avenue, Suite 402
      New York, NY 10022
Gil Avidar (10).....................       85,197          *            85,197        --             --
   6500 Lyons Street
   Morton Grove, IL 60053
Matthew Balk (11)...................       50,000          *            50,000        --             --
   Burnham Hill Partners, a division
   of Pali Capital Inc.
   570 Lexington Ave
   3rd Floor
   New York, NY 10021
Hillary Bergman (12)................       35,000          *            35,000        --             --
   c/o Pali Capital Inc.
   650 Fifth Avenue
   New York, NY 10019
Blackpool Partners, LLC (13)........      100,349          *           100,349        --             --
   701 Harger Road, Suite 190
   Oak Brook, IL 60523


                                       57


                                            NUMBER OF SHARES                           NUMBER OF SHARES
                                           BENEFICIALLY OWNED                         BENEFICIALLY OWNED
                                           PRIOR TO OFFERING                            AFTER OFFERING
                                       ------------------------                   -------------------------
                                                    PERCENTAGE      NUMBER OF                   PERCENTAGE
                                                     OF SHARES    SHARES BEING                   OF SHARES
      NAME OF BENEFICIAL OWNER           NUMBER     OUTSTANDING      OFFERED        NUMBER      OUTSTANDING
------------------------------------   ----------   -----------   ------------    ----------   ------------

Chris Carameros.....................      200,000          *           200,000        --             --
   1 Helen of Troy Plz.
   El Paso, Texas 79912
CD Investment Partners, Ltd. (14)...      518,759        1.0           518,759        --             --
   Two Riverside Plaza,
   Suite 600
   Chicago, Illinois 60606
Joel Chestler (15)..................      100,349          *           100,349        --             --
   681 Valley Rd.
   Glencoe, IL 60022
Murphy Christina....................      293,030          *           293,030        --             --
   504 Little Farms
   River Ridge, LA 70123
Crestview Capital
   Partners LLC (16)................      306,667          *           306,667        --             --
      95 Revere Drive, Suite A
      Northbrook, Illinois 60062
Cumberland Timber                         300,000          *           300,000        --             --
   Company, LLC (17)................
      P.O. Box 188
      Mooreville, MS 38857
Dara Fieldman (18)..................       50,175          *            50,175        --             --
   844 Kimbalwood Lane
   Highland Park, IL 60035
Stewart & Jennifer Flink (19).......      189,583          *           189,583        --             --
   170 Crestview
   Deerfield, IL 60015
Scott P. George (20)................       50,175          *            50,175        --             --
   470 Turicum Road
   Lake Forest, IL 60045
GLL Single Strategy, L.P (21).......      501,744          *           501,744        --             --
   GLL Investors Inc.
   425 West Surf Street
   Chicago, IL 60657
Steven J. Halpern (22)..............    1,232,752        2.3         1,232,752        --             --
   95 Revere Drive, Suite A
   Northbrook, IL 60062
Mario Harford.......................    1,200,000        2.3         1,200,000        --             --
   812 Calypso Way
   Knoxville, TN 37923


                                       58


                                            NUMBER OF SHARES                           NUMBER OF SHARES
                                           BENEFICIALLY OWNED                         BENEFICIALLY OWNED
                                           PRIOR TO OFFERING                            AFTER OFFERING
                                       ------------------------                   -------------------------
                                                    PERCENTAGE      NUMBER OF                   PERCENTAGE
                                                     OF SHARES    SHARES BEING                   OF SHARES
      NAME OF BENEFICIAL OWNER           NUMBER     OUTSTANDING      OFFERED        NUMBER      OUTSTANDING
------------------------------------   ----------   -----------   ------------    ----------   ------------

Jacob Capital, LLC (23).............      145,059          *           145,059        --             --
   95 Revere Drive, Suite A
   Northbrook, IL 60062
JMJ Realty Corp. (24)...............      333,334          *           333,334        --             --
   825 East 233rd Street
   Bronx, NY 10466111,636
John Kalb...........................      261,636          *           261,636        --             --
   4900 Old Summer Road
   Memphis, TN 37122
Richard P. Kiphart (25).............      501,744          *           501,744        --             --
   222 W. Adams Street
   Chicago, IL 60606
Lachman Family Limited Partnership
   (26).............................      425,986          *           425,986        --             --
   3140 Whisperwoods Court
   Northbrook, IL 60062
Joseph Levy Jr. Declaration of Trust                                                  --             --
   UAD May 1, 1986 (27).............      100,349          *           100,349
      3340 W. Main Street
      Skokie, Il 60076
Michael Littman (28)................      100,000          *           100,000        --             --
   7609 Ralston Road
   Arvada, CO 80002
Nancy Hoyt Revocable Trust (29).....      761,386        1.5           761,386        --             --
   15 N. Howe Street
   Chicago, IL 60614
Bear Stearns as custodian for
   Nathan A. Low Roth IRA (30)......      276,632          *           276,632        --             --
      25th Floor
      641 Lexington Avenue
      New York, N.Y. 10022
North Sound Legacy
   Fund LLC (31)....................      166,071          *           166,071        --             --
      53 Forest Avenue, Suite 202
      Old Greenwich, CT 06870
North Sound Legacy Institutional
   Fund LLC (32)....................    2,573,437        4.8         2,573,437        --             --
      53 Forest Avenue, Suite 202
      Old Greenwich, CT 06870
Robert Pardue.......................      568,900        1.1           568,900        --             --


                                       59


                                            NUMBER OF SHARES                           NUMBER OF SHARES
                                           BENEFICIALLY OWNED                         BENEFICIALLY OWNED
                                           PRIOR TO OFFERING                            AFTER OFFERING
                                       ------------------------                   -------------------------
                                                    PERCENTAGE      NUMBER OF                   PERCENTAGE
                                                     OF SHARES    SHARES BEING                   OF SHARES
      NAME OF BENEFICIAL OWNER           NUMBER     OUTSTANDING      OFFERED        NUMBER      OUTSTANDING
------------------------------------   ----------   -----------   ------------    ----------   ------------

Brad Reifler (33)...................       35,000          *            35,000        --             --
   c/o Pali Capital Inc.
   650 Fifth Avenue
   New York, NY 10019
RHP Master Fund Ltd. (34)...........      276,632          *           276,632        --             --
   3 Bala Plaza East, Suite 585
   Bala Cynwyd, PA 19004
RLA 1993 Trust #4 (35)..............       83,334          *            83,334        --             --
   1725 Lily Court
   Highland Park, Illinois 60035
Eugene V. Rintels (36)..............      362,598          *           362,598        --             --
   560 Ridge Road
   Winnetka, Il 60093
Byron Rubin (37)....................      345,237          *           345,237        --             --
   5210 Harvest Hill Road
   Suite 169
   Dallas, Texas 75230
Eric Singer (38)....................       20,000          *            20,000        --             --
   Burnham Hill Partners, a division
   of Pali Capital Inc.
   570 Lexington Ave
   3rd Floor
   New York, NY 10021
Bernice Starret (39)................      123,166          *           123,166        --             --
   6425 Bose Lane
   San Jose, CA 95120
Stonestreet L.P. (40)...............      560,354        1.1           560,354        --             --
   260 Town Centre Blvd.
   Suite 201
   Martham, Ontario L348H8
Stern Capital (41)..................       50,000          *            50,000        --             --
   69 Mall Drive
   Commack, NY 11725
Jim Steuer (42).....................       35,000          *            35,000        --             --
   439 A West Grant
   Chicago, IL 60614
Tiberius Investments &
   Capital (43).....................      276,632          *           276,632        --             --
      954 3rd Avenue, Suite 402
      New York, NY 10022


                                       60


                                            NUMBER OF SHARES                           NUMBER OF SHARES
                                           BENEFICIALLY OWNED                         BENEFICIALLY OWNED
                                           PRIOR TO OFFERING                            AFTER OFFERING
                                       ------------------------                   -------------------------
                                                    PERCENTAGE      NUMBER OF                   PERCENTAGE
                                                     OF SHARES    SHARES BEING                   OF SHARES
      NAME OF BENEFICIAL OWNER           NUMBER     OUTSTANDING      OFFERED        NUMBER      OUTSTANDING
------------------------------------   ----------   -----------   ------------    ----------   ------------

Thomas J. Ginley Life Insurance
   Trust U/A Dtd. 1-22-97 (44)......       36,290          *            36,290        --             --
      6650 N. Tower Circle Dr.
      Lincolnwood, IL 60712
Treeline Investment
   Partners, L.P. (45)..............      138,365          *           138,365        --             --
      61 Spindrift Passage
      Corte Madera, CA 94925
David Valentine (46)................      250,872          *           250,872        --             --
   95 Revere Drive, Suite A
   Northbrook, IL 60043
Whalehaven Capital LP (47)..........      145,237          *           145,237        --             --
   3rd Floor
   14 Par-La-Ville Road
   P.O. Box HM 102 Hamilton,
   Bermuda HM08
Whalehaven Fund Limited (48)........      145,237          *           145,237        --             --
   3rd Floor
   14 Par-La-Ville Road
   P.O. Box HM 102 Hamilton,
   Bermuda HM08
William Blair & Company (49)........      300,000          *           300,000        --             --
   222 West Adams St.
   Chicago, IL 60606
Woodland Financial
   Group, LLC (50)..................      250,872          *           250,872        --             --
      701 Harger Road
      Suite 190
      Oak Brook, IL 60523
TOTAL:                                 71,961,883                   71,961,883        --             --

----------
*       Less than 1%

(1) Consists of (i) 13,750,000 shares of common stock, (ii) 1,900,000 shares of common stock held by Jenco Capital Corporation over which Mr. Nix has voting and investment power, (iii) 400,000 shares of common stock held by Perdase Holdings over which Mr. Nix has voting and investment power, (iv) 600,000 shares common stock held by Mr. Nix's spouse, Jeanne Bowen Nix and (v) 9,844,555 shares of common stock pursuant to an option held by Mr. Nix to purchase shares from Farrald and Arlene Belote.

(2) Does not include 16,050,000 shares of common stock beneficially owned by Ms. Nix's spouse, Jon Nix.

(3) Consists of (i) 633,846 shares of common stock, (ii) 1,599,967 shares of common stock that may be acquired from us upon exercise of warrants and conversion of convertible preferred equity securities, and (iii) 533,280 shares of common stock that may be acquired upon the exercise of warrants and conversion of convertible preferred equity securities that may be acquired from us upon the exercise of purchase rights. Morton H. Myerson, Richard W. Slaven, David Jacobs and Katherine Belew exercise voting and investment authority over the shares held by this selling shareholder.

(4) Consists of (i) 11,338,749 shares of common stock, (ii) 2,599,367 shares of common stock that may be acquired from us upon exercise of outstanding warrants, conversion of outstanding convertible preferred
         equity   securities,   and


                                       61


         exercise of warrants and conversion of convertible preferred equity securities that may be acquired from us upon the conversion of convertible debt securities, and (iii) 469,320 shares of common stock that may be acquired upon the exercise of warrants and conversion of convertible preferred equity securities that may be acquired from us upon the exercise of purchase rights. Stewart Fink, Richard Levy, Robert Hoyt and Daniel Waral exercise voting and investment authority over the shares held by this selling shareholder.

(5) Consists of (i) 1,274,031 shares of common stock, (ii) 3,216,000 shares of common stock that may be acquired from us upon exercise of warrants and conversion of convertible preferred equity securities, and (iii) 1,071,960 shares of common stock that may be acquired upon the exercise of warrants and conversion of convertible preferred equity securities that may be acquired from us upon the exercise of purchase rights. Thomas McAuley, Chief Investment Officer of North Sound Legacy International Ltd. exercises voting and investment authority over the shares held by this selling shareholder.

(6) Consists of (i) 2,156,877 shares of common stock, (ii) 396,000 shares of common stock that may be acquired from us upon exercise of warrants and conversion of convertible preferred equity securities, and (iii) 132,000 shares of common stock that may be acquired upon the exercise of warrants and conversion of convertible preferred equity securities that may be acquired from us upon the exercise of purchase rights.

(7) Consists of (i) 250,000 shares of common stock, (ii) 2,240,000 shares of common stock that may be acquired from us upon exercise of warrants and conversion of convertible preferred debt securities that may be acquired from us upon the conversion of convertible debt securities, and (iii) 666,720 shares of common stock that may be acquired upon the exercise of warrants and conversion of convertible preferred equity securities that may be acquired from us upon the exercise of purchase rights. Steve Derby exercises voting and investment authority over the shares held by this selling shareholder.

(8) Consists of 560,000 shares of common stock that may be acquired form us upon exercise of warrants.

(9) Consists of (i) 38,031 shares of common stock, (ii) 96,000 shares of common stock that may be acquired from us upon exercise of warrants and conversion of convertible preferred equity securities, and (iii) 32,040 shares of common stock that may be acquired upon the exercise of warrants and conversion of convertible preferred equity securities that may be acquired from us upon the exercise of purchase rights. Osker Lewnowski exercises voting and investment authority over the shares held by this selling shareholder.

(10) Consists of (i) 85,197 shares of common stock, and (ii) 48,000 shares of common stock that may be acquired from us upon exercise of warrants and conversion of convertible preferred equity securities.

(11) Consists of 50,000 shares of common stock that may be acquired form us upon exercise of warrants.

(12) Consists of 35,000 shares of common stock that may be acquired form us upon exercise of warrants.

(13) Consists of (i) 19,015 shares of common stock, and (ii) 81,334 shares of common stock that may be acquired from us upon exercise of warrants and conversion of convertible preferred equity securities. J. Douglas Ralston exercises voting and investment authority over the shares held by this selling shareholder.

(14) Consists of (i) 114,092 shares of common stock, and (ii) 404,667 shares of common stock that may be acquired from us upon exercise of warrants and conversion of convertible preferred equity securities. CD Capital Management LLC, as the investment manager of CD Investment Partners, Ltd., and John D. Ziegleman, as President of CD Capital Management LLC, each may be deemed to have beneficial ownership of the shares held by this selling shareholder.

(15) Consists of (i) 19,015 shares of common stock, and (ii) 81,334 shares of common stock that may be acquired from us upon exercise of warrants and conversion of convertible preferred equity securities.

(16) Consists of 306,667 shares of common stock that may be acquired form us upon exercise of warrants. Stewart Fink, Richard Levy, Robert Hoyt and Daniel Waral exercise voting and investment authority over the shares held by this selling shareholder.

(17) Charles Taylor exercises voting and investment authority over the shares held by this selling shareholder.

(18) Consists of (i) 9,508 shares of common stock, and (ii) 40,667 shares of common stock that may be acquired from us upon exercise of warrants and conversion of convertible preferred equity securities.

(19) Consists of (i) 39,615 shares of common stock, and (ii) 149,968 shares of common stock that may be acquired from us upon exercise of warrants and conversion of convertible preferred equity securities.

(20) Consists of (i) 9,508 shares of common stock, and (ii) 40,667 shares of common stock that may be acquired from us upon exercise of warrants and conversion of convertible preferred equity securities.


                                       62


(21) Consists of (i) 95,077 shares of common stock, and (ii) 406,667 shares of common stock that may be acquired from us upon exercise of warrants and conversion of convertible preferred equity securities. Steve Gilboy exercises voting and investment authority over the shares held by this selling shareholder.

(22) Consists of (i) 269,385 shares of common stock, and (ii) 963,367 shares of common stock that may be acquired from us upon exercise of warrants and conversion of convertible preferred equity securities.

(23) Consists of (i) 31,692 shares of common stock, and (ii) 113,367 shares of common stock that may be acquired from us upon exercise of warrants and conversion of convertible preferred equity securities. Richard Lee exercises voting and investment authority over the shares held by this selling shareholder.

(24) Consists of 333,334 shares of common stock that may be acquired from us upon exercise of warrants and conversion of convertible preferred equity securities. Joseph Yasgur exercises voting and investment authority over the shares held by this selling shareholder.

(25) Consists of (i) 95,077 shares of common stock, and (ii) 406,667 shares of common stock that may be acquired from us upon exercise of warrants and conversion of convertible preferred equity securities.

(26) Consists of (i) 185,986 shares of common stock, and (ii) 240,000 shares of common stock that may be acquired from us upon exercise of warrants and conversion of convertible preferred equity securities. Ronald Lachman and Mary Ann Lachman exercise voting and investment authority over the shares held by this selling shareholder.

(27) Consists of (i) 19,015 shares of common stock, and (ii) 81,334 shares of common stock that may be acquired from us upon exercise of warrants and conversion of convertible preferred equity securities. Richard Lee exercises voting and investment authority over the shares held by this selling shareholder.

(28) Consists of 100,000 shares of common stock that may be acquired from us upon exercise of warrants and conversion of convertible preferred equity securities.

(29) Consists of (i) 166,385 shares of common stock, and (ii) 595,001shares of common stock that may be acquired from us upon exercise of warrants and conversion of convertible preferred equity securities. Nancy Hoyt exercises voting and investment authority over the shares held by this selling shareholder.

(30) Consists of (i) 63,385 shares of common stock, (ii) 159,967 shares of common stock that may be acquired from us upon exercise of warrants and conversion of convertible preferred equity securities, and (iii) 53,280 shares of common stock that may be acquired upon the exercise of warrants and conversion of convertible preferred equity securities that may be acquired from us upon the exercise of purchase rights. Nathan Low exercises voting and investment authority over the shares held by this selling shareholder.

(31) Consists of (i) 38,031 shares of common stock, (ii) 96,000 shares of common stock that may be acquired from us upon exercise of warrants and conversion of convertible preferred equity securities, and (iii) 32,040 shares of common stock that may be acquired upon the exercise of warrants and conversion of convertible preferred equity securities that may be acquired from us upon the exercise of purchase rights. Thomas McAuley, Chief Investment Officer of North Sound Legacy Fund LLC exercises voting and investment authority over the shares held by this selling shareholder.

(32) Consists of (i) 589,477 shares of common stock, (ii) 1,488,000 shares of common stock that may be acquired from us upon exercise of warrants and conversion of convertible preferred equity securities, and (iii) 495,960 shares of common stock that may be acquired upon the exercise of warrants and conversion of convertible preferred equity securities that may be acquired from us upon the exercise of purchase rights. Thomas McAuley, Chief Investment Officer of North Sound Legacy Institutional Fund exercises voting and investment authority over the shares held by this selling shareholder.

(33) Consists of 35,000 shares of common stock that may be acquired from us upon exercise of warrants.

(34) Consists of (i) 63,385 shares of common stock, (ii) 159,967 shares of common stock that may be acquired from us upon exercise of warrants and conversion of convertible preferred equity securities, and (iii) 53,280 shares of common stock that may be acquired upon the exercise of warrants and conversion of convertible preferred equity securities that may be acquired from us upon the exercise of purchase rights. RHP Master Fund, Ltd. is a party to an investment management agreement with Rock Hill Investment Management, L.P., a limited partnership of which the general partner is RHP General Partner, LLC. Pursuant to such agreement, Rock Hill Investment Management directs the voting and disposition of shares owned by RHP Master Fund. Messrs. Wayne Bloch, Gary Kaminsky and Peter Lockhart own all of the interests in RHP General Partner. The aforementioned entities and individuals disclaim beneficial ownership of the shares owned by the RHP Master Fund.

(35) Consists of 83,334 shares of common stock that may be acquired from us upon exercise of warrants. Richard Abrahams exercises voting and investment authority over the shares held by this selling shareholder.


                                       63


(36) Consists of (i) 79,231 shares of common stock, and (ii) 283,367 shares of common stock that may be acquired from us upon exercise of warrants and conversion of convertible preferred equity securities.

(37) Consists of (i) 233,277 shares of common stock, (ii) 84,000 shares of common stock that may be acquired from us upon exercise of warrants and conversion of convertible preferred equity securities, and (iii) 27,960 shares of common stock that may be acquired upon the exercise of warrants and conversion of convertible preferred equity securities that may be acquired from us upon the exercise of purchase rights.

(38) Consists of 20,000 shares of common stock that may be acquired from us upon exercise of warrants.

(39) Consists of (i) 102,333 shares of common stock, and (ii) 20,833 shares of common stock that may be acquired from us upon exercise of warrants and conversion of convertible preferred equity securities.

(40) Consists of (i) 128,354 shares of common stock, (ii) 324,000 shares of common stock that may be acquired from us upon exercise of warrants and conversion of convertible preferred equity securities, and (iii) 108,000 shares of common stock that may be acquired upon the exercise of warrants and conversion of convertible preferred equity securities that may be acquired from us upon the exercise of purchase rights. Michael Finkelstein, President of Stonestreet LP exercise voting and investment authority over the shares held by this selling shareholder.

(41) Consists of 50,000 shares of common stock that may be acquired from us upon exercise of warrants.

(42) Consists of 35,000 shares of common stock that may be acquired from us upon exercise of warrants.

(43) Consists of (i) 63,385 shares of common stock, (ii) 159,967 shares of common stock that may be acquired from us upon exercise of warrants and conversion of convertible preferred equity securities, and (iii) 53,280 shares of common stock that may be acquired upon the exercise of warrants and conversion of convertible preferred equity securities that may be acquired from us upon the exercise of purchase rights. Navin Raju Dadlani, the Director of Tiberius Investment & Capital, exercises voting and investment authority over the shares held by this selling shareholder.

(44) Consists of (i) 7,923 shares of common stock, and (ii) 28,367 shares of common stock that may be acquired from us upon exercise of warrants and conversion of convertible preferred equity securities. James A. Corydon, Trustee if te Thomas J. Ginley Life Insurance Trust DTD 1-22-97 exercise voting and investment authority over the shares held by this selling shareholder.
(45) Consists of (i) 31,692 shares of common stock, (ii) 80,033 shares of common stock that may be acquired from us upon exercise of warrants and conversion of convertible preferred equity securities, and (iii) 26,640 shares of common stock that may be acquired upon the exercise of warrants and conversion of convertible preferred equity securities that may be acquired from us upon the exercise of purchase rights. Joseph Gil and Sean Deson, each Managing Members of Treeline Investment Partners, L.P., exercise voting and investment authority over the shares held by this selling shareholder.

(46) Consists of (i) 47,538 shares of common stock, and (ii) 203,334 shares of common stock that may be acquired from us upon exercise of warrants and conversion of convertible preferred equity securities.

(47) Consists of (i) 33,277 shares of common stock, (ii) 84,000 shares of common stock that may be acquired from us upon exercise of warrants and conversion of convertible preferred equity securities, and (iii) 27,960 shares of common stock that may be acquired upon the exercise of warrants and conversion of convertible preferred equity securities that may be acquired from us upon the exercise of purchase rights. Evan Schemenauer, Arthur Jones and Jennifer Kelly exercise voting and investment authority over the shares held by this selling shareholder.

(48) Consists of (i) 33,277 shares of common stock, (ii) 84,000 shares of common stock that may be acquired from us upon exercise of warrants and conversion of convertible preferred equity securities, and (iii) 27,960 shares of common stock that may be acquired upon the exercise of warrants and conversion of convertible preferred equity securities that may be acquired from us upon the exercise of purchase rights. Evan Schemenauer, Arthur Jones and Jennifer Kelly exercise voting and investment authority over the shares held by this selling shareholder.

(49) Consists of 300,000 shares of common stock that may be acquired from us upon exercise of warrants. Richard Kiphart exercises voting and investment authority over the shares held by this selling shareholder.

(50) Consists of (i) 130,872 shares of common stock, and (ii) 120,000 shares of common stock that may be acquired from us upon exercise of warrants and conversion of convertible preferred equity securities. Patrick J. Kelly, Thomas N. Kelly, Laura K. McGrath and Stephen M. Schuster exercise voting and investment authority over the shares held by this selling shareholder.


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


                           RELATED PARTY TRANSACTIONS

         Other than the employment arrangements described above in "Executive Compensation" and the transactions described below, since January 30, 2003 (inception) there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or will be a party:

         o        in which the amount involved exceeds $60,000; and

         o in which any director, executive officer, selling shareholder named in this prospectus, other shareholder of more than 5% of our common stock or any member of their immediate family had or will have a direct or indirect material interest.

TRANSACTIONS WITH OFFICERS AND DIRECTORS

         On February 26, 2003, we acquired mining equipment and certain other intangible mining rights and information from Strata Coal, LLC for $47,000 and the assumption of $188,875 in liabilities consisting of trade payables and promissory notes payable to unrelated parties. Strata is owned by Jon Nix, our President and Chief Executive Officer, and Farrald Belote, a director. On June 11, 2003, we sold the mining equipment we acquired from Strata to Jenco Capital Corporation for $30,000. Mr. Nix is an executive officer and controlling shareholder of Jenco.

         In February 2003, we borrowed $150,000 from a trust controlled by Farrald Belote. This note accrues simple interest at an annual rate of 8% and was to mature in February 2005. In August 2003, we extended the maturity date to February 20, 2008.

         On July 1, 2003, we sold to Jenco mineral royalty rights for coal mined on the Patterson Mountain portion of the New River Tract assemblage for $75,156. Pursuant to this agreement, we pay Jenco $2.00 per ton of coal mined on the property. During the six months ended December 31, 2003 and June 30, 2004, we paid Jenco $59,572 and $75,106, respectively, pursuant to this agreement.

         On August 1, 2003, we sold to Jenco our interest in mineral royalty rights we received from United States Coal, Inc. for coal mined on the Smokey Mountain portion of the New River Tract assemblage for $250,000. Pursuant to this agreement, Jenco receives royalty payments from United States Coal for coal it mines on the property.

         On June 30, 2003, we assigned to Jon Nix and Farrald Belote, a ten-year, $0.25 per ton royalty interest on all the coal sold from the New River Tract assemblage. Pursuant to this agreement, if we sell any mineral properties on the New River Tract assemblage prior to end of the ten-year period, we must settle the remaining royalty obligation by paying 12 1/2% of the sales price to each of Messrs. Nix and Belote. Pursuant to our sales of mineral property rights to Jenco in July and August 2003, we incurred an obligation to pay an aggregate of $81,289 to Messrs. Nix and Belote under this agreement. In February 2004, Messrs. Nix and Belote each agreed to permanently cancel this agreement.

         We borrowed an aggregate of $315,000 from Jenco from August 2003 through January 2004, and we borrowed $105,000 from Jon Nix in December 2003. Each of these loans was evidenced by a note payable which accrued simple interest at an annual rate of 8% and was payable on demand. These loans were paid in full during the first six months of 2004.

         During 2003, we paid the law firm of Kite, Bowen & Associates, PA a total of $45,000 for professional services rendered to us. Charles Kite, a former director and our current General Counsel, and Jeanne Bowen Nix, our Secretary and Treasurer and Assistant Counsel, were partners of this law firm.

TRANSACTIONS WITH SELLING SHAREHOLDERS

     2003 DEBT FINANCING

         During 2003 we raised gross proceeds of $198,000 pursuant to a series of private placements of unsecured promissory notes to four unrelated parties, Robert Pardue, John Kalb, Murphy Christina and Bernice Starret, all of whom are selling shareholders. Each of the notes had an interest rate of 10% per annum and was due in March 2004. In November 2003, these note holders agreed to extend the terms of the notes to November 2004 in consideration of the issuance to them of warrants to purchase an aggregate of 165,000 shares of our common stock. These notes have been paid in full.

     JANUARY 2004 PRIVATE PLACEMENT

         In January 2004, four unrelated parties, holding an aggregate principal amount of $198,000 of notes payable, converted all of their then outstanding principal and accrued interest into common shares of common stock at a conversion price of $0.55 per share. We issued 368,399 shares of common stock, 360,000 shares of which were issued in repayment of principal and 8,399 shares of which were issued in repayment of accrued interest. Of these shares, 61,400 were issued to Robert Pardue, 111,636 were issued to John Kalb, 93,030 were issued to Murphy Christina, and 102,333 were issued to Bernice Starrett, all of whom are selling shareholders under this prospectus.

     FEBRUARY 2004 PRIVATE PLACEMENT

         In February 2004, we sold an aggregate of 5,000,000 shares of our common stock in a private placement, at a price of $0.55 per share. Crestview Capital Master, LLC purchased 2,600,000 of the 5,000,000 shares, Gerald Rubin purchased 2,000,000 of the shares, and Chris Carameros purchased 200,000 of the shares. Each of these investors is a selling shareholder under this prospectus.

     SENIOR SECURED DEBT FINANCING

         In April and May 2004, we raised in separate transactions gross proceeds of $7.5 million pursuant to a series of separate private placements of senior secured promissory notes that mature in April and May 2005 and three-year warrants to purchase up to an aggregate of 2,500,000 shares of our common stock at an exercise price of $1.00 per share. The notes were secured by all of our coal mining assets, and had an interest rate of 12% for the first three months, 15% for the second three months and 18% thereafter. Interest was payable quarterly. We paid Dillon Capital, Inc. a placement agent fee of $285,000 and warrants to purchase 150,000 shares of common stock with an exercise price of $1.00 per share as consideration for services in this transaction. This indebtedness was repaid in full in August and September, 2004.

         The following purchasers of the senior secured promissory notes are selling shareholders under this prospectus: Gil Avidar; Blackpool Partners, LLC; Joel Chestler; Crestview Capital Master LLC; Dara Fieldman; Stewart & Jennifer Flink; Scott P. George; GLL Single Strategy, L.P.; Steven J. Halpern; Jacob Capital, LLC; Richard P. Kiphart; Lachman Family Limited Partnership; Joseph Levy Jr. Declaration of Trust; Nancy Hoyt Revocable Trust; Eugene V. Rintels; Thomas J. Ginley Life Insurance Trust U/A Dtd. 1-22-97; David Valentine; Woodland Financial Group, LLC; and CD Investment Partners, Ltd.

     CUMBERLAND TIMBER COMPANY

         In May 2004, we purchased from Cumberland Timber Company, LLC, 1,738 acres of land in Eastern Tennessee for a total purchase price of $631,000, which consisted of $280,000 cash and 300,000 shares of common stock. The 300,000


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


shares were issued at a price per share of $1.17, which was the closing price of our stock on May 14, 2004, the date of closing for this transaction.

     AUGUST 2004 PRIVATE PLACEMENTS

         SERIES A CONVERTIBLE PREFERRED STOCK FINANCING

         On August 31, 2004, we sold $16,030,000 of Series A convertible preferred stock and common stock purchase warrants in private placement financings in separate transactions. We issued a total of 1,068.67 shares of
Series A Convertible Preferred Stock, at $15,000 per share, for cash consideration of approximately $11.3 million and cancellation of $4.725 million of our senior secured promissory notes. Each share of Series A convertible preferred stock is convertible into 10,000 shares of common stock. For each share of Series A convertible preferred stock, the investors also were issued two-year warrants to purchase 2,000 shares of common stock at an exercise price of $2.10 per share. We sold these securities in separate transactions to the following investors, all of whom are selling shareholders under this prospectus:
Asset Managers International Lmtd; Gil Avidar; Big Bend XII Investments, LP; Blackpool Partners, LLC; Joel Chestler; Crestview Capital Master LLC; Dara Fieldman; Stewart & Jennifer Flink; Scott P. George; GLL Single Strategy, L.P.; Steven J. Halpern; Jacob Capital, LLC; Richard P. Kiphart; Lachman Family Limited Partnership; Joseph Levy Jr. Declaration of Trust; Nancy Hoyt Revocable Trust; Bear Stearns as custodian for Nathan A. Low Roth IRA; North Sound Legacy Fund LLC; North Sound Legacy Institutional Fund LLC; North Sound Legacy International Ltd.; RHP Master Fund Ltd.; Eugene V. Rintels; Byron Rubin; Gerald
J. Rubin; Stonestreet L.P.; Tiberius Investments & Capital; Thomas J. Ginley Life Insurance Trust U/A Dtd. 1-22-97; Treeline Investment Partners, L.P.; David Valentine; Whalehaven Capital LP; Whalehaven Fund Limited; Woodland Financial Group, LLC; and CD Investment Partners, Ltd.

         Of these investors, Gil Avidar; Blackpool Partners, LLC; Joel Chestler; Crestview Capital Master LLC; Dara Fieldman; Stewart & Jennifer Flink; Scott P. George; GLL Single Strategy, L.P.; Steven J. Halpern; Jacob Capital, LLC;
Richard P. Kiphart; Lachman Family Limited Partnership; Joseph Levy Jr. Declaration of Trust; Nancy Hoyt Revocable Trust; Eugene V. Rintels; Thomas J. Ginley Life Insurance Trust U/A Dtd. 1-22-97; David Valentine; Woodland Financial Group, LLC; and CD Investment Partners, Ltd. were holders of our senior secured debt, which debt was repaid from proceeds from the financing, and Crestview Capital Master, LLC also is an existing shareholder of ours.

         CONVERTIBLE DEBT FINANCING

         On August 31, 2004, we issued $3,000,000 of convertible promissory notes to Crestview Capital Master LLC and SDS Capital Group SPC, Ltd. Prior to maturity, the convertible promissory notes may be converted into units consisting of our Series A convertible preferred stock and common stock purchase warrants, at a price of $15,000 per unit. Each unit consists of one share of Series A convertible preferred stock and two-year warrants to purchase up to 2,000 shares of common stock at an exercise price of $2.10 per share. The convertible promissory notes bear interest at a rate of 8% per annum and have a term of nine months.

         PREFERRED STOCK AND WARRANT PURCHASE RIGHTS

         Investors who paid cash consideration in either the Series A convertible preferred stock financing or convertible debt financing also received the right to purchase additional units of Series A convertible preferred stock and common stock purchase warrants. Each of these investors can purchase, at a price of $15,000 per unit, up to a number of units with an aggregate purchase price equal to 33.33% of the amount invested in the initial financing. Each unit consists of one share of Series A convertible preferred stock and two-year warrants to purchase up to 2,000 shares of common stock at an exercise price of $2.10 per share. The purchase rights must be exercised no later than ninety days following the effective date of the registration statement of which this prospectus is a party. The holders of convertible promissory notes may exercise this additional purchase right only if they convert their promissory note in full.

         SALE OF COMMON STOCK BY DIRECTOR

         Concurrently with the closing of the Series A convertible preferred stock and convertible promissory note financings in August 2004, the investors in those transactions also purchased a total of 5,380,277 shares of common stock from Farrald Belote, a director of ours, for total proceeds to Mr. Belote of $3,467,180. The purchasers of convertible preferred stock acquired a total of 5,080,277 shares at price of $0.65 per share, and the purchasers of convertible promissory notes acquired 300,000 shares at a price of $0.55 per share.

         PLACEMENT AGENTS

         Burnham Hill Partners, a division of Pali Capital Inc., and William Blair & Company acted as placement agents in the August 2004 financings. Additionally, Dillon Capital, Inc. received placement agent fees as consideration for the purchase in the August 2004 financings of debt and equity securities by holders of our senior secured promissory notes. Dillon acted as placement agent in connection with our sale of these senior secured promissory notes in April and May 2004. For their services, we paid the placements agents an aggregate of $971,350 in cash, including the reimbursement of costs, and issued to Burnham Hill Partners and William Blair & Company warrants to purchase up to 700,000 shares and 300,000 shares, respectively, of our common stock. Burnham Hill subsequently assigned these warrants to Jason Adelman, Hilary Bergman, Brad Reifler, Eric Singer and Matthew Balk, employees of Pali Capital Inc., who are selling shareholders under this prospectus.

         REGISTRATION RIGHTS AGREEMENT

         In connection with the August 31, 2004 private placement financings, we entered into separate registration rights agreements with the investors. Pursuant to the separate registrant rights agreements, we agreed to file a registration statement registering the resale by the investors of all of the shares of common stock issuable upon conversion of preferred shares and exercise of warrants, including preferred shares and warrants issuable upon conversion of the convertible promissory notes and exercise of the purchase rights. We agreed to keep the registration statement effective until the earlier of the date on which all of the common shares have been sold and the date that all the common shares may be sold by the investors pursuant to Rule 144(k) under the Securities Act. If we do not register these shares for resale within 150 days of the closing date of the financing, we must pay each of the investors a fee of 2.0% of the per share purchase price paid by such investor for each preferred share, and following such date a fee of 1.0% of the per share purchase price paid by such investor for each preferred share for each month that the shares are not registered. Pursuant to the separate registration rights agreements, we filed with the SEC the registration statement of which this prospectus is a part to register for resale the shares of common stock identified above, and each of the investors in the private placement financings is identified as a selling shareholder in this prospectus.

     CRESTVIEW CAPITAL MASTER, LLC

         In February 2004, Crestview Capital Master, LLC, an entity controlled by Crestview Capital Funds, purchased four outstanding notes payable of ours, from an unrelated party, in the aggregate principal amount of $3,465,200. Concurrent with its purchase of these notes, Crestview agreed to extend the maturity date on all four notes to March 25, 2005 and to modify certain provisions. These notes bear interest at an annual rate of 12%. Two of the notes, in the aggregate principal amount of approximately $3.2 million, are convertible into our common stock at a price of $0.50 per share. Crestview also


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


purchased common stock purchase warrants from the original debt holder, which warrants had been issued by us as additional consideration for the convertible notes. The warrants allow Crestview to purchase up to 1,597,250 shares of our common stock at a price of $0.55 per share, and expire on March 25, 2005. With respect to the convertible notes:

         o On March 31, 2004, we issued to Crestview 321,387 shares of common stock upon conversion of $160,693 of accrued interest;

         o In April 2004, we issued to Crestview 1,000,000 shares of common stock upon conversion of $500,000 of principal;

         o In October 2004, we issued to Crestview 5,389,804 shares of common stock upon conversion of the remaining $2,694,902 of principal of the convertible debentures; and

         o In October 2004, we received issued to Crestview 1,597,250 shares of common stock upon exercise of common stock purchase warrants, for a total proceeds to us of $878,487.50.

         In February 2004, we sold an aggregate of 5,000,000 shares of our common stock in a private placement, at a price of $0.55 per share. Crestview Capital Master, LLC purchased 2,600,000 of the 5,000,000 shares.

         Crestview Capital Master, LLC invested in our April and May 2004 senior secured debt financings and acquired $1,000,000 in principal amount of promissory notes and warrants to purchase 333,334 shares of common stock. Additionally, we paid Dillon Capital, Inc., an affiliate of Crestview Capital Master, LLC, a placement agent fee of $285,000 and warrants to purchase 150,000 shares of common stock with an exercise price of $1.00 per share as consideration for services in this transaction. This indebtedness was repaid in full in August and September, 2004.

         Crestview Capital Master, LLC invested in one of our August 2004 Series A convertible preferred stock and warrant financings, and acquired 150.67 shares of Series A convertible preferred stock and warrants to purchase 301,340 shares of common stock, for which Crestview paid $1,260,000 in cash and cancelled $1,000,000 in principal amount of indebtedness. Additionally, Crestview invested in our August 2004 convertible promissory note financing and acquired $500,000 in principal amount of notes.

     OTHER TRANSACTIONS

         Michael Littman, a selling shareholder, served as our legal counsel until April 2004.

                          DESCRIPTION OF CAPITAL STOCK

         As of October 31, 2004, our authorized capital stock consisted of:

         o 80,000,000 shares of common stock, par value $0.0001 per share; and

         o        10,000,000  shares of preferred  stock,  par value $0.0001 per
                  share,  of  which  1,611  shares  were  designated   Series  A
                  convertible preferred stock.

         As of October 31, 2004, there were outstanding:

         o 51,497,195 shares of common stock held by approximately 103 shareholders of record;

         o 10,686,700 shares of common stock issuable upon conversion of 1,068.67 shares of Series A convertible preferred stock held by 33 shareholders of record;

         o 5,770,000 shares of common stock issuable upon exercise of outstanding options;

         o 5,709,844 shares of common stock issuable upon exercise of outstanding warrants;

         o 5,416,400 shares issuable upon conversion of 541.64 shares of Series A convertible preferred stock that may be acquired upon conversion of convertible promissory notes and exercise of purchase rights;

         o 1,083,280 shares of common stock issuable upon the exercise of warrants issuable upon conversion of convertible promissory notes and exercise of purchase rights.

COMMON STOCK

     DIVIDEND RIGHTS

         Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive dividends out of funds legally available at the times and in the amounts that our board may determine. The terms of our Series A convertible preferred stock prevent us from paying dividends on our common stock without the approval of holders of at least 75% of the outstanding Series A convertible preferred stock.

     VOTING RIGHTS

         Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of shareholders. Cumulative voting for the election of directors is not provided for in our articles of incorporation, which means that the holders of a majority of the voting shares voted can elect all of the directors then standing for election.

     NO PREEMPTIVE OR SIMILAR RIGHTS

         Holders of our common stock do not have preemptive rights, and our common stock is not convertible or redeemable.

     RIGHT TO RECEIVE LIQUIDATION DISTRIBUTIONS

         Upon our dissolution, liquidation or winding-up, the assets legally available for distribution to our shareholders are distributable ratably among the holders of our common stock, subject to the preferential rights and payment of liquidation preferences, if any, on any outstanding shares of convertible preferred stock.

PREFERRED STOCK

     SERIES A CUMULATIVE CONVERTIBLE PREFERRED STOCK

         We have designated 1,611 shares of our preferred stock as Series A cumulative convertible preferred stock, which has the following terms:

         DIVIDEND RIGHTS

         The holders of outstanding shares of our Series A convertible preferred stock are entitled to receive cumulative dividends out of funds legally available on June 30 and December 31 of each year, at an initial rate of 5% per annum, which may increase by the following additional percentages as follows:

         o 2.5% for the duration of any fiscal quarter during which we have breached certain provisions of the separate purchase agreements pursuant to which these securities were sold;

         o 3% if, on the date that is nine months from the date on which these securities were first issued, our common stock is not listed on the Nasdaq National Market, Nasdaq Small Cap Market or the American Stock Exchange; and

         o 3% commencing on the date that is twenty-four months after the date on which these securities were first issued.

         LIQUIDATION PREFERENCE

         Upon a voluntary or involuntary liquidation of National Coal, the holders of the Series A convertible preferred stock are entitled to receive, prior to payment of any amounts to the holders of our common stock, out of the assets legally available for distribution to our shareholders, an amount per share equal to $15,000 plus any accumulated and unpaid dividends on the preferred stock. Following payment of this preferential amount, the holders of the Series A convertible preferred stock are entitled to share in any remaining funds on an as converted basis with the holders of the common stock.

         VOTING RIGHTS

         Subject to applicable law, each holder of Series A convertible preferred stock is entitled to vote with the holders of common stock, as a single class, with respect to any question upon which holders of common stock have the right to vote, including the right to vote for the election of directors. Each holder of Series A convertible preferred stock is entitled to the number of votes equal to the number of shares of common stock into which such shares of preferred stock could be converted on the record date for the taking of a vote, subject to certain limitations on the total number of shares that may be beneficially owned by a preferred shareholder as set forth in our articles of incorporation.

         Additionally, we must obtain the approval of holders of at least 75% of the outstanding Series A convertible preferred stock before taking certain actions, including certain amendments to our articles of incorporation, the creation or issuance of a new class or series of preferred stock or debt that ranks senior to the Series A convertible preferred stock, the redemption of our capital stock or other securities, and the payment of dividends.

         CONVERSION RIGHTS

         Each holder of Series A convertible preferred stock has the right at any time to convert all or any lesser portion of such holder's shares of preferred stock into a number of shares of common stock determined by dividing the aggregate liquidation preference of the shares of preferred stock to be converted plus accrued and unpaid dividends thereon by the conversion value then in effect. Presently, without, giving effect to accrued dividends, each share of preferred stock is convertible into 10,000 shares of common stock. The conversion value is subject to adjustment for stock splits, reverse stock splits and other similar recapitalizations, and upon our issuance of securities at a price below the conversion value then in effect.

         Additionally, at any time after the date that is 180 days after the date the registration statement of which this prospectus is a part is declared effective by the SEC, all the outstanding Series A convertible preferred stock automatically shall be converted into common stock, in the ratios provided above, so long as:

         o The registration statement covering all of the shares of common stock into which the preferred stock is convertible is effective and such common stock may be sold pursuant thereto;

         o Our common stock is then listed or quoted on the Nasdaq National Market, Nasdaq Small Cap Market or the American Stock Exchange; and

         o Either (1) the daily market price of our common stock is $3.00 (subject to adjustment for stock splits, reverse splits, stock dividends and the like) or more per share for ten (10) consecutive trading days and the dollar volume of our common stock traded exceeds $700,000 for each of such ten trading days; or (2) we have consummated an underwritten public offering of our common stock generating gross proceeds of at least $40,000,000 at a price of at least $2.50 per share.

         PREEMPTIVE RIGHTS

         Holders of our Series A convertible preferred stock have preemptive rights which entitle them to participate in certain future securities offerings we conduct by exchanging their Series A convertible preferred stock for shares that we issue in the future offering. This right expires upon the earlier of two years following the date we originally issued shares of Series A convertible preferred stock and such time as we sell additional securities for an aggregate purchase price of not less than $10,000,000 at a price per share of common stock of not less than $3.00.

         REDEMPTION

         If we fail or refuse to convert any shares of Series A convertible preferred stock in accordance with the terms of our articles of incorporation, a holder of such preferred shares may demand that we redeem his shares at a price payable in cash equal to the greater of the liquidation price of the Series A preferred shares ($15,000 per share) plus all accrued but unpaid dividends, or the total market value of the shares of common stock into which the preferred shares may then be converted, based on the price at which our shares of common stock is then trading.

     AUTHORIZED BUT UNDESIGNATED PREFERRED STOCK

         We are authorized, subject to limitations prescribed by Florida law and our Series A convertible preferred stock, to issue preferred stock in one or more series, to establish from time to time the number of  shares  to be  included  in each  series,  to fix the  designation,  powers, preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions. Our board can also increase or decrease the number of shares of any series, but not below the number of shares of that series then outstanding, by the affirmative vote of the holders of a majority of our capital stock entitled to vote, unless a vote of any other holders is required by the articles of incorporation establishing the series. Our board may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of National Coal and may adversely affect the market price of our common stock and the voting and other rights of the holders of common stock. We have no current plan to issue any shares of preferred stock other than issuances of Series A convertible preferred stock upon exercise of existing purchase rights.

WARRANTS, CONVERTIBLE DEBT AND PURCHASE RIGHTS

     COMMON STOCK WARRANTS

         At October 31, 2004, there were outstanding warrants exercisable to purchase 5,709,844 shares of common stock, as follows:

         o Warrants to purchase 20,833 shares at an exercise price of $0.60 per share, which will expire on November 7, 2005;

         o Warrants to purchase 2,416,678 shares at an exercise price of $1.00 per share, which will expire between April 15, 2007 and May 20, 2007;

         o Warrant to purchase 35,000 shares at an exercise price of $1.18 per share, which will expire on July 14, 2007;

         o Warrant to purchase 100,000 shares at an exercise price of $1.20 per share, which will expire on April 7, 2006;

         o Warrant to purchase 1,000,000 shares at an exercise price of $1.65 per share, which will expire on August 31, 2006; and

         o Warrants to purchase 2,137,333 shares at an exercise price of $2.10 per share, which will expire on August 31, 2006.

     CONVERTIBLE DEBT

         There is outstanding $3,000,000 in convertible promissory notes due May 31, 2005. The principal amount and all accrued but unpaid interest under these notes is convertible at the option of the holder into Series A convertible preferred stock at a price of $15,000 per share, or 200 shares if the entire principal amount is converted. For each share of Series A convertible preferred stock issued upon conversion, the note holder will also receive a two (2) year warrant to purchase up to 2,000 shares of common stock at an exercise price of $2.10 share. Additionally, if the promissory notes are converted in their entirety, the holders will also receive the Series A convertible preferred stock and warrant purchase rights described below.

     SERIES A CONVERTIBLE PREFERRED STOCK AND WARRANT PURCHASE RIGHTS

         There are outstanding Series A convertible preferred stock and warrant purchase rights which entitle the holders thereof, for a purchase price of $15,000 per unit, to purchase up to an aggregate of 250.97 shares of Series A convertible preferred stock and two (2) year warrants to purchase up to an aggregate of 501,940 shares of common stock at an exercise price of $2.10 share. These purchase rights expire 90 days from the effective date of the registration statement of which this prospectus is a part.

         If the convertible promissory notes are exercised in full, the holders will receive Series A convertible preferred stock and warrant purchase rights which will entitle them, for a purchase price of $15,000 per unit, to purchase up to an aggregate of 66.67 shares of Series A convertible preferred stock and two (2) year warrants to purchase up to an aggregate of 133,340 shares of common stock at an exercise price of $2.10 share. These purchase rights expire 90 days from the effective date of the registration statement of which this prospectus is a part.

ANTI-TAKEOVER PROVISIONS

         Certain provisions of our articles of incorporation and Florida law may have the effect of delaying, deferring or discouraging another person from acquiring control of National Coal.

     CHARTER AND BYLAW PROVISIONS

         Our articles of incorporation, as amended, allow our Board to issue 10,000,000 shares of Preferred Stock, in one or more series and with such rights and preferences including voting rights, without further shareholder approval. In the event that the Board designates additional series of preferred stock with rights and preferences, including super-majority voting rights, and issues such preferred stock, the preferred stock could make our acquisition by means of a tender offer, a proxy contest or otherwise, more difficult, and could also make the removal of incumbent officers and directors more difficult. As a result, these provisions may have an ANTI-TAKEOVER effect. The preferred stock authorized in our articles of incorporation, as amended, may inhibit changes of control that are not approved by our Board. These provisions could limit the price that future investors might be willing to pay in the future for our common stock. This could have the effect of delaying, deferring or preventing a CHANGE IN CONTROL of the Company. The issuance of preferred stock could also effectively limit or dilute the voting power of our shareholders. According, such provisions of our articles of incorporation, as amended, may discourage or prevent an acquisition or disposition of our business that could otherwise be in the best interest of our shareholders.

         In addition, our articles of incorporation, as amended, require that shareholder action be taken at an annual or special meeting of shareholders, and prohibits shareholder action by written consent. This provision may have an ANTI-TAKEOVER effect by preventing even majority shareholders from taking action other than at an annual or special meeting of shareholders at which the proposal is submitted to shareholders in accordance with the advance notice provisions of our Bylaws.

         FLORIDA LAW

         In addition, Florida has enacted the following legislation that may deter or frustrate takeovers of Florida corporations, such as our company:

         AUTHORIZED BUT UNISSUED STOCK. The authorized but unissued shares of our common stock are available for future issuance without shareholder approval. These additional shares may be used for a variety of corporate purposes, including future public offering to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock may enable our Board to issue shares of stock to persons friendly to existing management.

         EVALUATION OF ACQUISITION PROPOSALS. The Florida Business Corporation Act expressly permits our Board, when evaluating any proposed tender or exchange offer, any merger, consolidation or sale of substantially all of the assets of National Coal, or any similar extraordinary transaction, to consider all relevant factors including, without limitation, the social, legal, and economic effects on the employees, customers, suppliers, and other constituencies of National Coal and its subsidiaries, and on the communities and geographical areas in which they operate. Our Board may also consider the amount of consideration being offered in relation to the then current market price for our outstanding shares of capital stock and our then current value in a freely negotiated transaction. Our Board believes such provisions are in the long-term best interests of National Coal and our shareholders.

         CONTROL SHARE ACQUISITIONS. We are subject to the Florida control share acquisitions statute. This statute is designed to afford shareholders of public corporations in Florida protection against acquisitions in which a person, entity or group seeks to gain voting control. With enumerated exceptions, the statute provides that shares acquired within certain specific ranges will not possess voting rights in the election of directors unless the voting rights are approved by a majority vote of the public corporation's disinterested shareholders. Disinterested shares are shares other than those owned by the acquiring person or by a member of a group with respect to a control share acquisition, or by any officer of the corporation or any employee of the corporation who is also a director. The specific acquisition ranges that trigger the statute are: acquisitions of shares possessing one-fifth or more but less than one-third of all voting power; acquisitions of shares possessing one-third or more but less than a majority of all voting power; or acquisitions of shares possessing a majority or more of all voting power. Under certain circumstances, the statute permits the acquiring person to call a special shareholders meeting for the purpose of considering the grant of voting rights to the holder of the control shares. The statute also enables a corporation to provide for the redemption of control shares with no voting rights under certain circumstances.

TRANSFER AGENT AND REGISTRAR

         The transfer agent and registrar for our common stock is Manhattan Transfer Registrar Co.

LISTING

         Our common stock is quoted on the Over-The-Counter Bulletin Board under the trading symbol "NLCP."

                              PLAN OF DISTRIBUTION

         We are registering the shares of common stock on behalf of the selling security holders. Sales of shares may be made by selling security holders, including their respective donees, transferees, pledgees or other successors-in-interest directly to purchasers or to or through underwriters, broker-dealers or through agents. Sales may be made from time to time on the OTC Bulletin Board or any exchange upon which our shares may trade in the future, in the over-the-counter market or otherwise, at market prices prevailing at the time of sale, at prices related to market prices, or at negotiated or fixed prices. The shares may be sold by one or more of, or a combination of, the following:

         o a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction (including crosses in which the same broker acts as agent for both sides of the transaction);

         o purchases by a broker-dealer as principal and resale by such broker-dealer, including resales for its account, pursuant to this prospectus;

         o ordinary brokerage transactions and transactions in which the broker solicits purchases;

         o        through options, swaps or derivatives;

         o        in privately negotiated transactions;

         o        in making short sales or in transactions to cover short sales;

         o        put or call option transactions relating to the shares; and

         o        any other method permitted under applicable law.

         The selling security holders may effect these transactions by selling shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. These broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling security holders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). The selling security holders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities.

         The selling security holders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with those transactions, the broker-dealers or other financial institutions may engage in short sales of the shares or of securities convertible into or exchangeable for the shares in the course of hedging positions they assume with the selling security holders. The selling security holders may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery of shares offered by this prospectus to those broker-dealers or other financial institutions. The broker-dealer or other financial institution may then resell the shares pursuant to this prospectus (as amended or supplemented, if required by applicable law, to reflect those transactions).

         The selling security holders and any broker-dealers that act in connection with the sale of shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, and any commissions received by broker-dealers or any profit on the resale of the shares sold by them while acting as principals may be deemed to be underwriting discounts or commissions under the

Securities Act. The selling security holders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against liabilities, including liabilities arising under the Securities Act. We have agreed to indemnify each of the selling security holders and each selling security holder has agreed, severally and not jointly, to indemnify us against some liabilities in connection with the offering of the shares, including liabilities arising under the Securities Act.

         The selling security holders will be subject to the prospectus delivery requirements of the Securities Act. We have informed the selling security holders that the anti-manipulative provisions of Regulation M promulgated under the Securities Exchange Act of 1934 may apply to their sales in the market.

         Selling security holders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of Rule 144.

         Upon being notified by a selling security holder that a material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required pursuant to Rule 424(b) under the Securities Act, disclosing:

         o the name of each such selling security holder and of the participating broker-dealer(s);

         o        the number of shares involved;

         o        the initial price at which the shares were sold;

         o the commissions paid or discounts or concessions allowed to the broker-dealer(s), where applicable;

         o that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and

         o        other facts material to the transactions.

         In addition, if required under applicable law or the rules or regulations of the Commission, we will file a supplement to this prospectus when a selling security holder notifies us that a donee or pledgee intends to sell more than 500 shares of common stock.

         We are paying all expenses and fees in connection with the registration of the shares. The selling security holders will bear all brokerage or underwriting discounts or commissions paid to broker-dealers in connection with the sale of the shares.

                                  LEGAL MATTERS

         Stubbs Alderton & Markiles, LLP, Encino, California, will pass upon the validity of the common stock offered by this prospectus for us.

                                     EXPERTS

         The consolidated financial statements of the National Coal Corp. as of December 31, 2003 and for the eleven months in the period ended December 31, 2003, including in this prospectus have been so included in reliance on the report of Gordon, Hughes & Banks, LLP, independent registered accountants, given on the authority of said firm as experts in auditing and accounting.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and current reports, proxy statements and other information with the SEC. We have also filed with the SEC under the Securities Act a registration statement on Form S-1 with respect to the common stock offered by this prospectus. This prospectus, which constitutes part of the registration statement, does not contain all the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement, portions of which are omitted as permitted by the rules and regulations of the SEC. Statements made in this prospectus regarding the contents of any contract or other document are summaries of the material terms of the contract or document. With respect to each contract or document filed as an exhibit to the registration statement, reference is made to the corresponding exhibit. For further information pertaining to us and the common stock offered by this prospectus, reference is made to the registration statement, including the exhibits and schedules thereto, copies of which may be inspected without charge at the public reference facilities of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of all or any portion of the registration statement may be obtained from the SEC at prescribed rates. Information on the public reference facilities may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site that contains reports, proxy and information statements and other information that is filed through the SEC's EDGAR System. The web site can be accessed at http://www.sec.gov.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                            PAGE
                                                                            ----

AUDITED FINANCIAL STATEMENTS:

   Report of Independent Registered Public Accounting Firm..............    F-2

   Consolidated Balance Sheet at December 31, 2003......................    F-3

   Consolidated Statement of Operations for the
      Eleven Months Ended December 31, 2003.............................    F-4

   Consolidated Statement of Cash Flows for the
      Eleven Months Ended December 31, 2003.............................    F-5

   Condensed Consolidated Statement of Changes in Stockholders'
      Deficiency Inception (January 30, 2003) to December 31, 2003......    F-7

   Notes to the Consolidated Financial Statements.......................    F-8

UNAUDITED FINANCIAL STATEMENTS:

   Consolidated Balance Sheet at June 30, 2004..........................    F-22

   Consolidated Statement of Operations for the Five Months Ended
      June 30, 2003 and the Six Months Ended June 30, 2004..............    F-23

   Consolidated Statement of Cash Flows for the Five Months Ended
      June 30, 2003 and the Six Months Ended June 30, 2004..............    F-24

   Notes to the Consolidated Financial Statements.......................    F-25

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
National Coal Corp.
Knoxville, Tennessee

         We have audited the consolidated balance sheet of NATIONAL COAL CORP. as of December 31, 2003, and the related consolidated statements of operations, cash flows and changes in stockholders' deficiency for the period from its inception (January 30, 2003) to December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

         We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the accompanying consolidated financial statements referred to above present fairly, in all material respects, the financial position of NATIONAL COAL CORP. at December 31, 2003, and the results of its operations and its cash flows for the period from its inception to December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

         The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company's significant operating losses, working capital deficit and stockholders' deficiency raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/S/ GORDON, HUGHES & BANKS
---------------------------
Greenwood Village, Colorado
February 13, 2004

                               NATIONAL COAL CORP.

                           CONSOLIDATED BALANCE SHEET

                                                                    DECEMBER 31,
ASSETS                                                                 2003
                                                                    -----------
Current Assets:
   Cash and cash equivalents .................................      $       883
   Accounts receivable .......................................            4,327
   Inventory .................................................          145,863
   Prepaid and other .........................................           30,197
                                                                    -----------
Total current assets .........................................          181,270
                                                                    -----------

Property and Equipment:
   Mining equipment ..........................................        1,057,566

   Computer equipment and software ...........................           79,969

   Automobile and mobile equipment ...........................           61,232

   Office equipment and furniture ............................           25,611
                                                                    -----------
                                                                      1,224,378
   Less: accumulated depreciation ............................         (240,440)
                                                                    -----------
Property and Equipment, net ..................................          983,938
                                                                    -----------

Coal and Mineral Rights, net of $3,040 accumulated
   depletion .................................................        1,362,190
Reclamation Bond .............................................          257,500
Loan acquisition costs, less accumulated amortization
   of $366,628 ...............................................           45,607
                                                                    -----------
TOTAL ASSETS .................................................      $ 2,830,505
                                                                    ===========

LIABILITIES AND STOCKHOLDERS' DEFICIENCY
Current Liabilities:
   Notes payable .............................................      $ 3,663,217
   Notes payable to related parties ..........................          560,000
   Capital lease obligations .................................          458,803

   Accrued royalty payable to officers .......................           81,289
   Accounts payable and accrued expenses, other than
      payroll related expenses ...............................          469,005
   Accrued payroll, including payroll taxes ..................          180,154
   Accrued interest payable ..................................          101,597

   Deferred revenue ..........................................          179,050
                                                                    -----------
Total current liabilities ....................................        5,693,115

Accrued Reclamation Expenses .................................           64,359
                                                                    -----------

TOTAL LIABILITIES ............................................        5,757,474
                                                                    -----------

Stockholders' Deficiency:
   Preferred stock, $.0001 par value;
      10 million shares authorized; none issued and
      outstanding ............................................             --
   Common stock, $.0001 par value; 80 million shares
      authorized; 37,015,931 issued and outstanding ..........            3,702
   Additional paid-in capital ................................          402,214
   Accumulated deficit .......................................       (3,332,885)
                                                                    -----------
TOTAL STOCKHOLDERS' DEFICIENCY ...............................       (2,926,969)

                                                                    -----------
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY ...............      $ 2,830,505
                                                                    ===========

                 See Notes to Consolidated Financial Statements.

                               NATIONAL COAL CORP.

                      CONSOLIDATED STATEMENT OF OPERATIONS

                                                                   ELEVEN MONTHS
                                                                       ENDED
                                                                    DECEMBER 31,
                                                                       2003
REVENUES                                                           ------------
    Coal sales .............................................       $  1,012,520
    Royalties ..............................................            178,123
                                                                   ------------
       Total revenue .......................................          1,190,643

EXPENSES
    Cost of mine operations and selling expenses ...........          1,657,570
    General and administrative .............................          1,871,414
    Exploration and development ............................             80,367
    Depreciation, depletion and accretion ..................            250,527
    Amortization ...........................................            366,628
                                                                   ------------

       TOTAL OPERATING EXPENSES ............................          4,226,506
                                                                   ------------

LOSS FROM OPERATIONS .......................................         (3,035,863)
                                                                   ------------

OTHER INCOME (EXPENSE)
    Gain on sale of marketable securities ..................             73,825
    Other income ...........................................              1,612
    Interest expense .......................................           (372,459)
                                                                   ------------
       TOTAL OTHER INCOME (EXPENSE) ........................           (297,022)

                                                                   ------------
NET (LOSS) .................................................       $ (3,332,885)
                                                                   ============

BASIC AND DILUTED NET (LOSS) PER SHARE .....................       $      (0.09)
                                                                   ============

WEIGHTED AVERAGE COMMON SHARES .............................         36,550,518
                                                                   ============

                 See Notes to Consolidated Financial Statements.

                               NATIONAL COAL CORP.

                       CONSOLIDATED STATEMENT OF CASH FLOW

                                                                   ELEVEN MONTHS
                                                                        ENDED
                                                                    DECEMBER 31,
                                                                        2003
                                                                    -----------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net (loss) ...................................................    $(3,332,885)
  Adjustments to reconcile net (loss) to net cash
    provided by operating activities
     Depreciation and depletion ................................        243,480
     Amortization ..............................................        366,628
     Accretion of accrued reclamation expenses .................          7,047
     Stock issued for services .................................        153,500
     Non-cash compensation .....................................        191,000
     Changes in operating assets and liabilities:
        Receivables ............................................         (4,327)
        Inventory ..............................................       (145,863)
        Prepaid and other ......................................        (30,197)
        Accounts payable and accrued liabilities ...............        831,158
        Deferred revenue .......................................        179,050
                                                                    -----------
           Net cash flows provided (to) operating
              activities .......................................     (1,541,409)
                                                                    -----------

CASH FLOWS FROM INVESTING ACTIVITIES
  Reclamation bond .............................................       (257,500)
  Acquisition of coal and mineral rights .......................     (1,307,917)
  Equipment and vehicles purchased .............................       (448,462)
  Sale of mining equipment to related party ....................         23,000
                                                                    -----------
           Net cash flows provided from (to) investing
              activities .......................................     (1,990,879)
                                                                    -----------

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from issuance of convertible debt, less
     acquisition costs .........................................      2,782,667
  Proceeds from issuance of debt ...............................        467,689
  Proceeds from issuance of related party debt .................        560,000
  Payment of notes payable .....................................       (226,500)
  Payments on capital leases ...................................       (317,112)
  Proceeds from issuance of common stock .......................        287,500
  Repurchase and cancellation of common stock ..................        (21,073)
                                                                    -----------
           Net cash flows provided from (to) financing
              activities .......................................      3,533,171
                                                                    -----------

NET INCREASE IN CASH ...........................................            883

CASH AND EQUIVALENTS, BEGINNING OF PERIOD ......................           --
                                                                    -----------

CASH AND EQUIVALENTS, END OF PERIOD ............................    $       883
                                                                    ===========

SUPPLEMENTAL DISCLOSURES
   Interest paid ...............................................    $   270,862
   Income taxes paid ...........................................           --
   Non-cash investing and financing transactions:
     Net liabilities of Southern Group International, Inc. .....
        at the date of reverse merger ..........................         14,012

     Capital lease obligations to acquire mining equipment .....        775,916
     Recognition of accrued reclamation expenses ...............         57,312
     Assumption of promissory notes from Strata Coal, LLC:
        Charged to operations ..................................        191,000
        Partial payment of mining equipment ....................         23,000

                 See Notes to Consolidated Financial Statements.

                               NATIONAL COAL CORP.

                      CONSOLIDATED STATEMENT OF CHANGES IN
                            STOCKHOLDERS' DEFICIENCY

                                                    COMMON STOCK
                              --------------------------------------------------------
                                          NCC                          SGI                ADDITIONAL
                              --------------------------    --------------------------      PAID-IN
                                 SHARES         AMOUNT        SHARES         AMOUNT         CAPITAL
                              -----------    -----------    -----------    -----------    -----------
INCEPTION, JANUARY 30, 2003          --      $      --             --      $      --      $      --

 Issuance of stock for
    services ..............    15,350,000        153,500           --             --             --

 Sale of stock for cash ...     1,750,000         17,500           --             --             --

 Reorganization April 2003:
    Net liabilities of SGI           --             --        1,887,381            189        177,034
    Issuance of SGI shares
    to INCC shareholders ..   (17,100,000)      (171,000)    34,200,000          3,420        (23,655)

 Sale of stock for cash ...          --             --        1,350,000            135        269,865

 Repurchase and
    cancellation ..........          --             --         (421,450)           (42)       (21,030)

 Net (loss) ...............          --             --             --             --             --
                              -----------    -----------    -----------    -----------    -----------

BALANCE, DECEMBER 31, 2003           --      $      --       37,015,931    $     3,702    $   402,214
                              ===========    ===========    ===========    ===========    ===========



                              ACCUMULATED
                                DEFICIT         TOTAL
                              -----------    -----------
INCEPTION, JANUARY 30, 2003   $      --      $      --

 Issuance of stock for
    services ..............          --          153,500

 Sale of stock for cash ...          --           17,500

 Reorganization April 2003:
    Net liabilities of SGI       (191,235)       (14,012)
    Issuance of SGI shares
    to INCC shareholders ..       191,235           --

 Sale of stock for cash ...          --          270,000

 Repurchase and
    cancellation ..........          --          (21,072)

 Net (loss) ...............    (3,332,885)    (3,332,885)
                              -----------    -----------

BALANCE, DECEMBER 31, 2003    $(3,332,885)   $(2,926,969)
                              ===========    ===========


                 See Notes to Consolidated Financial Statements.

                               NATIONAL COAL CORP.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.       BUSINESS AND BASIS OF PRESENTATION

         National Coal Corporation was incorporated in Tennessee on January 30, 2003. On March 28, 2003, National Coal Corporation entered into a Share Purchase Agreement whereby it purchased from an unrelated individual, 500,000 shares, or 22%, of Southern Group International, Inc. ("SGI"), a company incorporated in the State of Florida on August 10, 1995. These 500,000 shares were cancelled on April 11, 2003, when the Board of Directors of SGI approved an Agreement and Plan of Reorganization whereby all the outstanding shares of National Coal Corporation were exchanged on April 30, 2003 for 34,200,000 shares of Southern Group International, Inc. SEE FOOTNOTE #6.

         Articles of Amendment to the Articles of Incorporation were filed in with the Secretary of State's Office in Florida on August 4, 2003 changing the name of Southern Group International, Inc. to National Coal Corp. ("NCC", "National Coal" or the "Company" hereafter). National Coal Corporation (Tennessee) operates as a wholly owned subsidiary of National Coal Corp., a Florida corporation. The Company was inactive prior to the acquisition of National Coal Corporation (Tennessee) in April 2003.

         The principal activity of the Company is coal mining. The Company currently owns, in fee simple, the coal mineral rights to the New River Tract assemblage, which consists of approximately sixty-five thousand (65,000) acres that lie in Anderson, Campbell and Scott Counties, approximately twenty-five miles northwest of Knoxville, Tennessee. These mineral rights revert back to the surface owner on June 5, 2093. At the present time there are two separate areas located on the New River Tract assemblage that are producing coal which include
(1) a surface mine situated in Devonia, Tennessee (Patterson Mountain), and (2) a portion of the New River Tract mined by United States Coal, Inc., an independent mine operator that pays royalties to the Company on its coal production.

         The Company engages in coal production by locating, assembling, leasing, assessing, permitting and developing coal properties in Eastern Tennessee. The Company, after obtaining permits from the United States Department of the Interior, mines said properties or contracts with independent mine operators for extraction of the coal minerals on a negotiated fee basis. Some contracts may be on a per ton basis, and some may be on a cost plus basis. The variance is usually due to varying extraction conditions and circumstances. Reclamation bonds are obtained and maintained by the Company for each producing property. Bonds typically take the form of cash deposits with the United States Department of the Interior, Office of Surface Mining. In theory, insurance bonds could be used, but such are extremely difficult and time consuming for small companies to obtain in the market.

         The Company currently sells its production into the spot market and/or based on short-term contracts, but in the future intends to seek long-term supply contracts. No such long-term contracts have been negotiated to date.

         Many of the Company's properties have been subject to limited production in the past. Some of the properties were abandoned by previous producers due to poor market conditions, uneconomical production, high labor costs and/or reclamation bond difficulties.

         The Company maintains an umbrella liability insurance policy for all of its operations, and requires liability policies to be furnished by contract operators, naming the Company as a co-insured.

         The coal industry has been highly competitive with very thin margins in recent years. Only in the past two years, in the opinion of management, have the economics begun to look favorable for coal again. This situation is due to, among other things, the surge in prices of natural gas. The price increases of

                               NATIONAL COAL CORP.

natural gas, on a Btu basis, have reached the point that coal fired power plants, using the latest clean air compliant scrubber technology, can be price competitive with natural gas fired plants.

         The Company intends to exploit its mineral rights by opening mines, as its capital will allow, but it can only open a mine with an estimated $500,000 to $750,000 per mine, including bonds or cash deposited. Due to the operating capital constraints, if the Company cannot raise such needed additional amounts by loans or private placements, it will prevent the Company from expanding its mining operations beyond the current operations.

         Since the formation of National Coal Corporation on January 30, 2003, it had been deemed to be in the exploration stage because the Company did not have any direct coal mining operations or proven reserves. However, during the three-month period ended September 30, 2003, production commenced and accordingly, the Company is no longer considered to be in the exploration stage.

GOING CONCERN UNCERTAINTY

         The accompanying audited consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The carrying amounts of assets and liabilities presented in the financial statements do not purport to represent realizable or settlement values. No operations were conducted and no operating revenue was realized from January 30, 2003 to June 30, 2003, and the Company only began mining operations thereafter. As of December 31, 2003, the Company was totally illiquid and needed cash infusions from shareholders to provide capital, or needed loans from any source available. At December 31, 2003, the Company had negative working capital of approximately $5,512,000 and a stockholders' deficiency of approximately $2,927,000. These factors raise substantial doubt about the Company's ability to continue as a going concern.

         The Company is seeking additional funding and believes that this will result in improved operating results. There can be no assurance, however, that the Company will be able to secure additional funding, or that if such funding is available, whether the terms or conditions would be acceptable to the Company.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

         The accompanying financial statements include the accounts of National Coal Corporation (Tennessee) from its inception and of SGI since the April 2003 merger. All intercompany transactions and balances from the date of the merger have been eliminated in consolidation.

USE OF ESTIMATES

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that materially affect the amounts reported in the financial statements and accompanying notes. Actual results could materially differ from those estimates.

                               NATIONAL COAL CORP.

REVENUE RECOGNITION

         Under SEC Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements," the Company recognizes revenue when all of the following criteria are met: (1) persuasive evidence of an arrangement exists, (2) delivery has occurred or services have been rendered, (3) the seller's price to the buyer is fixed or determinable, and (4) collectibility is reasonably assured. In the case of the Company's product, a price is negotiated with each customer with specifics for requirements, a fixed price per ton, a delivery schedule, and terms for payment. Unless cash is paid in advance, accounts receivables are recorded as revenue is earned. The Company regularly evaluates the collectibility of its receivables based on a combination of factors. To date, the Company has not had any customer whose payment was considered past due, and as such has not had to record any reserves for doubtful collectibility.

     COAL SALES

         The Company currently sells its coal in raw form (i.e. the coal has not been processed, washed or cleaned in any manner), on a per ton basis. Sales typically are through a third party broker and the Company pays a commission (on a per ton basis) to the broker. Brokered sales are typically to state utility companies. The Company also sells direct to other coal producers, as well as direct to consumers.

         Each sale is made at a negotiated price. The price charged is typically for a specified tonnage amount, referred herein as a "contract price." Sales are also priced on a one-day or one-shipment tonnage amount. The price per ton for these types of sales typically fluctuates in direct correlation to the price per ton of coal quoted on the New York Mercantile Exchange, referred to as the "spot price." All of the Company's sales are for short-term contracts (i.e. the amount of tonnage committed to be sold can typically be delivered in less than two weeks).

         The Company recognizes revenue from coal sales at the time title passes to the customer, which generally takes place near the Company's mine site. The Company does not provide or arrange for transportation of coal and therefore, "pass through" shipping costs are not included in either coal sales or the cost of mining operations and selling expenses.

     ROYALTIES

         During the eleven-month period from inception (January 30, 2003) to December 31, 2003, the Company recorded royalties for coal mined by United States Coal, Inc. on a portion of the New River Tract. In August 2003, this royalty right was sold for $250,000 to Jenco Capital Corporation, an entity partially owned by the CEO/President of the Company (SEE FOOTNOTE #7). At December 31, 2003, $103,403 of the amount of the royalty sold to Jenco was recorded as deferred revenue, pending future production by United States Coal, Inc. The Company expects to recognize this remaining revenue deferral during the first six months of 2004.

COST OF MINING OPERATIONS AND SELLING EXPENSES

         Cost of mining operations and selling expenses consists primarily of direct compensation and benefits cost for miners, as well as direct costs such as equipment lease and maintenance, blasting, fuel, parts, hauling costs, and commissions paid to third party brokers.

                               NATIONAL COAL CORP.

EXPLORATION COSTS

         Costs related to locating coal deposits and determining the economic mineability of such deposits are expensed as incurred.

COMPENSATION

         The Company accounts for stock-based compensation using Accounting Principles Board's Opinion ("APB") No. 25, "Accounting for Stock Issued to
Employees". Under APB No. 25, compensation expense is recognized for stock options with an exercise price that is less than the market price on the grant date of the option. For stock options granted employees or directors with exercise prices at or above the market value of the stock on the grant date, the Company has adopted the Financial Accounting Standards Board ("FASB") disclosure-only provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123").

         As of December 31, 2003, the Company did not have any employee stock-based compensation programs. However, in February 2004 a stock option plan was presented to shareholders for approval. SEE FOOTNOTE #9.

COMPREHENSIVE INCOME

         There are no adjustments necessary to the net loss as presented in the accompanying statement of operations to derive comprehensive income in accordance with Statement of Financial Standards ("SFAS") No. 130, "Reporting Comprehensive Income."

SEGMENT REPORTING

         In June 1997, SFAS 131, "Disclosure about Segments of an Enterprise and Related Information," was issued. Operating segments, as defined in the pronouncement, are components of an enterprise about which separate financial information is available and that are evaluated regularly by management in deciding how to allocate resources and assess performance. As of December 31, 2003, the Company had one operating segment, coal mining.

CASH AND CASH EQUIVALENTS

         Cash and cash equivalents are stated at cost. Cash equivalents consist of all highly liquid investments with maturities of three months or less when acquired.

MARKETABLE SECURITIES

         The Company has adopted SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities," in accounting for securities. During 2003, the Company completely liquidated its investment portfolio and recognized a net gain on sales of marketable securities totaling $73,825.

INVENTORY

         Inventory   consists  of  extracted  coal  available  for  delivery  to customers, and is valued at the lower of average cost or market. Coal inventory costs include labor, supplies, equipment costs and operating overhead.

                               NATIONAL COAL CORP.

PROPERTY AND EQUIPMENT

         Property and equipment are stated at cost. Expenditures for significant renewals and improvements that extend estimated lives are capitalized. Replacements, maintenance and repairs, which do not improve or extend the life of the respective asset, are expensed as incurred. The Company removes the cost and the related accumulated depreciation from the accounts for assets sold or retired, and the resulting gains or losses are included in the results of operations.

         Leased property and equipment meeting certain criteria is capitalized and the present value of the related lease payments is recorded as a liability.

         Depreciation is provided using the straight-line method over the estimated useful lives or lease life of the assets, ranging up to five years; expense recorded for the eleven months ended December 31, 2003 was $240,440.

COAL AND MINERAL RIGHTS

         Significant expenditures incurred to acquire coal and mineral rights are capitalized at cost. These costs represent the investment in mineral rights, including capitalized mine development costs, which are being mined or will be mined. Depletion and amortization is computed on an actual tonnage mined basis calculated to amortize costs fully, based on estimated total tonnage to be mined.

RECLAMATION

         The Company has adopted the provisions of SFAS No. 143, "Accounting for Asset Retirement Obligations." SFAS No. 143 generally applies to legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development and/or normal operation of a long-lived asset.

         SFAS No. 143 requires recognition of expenses for eventual reclamation of disturbed acreage remaining after mining production has been completed. A liability is recorded for the present value of reclamation and mine closing costs with a corresponding increase in the carrying value of coal and mineral rights at the time a mine is permitted and commences operations. The carrying costs are amortized and accrued expenditures accreted (in connection with increases in the discounted liability) based on production from the mine proportionate to the estimated total tonnage to be mined.

LOAN ACQUISITION COSTS

         Loan acquisition costs, related to convertible notes payable, are being amortized using the straight-line method over the twelve-month term of the debt.

ASSET IMPAIRMENT

         If facts and circumstances suggest that a long-lived asset may be impaired, the carrying value is reviewed. If this review indicates that the value of the asset will not be recoverable, as determined based on projected undiscounted cash flows related to the asset over its remaining life, then the carrying value of the asset is reduced to its estimated fair value.

                               NATIONAL COAL CORP.

FAIR VALUE OF FINANCIAL INSTRUMENTS

         The carrying amounts for cash, accounts receivable, accounts payable and accrued liabilities approximate fair value because of their immediate or short-term maturities. The fair value of notes payable approximates fair value because of the market rate of interest on the debt.

INCOME TAXES

         Deferred income taxes are based on temporary differences between the financial statement and tax basis of assets and liabilities existing at each balance sheet date using enacted tax rates for years during which taxes are expected to be paid or recovered.

NET LOSS PER SHARE

         The Company computes and presents loss per share in accordance with SFAS No. 128, "Earnings Per Share". Basic earnings per share are computed based upon the weighted average number of common shares outstanding during the period. Warrants and convertible debt representing common shares of 1,597,250 and 6,520,022, respectively, were excluded from the average number of common shares outstanding in the calculation because the effect of inclusion would be anti-dilutive.

         All per share amounts reflect the retroactive effect of the April 2003 merger - SEE FOOTNOTE #6. A summary of weighted average shares follows:

        11 MONTHS ENDED DECEMBER 31, 2003
        ---------------------------------
        SHARES OUTSTANDING JANUARY 30, 2003 -
           SGI                                            2,228,931
           NCC                                           34,200,000
           Purchase of shares                              (500,000)
        FEBRUARY 15, 2003 -
           Conversion of account payable                    150,876
        JUNE 17, 2003 -
           Purchase of shares                              (247,855)
        JUNE 30, 2003 -
           Sale of shares                                   288,383
        JULY 7, 2003 -
           Sale of shares                                   290,620
        JULY 14, 2003 -
           Sale of shares                                   139,563
                                                         ----------

              TOTAL                                      36,550,518
                                                         ==========

CONCENTRATION OF CREDIT RISK AND MAJOR CUSTOMERS

         SFAS No. 105, "Disclosure of Information about Financial Instruments with Off-Balance-Sheet Risk and Financial Instruments with Concentrations of Credit Risk", requires disclosure of significant concentration of credit risk regardless of the degree of such risk.

         Financial  instruments,   which  potentially  subject  the  Company  to
concentrations   of  credit  risk,   consist  primarily  of  cash  and  accounts
receivable.  Accounts receivable are from brokers or purchasers of

                               NATIONAL COAL CORP.

the Company's coal. The Company routinely performs credit evaluations of customers purchasing on account and generally does not require collateral.

         The Company maintains the majority of its cash deposits in one bank. The deposits are guaranteed by the Federal Deposit Insurance Corporation ("FDIC") up to $100,000. At December 31, 2003, the Company's cash balance at the bank was not in excess of the FDIC insurance limit.

         During 2003, the Company derived approximately 93% of total coal sales from three customers.

RECENT ACCOUNTING PRONOUNCEMENTS

         In June 2002, the Financial Accounting Standards Board ("FASB") issued SFAS No.146, "Accounting for Costs Associated with Exit or Disposal Activities". SFAS No. 146 addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity". SFAS No. 146 generally requires a liability for a cost associated with an exit or disposal activity to be recognized and measured initially at its fair value in the period in which the liability is incurred. The pronouncement is effective for exit or disposal activities initiated after December 31, 2002. The Company does not believe that the adoption of SFAS No. 146 will have any impact on its financial position or results of operations.

         SFAS No. 147, "Acquisitions of Certain Financial Institutions," was issued in December 2002 and is not expected to apply to the Company's current or planned activities.

         In December 2002, the FASB approved SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure - an amendment of FASB Statement No. 123". SFAS No. 148 amends SFAS No. 123, "Accounting for Stock-Based Compensation" to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. SFAS No. 148 is effective for financial statements for fiscal years ending after December 15, 2002. The Company will continue to account for stock based compensation using the methods detailed in its stock-based compensation accounting policy.

         In April 2003, the FASB approved SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities". SFAS No. 149 is not expected to apply to the Company's current or planned activities.

         In June 2003, the FASB approved SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity". SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. This Statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. SFAS No. 150 is not expected to have an effect on the Company's financial position.

         In December 2003, the FASB issued a revised Interpretation No. 46, "Consolidation of Variable Interest Entities". The interpretation clarifies the application of Accounting Research Bulletin No. 51,

                               NATIONAL COAL CORP.

"Consolidated Financial Statements", to certain types of entities. The Company does not expect the adoption of this interpretation to have any impact on its financial statements.

3.       LEASE COMMITMENTS

         During the second calendar quarter, the Company entered into short-term capital lease agreements to acquire four mining vehicles with a combined estimated fair value of $775,916, which approximates the present value of the minimum lease payments. Amortization is included in depreciation expense.

         Additionally, the Company rents other mining equipment pursuant to operating lease agreements, and made lease payments totaling $307,478 during 2003.

         In March 2003, the Company agreed to lease space in Georgia, on a month-to-month basis, at $600 per month. In April 2003, the Company entered into an agreement to lease its Knoxville office for nine months at $1,800 per month, with an option to renew for an additional nine months. Rental expense for these lease commitments totaled approximately $22,200 through December 31, 2003.

         A summary of future minimum payments under non-cancelable capital and operating lease agreements as of December 31, 2003 follows:

Year Ending December 31,          Capital Leases   Operating Leases     Total
2004                                 $ 476,000        $ 138,000       $ 614,000
2005                                         -                -               -
  Total minimum lease payments         476,000          138,000         614,000
  Less imputed interest                (17,197)               -         (17,197)
                                     ---------        ---------       ---------
PV of minimum lease payments         $ 458,803        $ 138,000       $ 596,803
                                     =========        =========       =========

4.       NOTES PAYABLE

         In February 2003, the Company borrowed $150,000 from a trust owned by the Chairman of the Board of the Company. This note accrues simple interest at an annual rate of 8% and was to mature in February 2005. In August 2003, the Company and Chairman agreed to extend the maturity date of such note for three additional years. The new maturity date is now February 20, 2008. No additional compensation was paid to the Chairman for such maturity extension. The note is classified as a current liability in the accompanying balance sheet due to the related party nature of the obligation.

         In March 2003, the Company issued convertible notes in the principal amount of $3,194,902 to an unrelated party. These notes and related accrued interest are convertible into common stock at $0.50 per share. In addition, the note holder received warrants to purchase 1,597,250 shares of common stock at $0.55 per share for two years. In September 2003, the Company borrowed $75,000 and $195,315 from the same entity. All of the notes payable accrue simple interest at an annual rate of 12%, mature in March 2004, and have terms that require an earlier payoff in the event of a successful equity or debt capital financing. As of December 31, 2003, the four notes totaled approximately $3,465,200, exclusive of accrued interest. In February 2004, these notes were acquired by another investor and the maturity extended to March 2005. SEE FOOTNOTE #9.

                               NATIONAL COAL CORP.

         In August 2003, the Company borrowed $250,000, in October 2003, the Company borrowed $25,000, and in December 2003, the Company borrowed $30,000, from Jenco Capital Corporation ("Jenco"), an entity partially owned by the CEO/President of the Company. In December 2003, the Company borrowed $105,000 from the CEO/President of the Company. The notes payable accrue simple interest at an annual rate of 8% and are payable on demand.

         In September 2003, the Company borrowed $80,000 from two unrelated parties. The related notes payable accrue simple interest at an annual rate of 10%, mature in March 2004, and have terms that require an earlier payoff in the event of a successful equity or debt capital financing. In November 2003, the Company renegotiated the terms of indebtedness with these two unrelated parties, such that the maturity was extended to March 7, 2004. As consideration for the maturity extension, the principal amount payable to each note holder was increased 10% and detachable warrants to purchase a total of 73,333 shares of common stock at $.60 per share for two years. Specifically, one holder's principal amount, which was originally due on October 15, 2003, was increased from $30,000 to $33,000 as a result of the extension, and the other holder's principal amount, which was originally due on November 11, 2003, was increased from $50,000 to $55,000 as a result of the extension. The notes and related accrued interest were converted into common stock in February 2004 at a conversion rate of $0.55 per share. SEE FOOTNOTE #9.

         In November 2003, the Company borrowed $110,000 from two unrelated parties. The related notes payable accrue simple interest at an annual rate of 10%, mature in March 2004, and have terms that require an earlier payoff in the event of a successful equity or debt capital financing. The note holders were also issued detachable warrants to purchase a total of 91,667 shares of common stock at $.60 per share for two years. The notes and related accrued interest were converted into common stock in February 2004 at a conversion rate of $0.55 per share. SEE FOOTNOTE #9.

5.       INCOME TAXES

         At December 31, 2003, the Company had a net operating loss carryforward of approximately $3.3 million that may be offset against future taxable income through 2023. These carryforwards are subject to review by the Internal Revenue Service.

         The Company has fully reserved the $1.2 million tax benefit of the operating loss carryforward, by a valuation allowance of the same amount, because the likelihood of realization of the tax benefit cannot be determined.

         Temporary  differences  between the time of reporting certain items for
financial   statement  and  tax  reporting   purposes   consists   primarily  of
depreciation, depletion and accrued reclamation expenses.

6.       EQUITY TRANSACTIONS

         On March 28, 2003, National Coal Corporation (Tennessee) entered into an Agreement and Plan of Reorganization to acquire 34.2 million shares of Southern Group International, Inc. common stock for all of National Coal Corporation (Tennessee)'s outstanding common stock and $50,000 to retire 500,000 shares of SGI common stock. The $50,000 payment was made in March 2003 and recorded as an administrative expense. The shares were exchanged on April 30, 2003. Immediately after the transaction, the former National Coal Corporation (Tennessee) shareholders owned approximately 94.8% of SGI's common stock. Coincident with the transaction, SGI changed its name to National Coal Corp.

                               NATIONAL COAL CORP.

         The reorganization was recorded as a recapitalization effected by a reverse merger wherein NCC/SGI is treated as the acquiree for accounting purposes, even though it is the legal acquirer. Since SGI was a non-operating entity with limited business activity, goodwill was not recorded. An unaudited pro-forma summary of consolidated net liabilities on March 31, 2003 is set forth below:

                                 NCC (TENNESSEE)     NCC/SGI        CONSOLIDATED
                                  -----------      -----------      -----------
Cash and equivalents ........     $ 1,220,798      $       227      $ 1,221,025
Other current assets ........           5,000             --              5,000
Other assets ................       1,736,510             --          1,736,510
Notes payable and
   current liabilities ......      (3,585,766)         (13,922)      (3,599,688)
                                  -----------      -----------      -----------
Net liabilities .............     $  (623,458)     $   (13,695)     $  (637,153)
                                  ===========      ===========      ===========


         The following unaudited pro forma consolidated results of operations for the twelve months ended March 31, 2003 and 2002 (which includes NCC (Tennessee) activity solely for the period since its inception to March 31,
2003) assumes the business combination had occurred April 1, 2001:

                                                           YEAR ENDED MARCH 31,
                                                             2003         2002
                                                          ---------    --------
Revenues .........................                        $    -0-     $   -0-
                                                          =========    ========
Net income (loss) ................                        $(804,705)   $(26,039)
                                                          =========    ========
Net income (loss) per share* .....                        $    (.02)   $   (.00)
                                                          =========    ========
*Based on 1,887,381 NCC/SGI shares outstanding prior to the reverse merger and 34,200,000 NCC/SGI shares issued as a result of the merger.

         In management's opinion, the unaudited pro forma results of operations are not indicative of the actual results that would have occurred if the acquisition had taken place at the beginning of the periods presented and are not intended to be a projection of future results.

ISSUANCE OF STOCK FOR SERVICES

         In January 2003, a total of 15,350,000 shares of common stock were granted to the four founding officer/directors of the Company for services. The stock was valued at $153,500 ($0.01 per share) based on stock transactions for cash with unrelated individuals (see below).

ISSUANCE OF STOCK FOR CASH

         In January and February 2003, a total of 1,750,000 shares of common stock were sold to individuals for $17,500 ($0.01 per share). In June and July 2003, a total of 1,350,000 shares were sold to investors for $270,000 ($0.20 per share).

                              NATIONAL COAL CORP.

CONVERTIBLE DEBT AND WARRANTS TO PURCHASE COMMON STOCK

         In March 2003, the Company issued two convertible notes payable for a total of $3,194,902. The notes and related accrued interest are convertible into common stock at $0.50 per share. The convertible note holders also received warrants to purchase a total of 1,597,250 shares of common stock at $0.55 per share for two years. As of December 31, 2003, none of the warrants had been exercised. SEE FOOTNOTES #4 & #9.

         In November 2003, the Company issued four note payable holders warrants to purchase a total of 165,000 shares of common stock for two years at $.60 per share (SEE FOOTNOTE #4). In the estimation of management, the value of the warrants are not significant to the results of operations. As of December 31, 2003, none of the warrants have been exercised.

OTHER

         In June 2003, 421,450 shares of SGI common stock were re-purchased for $21,073 and cancelled.

7.       RELATED PARTY TRANSACTIONS

         On July 1, 2003, the Company sold mineral royalty rights for coal mined on the Patterson Mountain portion of its New River Tract for $75,156 to Jenco Capital Corporation ("Jenco"), an entity partially owned by the CEO/President of the Company. As consideration for the $75,156 received, the Company is obligated to pay Jenco $2.00 per mined ton on the property. During the six months ended December 31, 2003, the Company paid Jenco $59,572 in accordance with this transaction.

         On August 1, 2003, the Company sold its interest in mineral royalty rights received by the Company from United States Coal, Inc. for coal mined on the Smokey Mountain portion of the New River Tract. The royalty was sold for $250,000 to Jenco. As consideration for the $250,000 received, Jenco began receiving the royalty payments from United States Coal. The Company recorded the transaction as deferred revenue and recognizes revenue each month based on United States Coal's production. As of December 31, 2003, royalties totaling $146,597 have been recognized, leaving $103,403, which is included in deferred revenue.

         These transactions were completed by the Company with Jenco, a related party, because (i) the Company needed a prompt capital infusion to ramp up coal production, (ii) Jenco had available cash for the transaction, (iii) the Company could not have developed another independent source for the capital without considerable time delay due to lack of a production history, and (iv) the Company had no knowledge of any outside sources for such capital. The Company believes that given the time delay to search for capital and the cost of lost opportunity, the terms of these transactions were acceptable because it afforded immediate liquidity for operating purposes.

         On June 30, 2003, the Board of Directors assigned a ten-year, $0.25 per ton royalty interest on all the coal sold from the Company's New River Tract, to both the Chairman of the Board and the CEO/President. In the event any mineral properties are sold prior to the end of the ten-year period, the obligation is to be settled by paying 12 1/2% of the sales price to each individual. Pursuant to the sale of mineral property rights to Jenco (see two paragraphs above), the Company has recorded a liability to pay both the Chairman of the Board and the CEO/President 12 1/2% of the sales price, a total of $81,289. The obligations were paid in February 2004 and concurrently the June 30, 2003 agreements were canceled. See Footnote #9.

                              NATIONAL COAL CORP.

         On February 26, 2003, NCC acquired mining equipment and certain other intangible mining rights and information from Strata Coal, LLC ("Strata") for $47,000 ($7,000 cash and a non-interest bearing promissory note) and assumption of promissory notes payable to unrelated parties totaling $174,000. The Company also assumed $14,875 of Strata's accounts payable. Strata is owned by the Chairman of the Board and the CEO/President of NCC. Since the Strata transaction involved related parties, primarily for intangible consideration, the $205,875 purchase price (exclusive of the mining equipment subsequently sold -see below), has been expensed. Subsequent to March 31, 2003 the promissory notes (totaling $214,000) were paid and on June 11, 2003 the mining equipment was sold to Jenco for $30,000.

         On April 9, 2003, the Company acquired the coal mineral rights in fee simple to the New River Tract assemblage for $1,270,000. In connection with this transaction, the Company paid Kite, Bowen & Associates, PA $40,000 for legal services. Mr. Kite is the managing partner of Kite, Bowen & Associates, PA, and is a director of the Company.

         On March 31, 2003, the Company paid the Chairman of the Board and the CEO/President $150,000 each for corporate organization and promotion activities.

         In October 2003, the Company loaned the Chief Financial Officer $15,000 at an annual interest rate of 3 1/2% and a maturity of 1 year. This loan was made during the period of time that the CFO was performing his duties on an interim basis and was not considered an officer of the Company. In February 2004, this loan, plus accrued interest, was paid in full.

         During 2003, the Company paid the law firm of Kite, Bowen & Associates, PA a total of $45,000 for professional services rendered.

8.       ACCRUED RECLAMATION EXPENSE

         The Company's estimated reclamation expenses on its Patterson Mountain Mine is based on engineering cost estimates developed by the United States Department of the Interior, Office of Surface Mining ("OSM") in connection with obtaining the mine permit. The obligation is discounted using an estimated credit-adjusted risk-free rate of 12% and an estimated mine life of 12.6 years. Revisions to estimated expenses could occur due to changes in future reclamation costs, useful mine life or if federal or state regulators enact new reclamation regulations.

         In the  third  quarter,  2003,  the  Company  submitted  the  Patterson
Mountain Mine permit application to the OSM and remitted $257,500 for a reclamation bond. On October 9, 2003, the OSM issued the permit to conduct surface mining and approved the reclamation bond. During 2003, the Company accrued Patterson Mountain Mine reclamation expenses as set forth below:

         October 9, 2003 (issuance of permit) ...........       $57,312
            Obligations incurred ........................          --
            Obligations settled .........................          --
            Accretion expense ...........................         7,047
            Revision to estimates .......................          --
                                                                -------
         December 31, 2003 ..............................       $64,359
                                                                =======

                              NATIONAL COAL CORP.

9.       EVENTS SUBSEQUENT TO DECEMBER 31, 2003

NOTES PAYABLE

     PURCHASE AND EXTENSION OF CONVERTIBLE NOTES

         In February 2004, Crestview Capital Master, LLC ("Crestview"), an entity controlled by Crestview Capital Funds, directly purchased four outstanding convertible notes payable of the Company, from an unrelated party, in the aggregate principal amount of approximately $3,465,200, plus unpaid interest. Concurrent with the repurchase of this debt, Crestview agreed to extend the maturity date on all four notes to March 25, 2005 and to modify certain provisions. The interest rate remains at 12% per annum. Two of the original notes, in the aggregate principal amount of approximately $3.2 million, each of which had a conversion option into common shares of the Company at a conversion price of $0.50 per share, have been modified to preclude conversion if the issuance would cause Crestview to own more that 9.99% of the then outstanding equity in the Company when computed in accordance with Section 13d of the Securities and Exchange Act of 1934. Crestview also purchased warrants from the debt holder, which had been concurrently issued with the original two notes. Those warrants allow for Crestview to purchase 1,597,250 shares of common stock at a price per share equal to $0.55 until March 25, 2005.

     CONVERSION OF NOTES PAYABLE

         In January 2004, four unrelated parties, holding an aggregate principal amount of $198,000 of notes payable, accepted an offer from the Company to convert all of their then outstanding principal and accrued interest into common shares of the Company at a conversion price of $0.55 per share. Consequently, the Company issued 368,399 shares collectively of its common stock, with 360,000 representing the conversion of principal due, and 8,399 representing accrued interest.

     TRANSACTIONS WITH RELATED PARTIES

         In January 2004, the Company borrowed $10,000 from Jenco Capital Corporation, an entity partially owned by the CEO/President of the Company. The note payable accrues simple interest at an annual rate of 8% and is payable on demand.

         In February 2004, the Company repaid (i) $105,000 in principal and $1,024 in accrued interest to the CEO/President of the Company, and (ii) $65,000 in principal and $998 in accrued interest to Jenco.

SALE OF EQUITY

         In February 2004, the Company sold an aggregate of 5,000,000 shares of its common stock in a private placement, at a price per share of $0.55. The net proceeds to the Company were $2,750,000. Crestview Capital Master, LLC, an entity controlled by Crestview Capital Funds, purchased 2,600,000 of the 5,000,000 shares. This is Crestview's first investment with the Company. Three unrelated accredited individual investors purchased the remaining 2,400,000 shares.

CANCELLATION OF ROYALTY AGREEMENTS

         In February 2004, the Chairman of the Board and the CEO/President each agreed to permanently cancel all future royalty payments which were to be made to each of them by the Company pursuant to the June 30, 2003 ten-year, $0.25 per ton royalty interest agreement related to all the coal sold from the New River Tract.

                              NATIONAL COAL CORP.

STOCK OPTION PLAN

         In February 2004, the Company sought and received the approval of its three largest shareholders, whose holdings collectively exceeded 80% of the then outstanding shares of the Company's common stock, to establish a stock option plan, to provide for the issuance of stock options to employees, consultants and vendors. Such Plan has not been implemented and the Information Statement thereon has not been distributed to Shareholders and the Plan is not yet effective. The stock option plan (the "Plan") will allow for the issuance of options to purchase up to an aggregate of 6 million shares of Company's common stock to be distributed pursuant to the rules and regulations of the Plan. To date, no options have been distributed out of the Plan.

                               NATIONAL COAL CORP.

                      CONDENSED CONSOLIDATED BALANCE SHEET
                                   (UNAUDITED)

                                                                   JUNE 30, 2004
                                                                   ------------
ASSETS
Current Assets:
   Cash and cash equivalents ................................      $    555,671
   Accounts receivable ......................................         1,027,262
   Inventory ................................................           195,537
   Prepaid and other ........................................             2,347
                                                                   ------------
Total current assets ........................................         1,780,817
                                                                   ------------

Property, Plant and Equipment:
   Land .....................................................           774,290
   Mining equipment .........................................         3,798,629
   Computer equipment and software ..........................            81,474
   Vehicles and mobile equipment ............................           594,880
   Buildings ................................................         1,935,000
   Office equipment and furniture ...........................            38,461
                                                                   ------------
                                                                      7,222,735
   Less: accumulated depreciation ...........................          (644,180)
                                                                   ------------
                                                                      6,578,555
                                                                   ------------
Coal and mineral rights, net of $8,027 accumulated
   depletion ................................................         1,357,203
Deposits ....................................................           560,000
Prepaid royalty .............................................            77,500
Bank letter of credit and reclamation bond ..................         1,237,500
                                                                   ------------
TOTAL ASSETS ................................................      $ 11,591,574
                                                                   ============

LIABILITIES AND STOCKHOLDERS' DEFICIENCY
Current Liabilities:
   Notes payable ............................................      $ 10,465,217
   Notes payable to related parties .........................           150,000
   Bank loans ...............................................           270,671
   Accounts payable and accrued expenses, other than
      payroll related expenses ..............................           554,693
   Accrued payroll, including payroll taxes .................           101,226
   Accrued interest payable .................................           277,634
   Deferred revenue .........................................           127,964
                                                                   ------------
Total current liabilities ...................................        11,947,404

Accrued reclamation expense .................................            75,530
                                                                   ------------
TOTAL LIABILITIES ...........................................        12,022,934
                                                                   ------------

Stockholders' Deficiency:
   Preferred stock, $.0001 par value; 10 million
      shares authorized; none issued and outstanding ........              --
   Common stock, $.0001 par value; 80 million shares
      authorized; 44,290,216 issued and outstanding .........             4,417
   Additional paid-in capital ...............................         5,150,789
   Accumulated deficit ......................................        (5,586,565)
                                                                   ------------
TOTAL STOCKHOLDERS' DEFICIENCY ..............................          (431,360)

                                                                   ------------
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY ..............      $ 11,591,574
                                                                   ============

            See Notes to Condensed Consolidated Financial Statements.

                               NATIONAL COAL CORP.

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)


                                                     FIVE
                                                     MONTHS         SIX MONTHS
                                                     ENDED            ENDED
                                                    JUNE 30,         JUNE 30,
                                                      2003             2004
                                                  ------------     ------------
REVENUES
   Coal sales ................................    $       --       $  5,465,981
   Royalty receipts ..........................          17,275          103,403
   Other revenue .............................            --             24,214
                                                  ------------     ------------
      Total revenue ..........................          17,275        5,593,598

EXPENSES
   Cost of sales & selling expense ...........         112,322        4,308,391
   General and administrative ................       1,066,098        2,245,391
   Exploration costs .........................            --            142,546
   Depreciation, depletion and accretion .....          42,624          419,898
   Amortization ..............................         163,360           45,607
                                                  ------------     ------------

      TOTAL OPERATING EXPENSES ...............       1,384,404        7,161,833
                                                  ------------     ------------

LOSS FROM OPERATIONS .........................      (1,367,129)      (1,568,236)
                                                  ------------     ------------

OTHER INCOME (EXPENSE)
   Other income (expense), net ...............          75,602            4,934
   Financing fees ............................            --           (285,000)
   Interest expense ..........................        (121,415)        (405,378)
                                                  ------------     ------------
      TOTAL OTHER INCOME (EXPENSE) ...........         (45,813)        (685,445)

                                                  ------------     ------------
NET (LOSS) ...................................    $ (1,412,942)    $ (2,253,680)
                                                  ============     ============

BASIC AND DILUTED NET (LOSS)
   PER SHARE .................................    $      (0.04)    $      (0.05)
                                                  ============     ============

WEIGHTED AVERAGE COMMON SHARES ...............      36,034,298       42,043,633
                                                  ============     ============


            See Notes to Condensed Consolidated Financial Statements.

                               NATIONAL COAL CORP.

                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

                                                     FIVE MONTHS     SIX MONTHS
                                                        ENDED          ENDED
                                                       JUNE 30        JUNE 30
                                                         2003           2004
                                                     -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net (loss) ....................................... $(1,412,942)   $(2,253,680)
  Adjustments to reconcile net (loss) to
     net cash used in operating activities:
        Depreciation, depletion and accretion ......      42,624        419,898
        Amortization ...............................     163,360         45,607
        Issuance of common stock in lieu of interest
          payments .................................        --          165,313
        Issuance of warrants for services ..........        --           36,716
        Non-cash compensation:
          Impairment of assets acquired from related
            party ..................................     191,000           --
          Common stock issued in payment of accrued
            salary .................................        --          226,573
          Stock option expense .....................        --          451,688
          Common stock issued for outside services .     153,500           --
        Changes in operating assets and liabilities:
          Receivables ..............................     (13,608)    (1,022,935)
          Inventory ................................        --          (49,673)
          Prepaid and other ........................     (58,845)        27,850
          Accounts payable and accrued liabilities .     153,824        101,508
          Deferred revenue .........................        --          (51,087)
                                                     -----------    -----------
             Net cash used in operating activities .    (781,087)    (1,902,222)
                                                     -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES
   Prepaid royalty .................................        --          (77,500)
  Acquisition of coal and mineral rights ...........  (1,277,917)          --
   Bank letter of credit ...........................        --         (980,000)
  Deposits .........................................        --         (560,000)
  Cash paid for mining permit ......................     (30,000)          --
  Property, plant & equipment (purchased) sold .....    (328,312)    (5,647,358)
                                                     -----------    -----------
     Net cash used in investing activities .........  (1,636,229)    (7,264,858)
                                                     -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from issuance of common stock ...........     122,500      2,750,000
  Proceeds from exercise of warrants ...............        --           70,000
  Proceeds from / (payment) of related party debt ..     150,000       (410,000)
  Proceeds from issuance / (payment) of debt .......   2,623,167      7,500,000
  Proceeds from bank loans .........................        --          270,671
  Repurchase and cancellation of common stock ......     (21,072)          --
  Payments on capital leases .......................     (68,000)      (458,803)
                                                     -----------    -----------
     Net cash flows provided by financing activities   2,806,595      9,721,868
                                                     -----------    -----------

NET INCREASE (DECREASE) IN CASH .................... $   389,279    $   554,788

CASH AND EQUIVALENTS, BEGINNING OF PERIOD ..........        --              883
                                                     -----------    -----------

CASH AND EQUIVALENTS, END OF PERIOD ................ $   389,279    $   555,671
                                                     ===========    ===========

SUPPLEMENTAL DISCLOSURES
  Interest paid in cash ............................ $     2,694    $    64,011

            See Notes to Condensed Consolidated Financial Statements.

                            NATIONAL COAL CORPORATION

                               NOTES TO CONDENSED
                        CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

1.       BASIS OF PRESENTATION

         The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States for interim financial information and with the instructions to Form 10-QSB and Item 310 of Regulation S-B. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles in the United States for complete financial statements. The accompanying unaudited condensed consolidated financial statements reflect all adjustments that, in the opinion of management, are considered necessary for a fair presentation of the financial position, results of operations, and cash flows for the periods presented. The results of operations for such periods are not necessarily indicative of the results expected for the full fiscal year or for any future period. The accompanying financial statements should be read in conjunction with the audited consolidated financial statements of National Coal Corp. and consolidated subsidiary (the "Company") included in the Company's Form 10-KSB for the fiscal year ended December 31, 2003 and interim unaudited 2004 financial statements previously filed on Form 10-QSB.

         The discussion and analysis of the Company's financial condition and results of operations are based upon its consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires the Company to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, the Company evaluates its estimates, including those related to reserves for bad debts and those related to the possible impairment of long-lived assets. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. The Company's use of estimates, however, is quite limited, as we have adequate time to process and record actual results from operations.

         During the three months ended March 31, 2003, National Coal Corp. was a "blank check" company, which is a company that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies. On April 30, 2003, National Coal Corp. consummated a reorganization in which all of the outstanding shares of National Coal Corporation, a Tennessee corporation formed in January 2003, were exchanged for 34,200,000 shares of common stock of National Coal Corp. As a result of the reorganization of the group and the commencement of operating activities, the results for the five month period from inception (January 30, 2003) through June 30, 2003 are not comparable to those for the six month period ended June 30, 2004.

         The principal activity of the Company is coal mining. The Company currently owns, in fee simple, the coal mineral rights to the New River Tract assemblage, which consists of approximately sixty-five thousand (65,000) acres, and an additional approximately five thousand (5,000) acres on contiguous properties, all of which lie in Anderson, Campbell and Scott Counties, approximately twenty-five miles northwest of Knoxville, Tennessee. The mineral rights to the New River Tract assemblage revert back to the surface owner on June 5, 2093. At the present time there are two separate areas located on the New River Tract assemblage that are producing coal which include (1) a surface mine situated in Devonia,

                            NATIONAL COAL CORPORATION

                               NOTES TO CONDENSED
                 CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)
                                   (UNAUDITED)

Tennessee (Patterson Mountain), and (2) a deep mine commonly referred to as "mine #9" near Smoky Mountain, Tennessee. SEE FOOTNOTE #5.

         The Company's financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. From inception to date, the Company has incurred significant outstanding current obligations and has incurred substantial net losses. This factor, among others, raises substantial doubt as to the Company's ability to continue as a going concern.

2.       NOTES PAYABLE

         In March 2003, the Company issued convertible notes in the principal amount of $3,194,902 to an unrelated party (the "Convertible Notes"). These notes and related accrued interest are convertible into common stock at $0.50 per share. In addition, the note holder received two-year warrants to purchase 1,597,250 shares of common stock at $0.55 per share. In September 2003, the Company borrowed $75,000 and $195,315 from the same entity. These two notes do not have a conversion feature. All of the notes payable accrue simple interest at an annual rate of 12%, matured in March 2004, and have terms that require an earlier payoff in the event of a successful equity or debt capital financing. In February 2004, Crestview Capital Master, LLC ("Crestview"), an entity controlled by Crestview Capital Funds, directly purchased these four outstanding notes payable, in the aggregate principal amount of $3,465,200, plus accrued, unpaid interest. Concurrent with the purchase of this debt, Crestview agreed to extend the maturity date on all four notes to March 25, 2005. The interest rate remains at 12% per annum. The Convertible Notes have been modified to preclude conversion if the issuance of common stock upon conversion would cause Crestview to own more that 9.99% of the then outstanding equity in the Company when computed in accordance with Section 13(d) of the Securities and Exchange Act of 1934. Crestview also purchased the warrants from the debt holder, which had been concurrently issued with the two convertible notes. In April 2004, Crestview converted $500,000 of Convertible Notes into 1,000,000 shares of common stock. As of June 30, 2004, an aggregate of $2,965,200 remained outstanding under the four notes, exclusive of accrued interest. SEE FOOTNOTE #3.

         In April and May 2004, the Company sold in separate transactions, one-year promissory notes in the aggregate principal amount of $7.5 million (the "Secured Notes") and three-year warrants to purchase up to an aggregate of 2,500,000 shares of its common stock at an exercise price of $1.00 per share. The interest rate for the first three months is 12%, 15% for the second three months and is capped at 18% thereafter, and is payable quarterly. The Company sold these securities in separate transactions to institutional investors and individual accredited investors, with the largest investor being Crestview Capital Master, LLC, for an aggregate purchase price to the Company of $7.5 million. The Company paid a placement agent $285,000 and warrants to purchase 150,000 shares of common stock with an exercise price of $1.00 per share as consideration for services in this transaction. These notes mature on the first anniversary of issuance and are secured by all coal mining assets.

                            NATIONAL COAL CORPORATION

                               NOTES TO CONDENSED
                 CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)
                                   (UNAUDITED)

3.       EQUITY TRANSACTIONS

ISSUANCE OF STOCK FOR LAND

         In May 2004, the Company purchased 1,738 acres of land in Eastern Tennessee for a total purchase price of $631,000, which consisted of $280,000 cash and 300,000 shares of common stock. The Company valued the 300,000 shares at a price per share of $1.17, which was the closing price of the Company's common stock on May 14, 2004, the date the purchase was consummated.

ISSUANCE OF WARRANTS FOR SERVICES

         In April 2004, the Company issued 2-year warrants to purchase 100,000 shares of common stock, with an exercise price per share of $1.20, to an attorney as consideration for legal services. Also in April 2004, the Company issued 2-year warrants to purchase up to 50,000 shares of common stock, with an exercise price per share of $1.00, to a financial consulting firm as consideration for consulting services. The Company valued these warrants using a Black-Scholes pricing model and a risk-free rate of 3.50%, and recognized $36,716 of non-cash expense in the three month period ended June 30, 2004.

ISSUANCE OF STOCK UPON THE EXERCISE OF WARRANTS

         In May 2004, three unrelated parties, each holding warrants with an exercise price per share of $0.60, exercised their respective warrants and acquired an aggregate of 116,667 shares of common stock for $70,000.

ISSUANCE OF STOCK UPON CONVERSION OF CONVERTIBLE DEBT

         In April 2004, Crestview converted $500,000 of the Convertible Notes it acquired from an existing holder in February 2004, into 1,000,000 shares of the Company's common stock.

2004 STOCK OPTION PLAN

         On March 25, 2004, the Board of Directors of the Company approved the issuance of options to purchase a total of 4,950,000 shares of common stock to senior executives, board members and key employees at an exercise price per share of $0.55. The options vest ratably over a four-year period beginning January 1, 2005. In accordance with APB No. 25, during the six months ended June 30, 2004, the Company recognized non-cash compensation expense of $451,688 related to the issuance of these options since the exercise price of the options of $0.55 per share was below the closing price of $1.28 of the Company's common stock on March 25, 2004.

4.       RELATED PARTY TRANSACTIONS

         On July 1, 2003, the Company sold mineral royalty rights for coal mined on the Patterson Mountain portion of its New River Tract property for $75,156 to Jenco Capital Corporation ("Jenco"), an entity controlled by the Company's Chief Executive Officer and President. The Company is obligated to pay Jenco $2.00 per mined ton on the property. During the three months ended June 30, 2004, the Company paid Jenco $43,995 in accordance with this agreement.

                            NATIONAL COAL CORPORATION

                               NOTES TO CONDENSED
                 CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)
                                   (UNAUDITED)

         On August 1, 2003, the Company sold its interest in mineral royalty rights received by the Company from United States Coal, Inc. for coal mined on the Smoky Mountain portion of the New River Tract. The royalty rights were sold for $250,000 to Jenco, which thereafter received royalty payments from United States Coal. The Company recorded the transaction as deferred revenue and recognizes revenue each month based on United States Coal's production. For the three months ended June 30, 2004, the Company recognized royalty revenue of $29,122, which constitutes the remaining amount of revenue to be recognized pursuant to this transaction.

         These transactions were completed by the Company with Jenco, a related party, because (i) the Company needed a prompt capital infusion to ramp up coal production, (ii) Jenco had available cash for the transaction, (iii) the Company could not have developed another independent source for the capital without considerable time delay due to lack of a production history, and (iv) the Company had no knowledge of any outside sources for such capital. The Company believes that given the time delay to search for capital and the cost of lost opportunity, the terms of these transactions were acceptable because it afforded immediate liquidity for operating purposes.

         In May and June 2004, the Company repaid $250,000 of principal plus all accrued and unpaid interest to Jenco. These payments represented a complete payment to Jenco for all previously recorded related party debt.

5.       ACQUISITION OF UNITED STATES COAL, INC. ASSETS

         In April 2004 the Company acquired certain mining assets, including active and idle mining permits, mining equipment, a rail load-out facility, a prepaid royalty and a coal washing plant, from United States Coal, Inc. for a purchase price of $4.2 million plus the assumption of certain operating leases for equipment used in the normal course of business. The Company immediately commenced mining operations at the deep mine referred to herein as mine #9.

6.       EVENTS SUBSEQUENT TO JUNE 30, 2004

         In July 2004, the Company issued 3-year warrants to purchase up to 35,000 shares of common stock, with an exercise price per share of $1.18, to an outside consultant as partial consideration for business advisory services to be rendered to the Company during the third quarter 2004.

         In August 2004, the Company completed approximately $19.0 million in private placement financing through the issuance in separate transactions of $16.0 million of Series A convertible preferred stock and $3.0 million of convertible promissory notes. The Company issued a total of 1,068.67 shares of Series A convertible preferred stock in separate transactions, at $15,000 per share, for cash consideration of $11.3 million and consideration in the form of the cancellation of $4.725 million of existing senior secured debt. Each share of Series A convertible preferred stock has a conversion price of $1.50 and is convertible into 10,000 shares of common stock. The Series A purchasers were also issued 2,000 common stock purchase warrants for each share of Series A convertible preferred stock purchased. The warrants have a term of two years and an exercise price of $2.10 per share.

         In October 2004, the Company acquired the mining rights and permits on 7,000 acres of land from Robert Clear Coal Corporation, a coal mining company located in the Elk Valley area of Eastern

                            NATIONAL COAL CORPORATION

                               NOTES TO CONDENSED
                 CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)
                                   (UNAUDITED)

Tennessee. The Company replaced $3.9 million of the seller's reclamation and other bonds and acquired leases, permits and mining equipment for approximately $5.5 million, plus the assumption of some current liabilities. The Company funded these obligations from the proceeds of its August 2004 private placements of debt and equity securities.

         In October 2004, the Company entered into a non-binding letter of intent with Appalachian Fuels, LLC to purchase coal mining rights, leases and permits on 40,000 acres located on the Straight Creek and Pine Mountain mines in the South Eastern portion of Kentucky. If the transaction is consummated, the Company anticipates replacing $6.5 million of the seller's reclamation and other bonds and acquiring all leases, permits and mining equipment for approximately $12.5 million, plus the assumption of some current liabilities.

         Subsequent to June 30, 2004, of the Company's $10,615,217 principal amount of notes payable at June 30, 2004, the Company repaid $7,650,000 and $2,694,902 was converted into 5,389,804 shares of its common stock. The Company incurred $3,000,000 of additional indebtedness under convertible promissory notes that accrue interest at a rate of 8% per annum and have a term of nine months.

         In October 2004, the Company issued 1,817,175 shares of common stock upon the exercise of warrants, for total cash proceeds to the Company of $978,322.

         On October 26, 2004, the Company's subsidiary, National Coal Corporation, entered into a Coal Supply Agreement with East Kentucky Power Cooperative, Incorporated, or EKP. The Agreement provides that National Coal Corporation will sell, and EKP will purchase, a certain amount of coal at fixed prices over the four year term of the agreement.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 607.0850 the Florida Business Corporation Act permits the indemnification of directors and officers of Florida corporations. Our articles of incorporation, as amended, provide that we shall indemnify our directors and officers to the fullest extent permitted by Florida law.

         Under Florida law, we have the power to indemnify our directors and officers, and persons serving as officers, directors, employees or agents of another entity at our request, against claims arising in connection with their service to us except when an director's or officer's conduct involves:

         o        violations   of  criminal   laws,   unless  the  director  had
                  reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful;

         o        deriving an improper personal benefit from a transaction;

         o        voting for or assenting to an unlawful distribution; or

         o        willful  misconduct  or  conscious   disregard  for  our  best
                  interests in a proceeding by or in the right of a shareholder.

         Article F of our bylaws provides that we will indemnify our directors and officers, as well as any directors, officers, employees or agents of another entity, for which such person serves at the request of National Coal, for monetary damages in civil actions if they have acted in good faith and held a reasonable belief that his or her actions were in the best interest of the Company, and in criminal actions or proceedings if such person has acted without reasonable ground for belief that such action was unlawful.

         Notwithstanding anything to the contrary in our articles of incorporation or bylaws, Section 607.0831 of the Florida Business Corporation Act limits the liability of directors for monetary damages for any statement, vote, decision or failure to act relating to the management or policy of the Company, unless he or she breached or failed to perform her duties as a director, and the breach or failure constitutes:

         o        a  violation  of  criminal   law,   unless  the  director  had
                  reasonable cause to believe the conduct was lawful or had no reasonable cause to believe it was unlawful;

         o a transaction from which the director derived an improper personal benefit;

         o        an unlawful distribution;

         o in a proceeding by or in the right of us or one or more of our shareholders, conscious disregard for our best interests or willful misconduct; or

         o in a proceeding brought by someone other than us or one or more of our shareholders, recklessness or an act or omission committed in bad faith, with malicious purpose, or in a manner exhibiting willful disregard of human rights, safety or property.

         In addition to the indemnification required in our articles of incorporation and bylaws, we have entered into indemnity agreements with each of our current directors and officers. These agreements provide for the indemnification of our directors and officers for all reasonable expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were our agents. We also maintain directors' and officers' insurance to cover our directors, officers and some of our employees for liabilities, including liabilities under securities laws. We believe that these indemnification provisions and agreements and this insurance are necessary to attract and retain qualified directors and officers.

         Reference is made to the following documents filed as exhibits to this Registration Statement regarding relevant indemnification provisions described above and elsewhere herein:

EXHIBIT DOCUMENT                                                EXHIBIT NUMBER
----------------                                              ------------------

Articles of Incorporation of Registrant, as amended.......    3.1, 3.1.1, 3.1.2,
                                                                 3.1.3, 3.1.4
Bylaws of Registrant......................................            3.2
Form of Indemnity Agreement...............................           10.1


ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table itemizes the expenses incurred by the Registrant in connection with the offering. All the amounts shown are estimates except the Securities and Exchange Commission registration fee.

                                                                          AMOUNT
                                                                         -------

Registration fee - Securities and Exchange Commission ............       $19,949
Legal fees and expenses ..........................................        35,000
Accounting fees and expenses .....................................        10,000
Miscellaneous expenses ...........................................         5,000
                                                                         -------
     Total .......................................................       $69,949


ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.

         In October 2004, we issued an aggregate of 1,817,175 shares of common stock upon the exercise of warrants by Crestview Capital Master, LLC, Robert Pardue, Lachman Family Partnership, Woodland Financial Group, LLC, and Gil
Avidar, for total cash proceeds to the Company of $978,322. The issuance and sale of these securities was exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) of the Securities Act as a transaction not involving any public offering.

         In August 2004, we issued in separate transactions $16.0 million of Series A convertible preferred stock. We issued a total of 1,068.67 shares of Series A convertible preferred stock, at $15,000 per share, in separate transactions for cash consideration of $11.3 million and consideration in the form of the cancellation of $4.725 million of existing senior secured debt. Each share of Series A convertible preferred stock has a conversion price of $1.50 and is convertible into 10,000 shares of common stock. The Series A purchasers were also issued 2,000 common stock purchase warrants for each share of Series A convertible preferred stock purchased. The warrants have a term of two years and an exercise price of $2.10 per share. Each of the investors in these transactions represented to us that the investor was an

"accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act of 1933, and that such investor was receiving the securities for investment and not in connection with a distribution thereof. The issuance and sales of these securities was exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) of the Securities Act as transactions not involving any public offering.

         In August 2004, we issued $3,000,000 of convertible promissory notes in separate transactions to two investors, Crestview Capital Masters, LLC, and SDS Capital Group SPC, Ltd. Prior to maturity, the convertible promissory notes may be converted into Series A convertible preferred stock at a price of $15,000 per share, and warrants to purchase our common stock. We will issue 2,000 common stock purchase warrants for each share of Series A convertible preferred stock issued to a note holder upon conversion of the convertible promissory notes. The warrants will have a term of two years and an exercise price of $2.10 per share. The convertible promissory notes pay interest at a rate of 8% per annum and have a term of nine months. Each of the investors in these transactions represented to us that the investor was an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act of 1933, and that such investor was receiving the securities for investment and not in connection with a distribution thereof. The issuance and sale of these securities was exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) of the Securities Act as a transaction not involving any public offering.

         We paid Burnham Hill Partners, a division of Pali Capital Inc., William Blair & Company, and Dillon Capital, Inc., placement agent fees as consideration for services rendered in our August 2004 financings of debt and equity securities. For their services, we paid the placements agents an aggregate of $971,350 in cash, including the reimbursement of costs, and issued to Burnham Hill Partners and William Blair & Company warrants to purchase up to 700,000 shares and 300,000 shares, respectively, of our common stock. Burnham Hill subsequently assigned these warrants to Jason Adelman, Hilary Bergman, Brad Reifler, Eric Singer and Matthew Balk, employees of Pali Capital Inc. The issuance and sale of these securities was exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) of the Securities Act as a transaction not involving any public offering.

         In July 2004, the Company issued 3-year warrants to purchase up to 35,000 shares of common stock, with an exercise price per share of $1.18, to Jim Steuer, an outside consultant as partial consideration for business advisory services rendered to the Company during the third quarter 2004. The issuance and sale of these securities was exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) of the Securities Act as a transaction not involving any public offering.

         In May 2004, we purchased from Cumberland Timber Company, LLC, 1,738 acres of land in Eastern Tennessee for a total purchase price of $631,000, which consisted of $280,000 cash and 300,000 shares of common stock. The 300,000 shares were issued at a price per share of $1.17, which was the closing price of our stock on May 14, 2004, the date of closing for this transaction. The investor in the transaction represented to us that the investor was an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act of 1933, and that such investor was receiving the securities for investment and not in connection with a distribution thereof. The issuance and sale of these securities was exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) of the Securities Act as a transaction not involving any public offering.

         In May 2004, John Kalb, Bernice Starret and Murphy Christina, three unrelated parties, each holding warrants with an exercise price per share of $0.60, exercised their rights pursuant to the warrants, and received an aggregate of 116,667 shares of our common stock in consideration for an aggregate amount of $70,000 paid to us. The issuance and sale of these securities was exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) of the Securities Act as a transaction not involving any public offering.

         In April and May 2004, we raised in separate transactions gross proceeds of $7.5 million pursuant to a series of separate private placement financings of senior secured promissory notes that mature in April and May 2005 and three-year warrants to purchase up to an aggregate of 2,500,000 shares of our common stock at an exercise price of $1.00 per share. The notes were secured by all of our coal mining assets, and had an interest rate of 12% for the first three months, 15% for the second three months and 18% thereafter. Interest was payable quarterly. We paid Dillon Capital, Inc. a placement agent fee of $285,000 and warrants to purchase 150,000 shares of common stock with an exercise price of $1.00 per share as consideration for services in this transaction. This indebtedness was repaid in full in August and September 2004. Each of the investors in these transactions represented to us that the investor was an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act of 1933, and that such investor was receiving the securities for investment and not in connection with a distribution thereof. The issuance and sales of these securities was exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) of the Securities Act as transactions not involving any public offering.

         In April 2004, we issued 2-year warrants to purchase 100,000 shares of common stock, with an exercise price per share of $1.20, to Michael Littman, our former attorney, as consideration for legal services. Also in April 2004, we issued 2-year warrants to purchase up to 50,000 shares of common stock, with an exercise price per share of $1.00, to Stern Capital, a financial consulting firm as consideration for consulting services. The issuance and sale of these securities was exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) of the Securities Act as a transaction not involving any public offering.

         In April 2004, Crestview Capital Master, LLC exercised its right and converted $500,000 of Convertible Notes into 1,000,000 of our common shares, and in October 2004 Crestview exercised its right and converted $2,694,902 of Convertible Notes into 5,389,804 of our common shares. The issuance of these securities was exempt from the registration requirements of the Securities Act pursuant to Section 3(a)(9) of the Securities Act as an exchange by the issuer with its existing security holders where no commission or other remuneration is paid for soliciting such exchange.

         On March 31, 2004, Crestview Capital Master, LLC converted $160,693 of accrued and unpaid interest on Convertible Promissory Notes into 321,387 shares of our common stock. The issuance of these securities was exempt from the registration requirements of the Securities Act pursuant to Section 3(a)(9) of the Securities Act as an exchange by the issuer with its existing security holders where no commission or other remuneration is paid for soliciting such exchange.

         In March 2004, a total of 167,832 shares of common stock were granted to the Chairman of the Board in lieu of cash compensation for services. The stock was valued at $226,573 or $1.35 per share, which was the closing price of our common stock on the date the stock was issued. The Chairman represented to us that he was an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act of 1933, and that he was purchasing the securities for investment and not in connection with a distribution thereof. The issuance and sale of these securities was exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) of the Securities Act as a transaction not involving any public offering.

         In February 2004, we sold an aggregate of 5,000,000 shares of our common stock in a private placement, at a price per share of $0.55. We received net proceeds of $2,750,000. Crestview Capital Master, LLC, an entity controlled by Crestview Capital Funds, purchased 2,600,000 of the 5,000,000 shares, and other accredited investors purchased the remaining 2,400,000 shares. Each of the investors in

] the transaction represented to us that the investor was an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act of 1933, and that such investor was purchasing the securities for investment and not in connection with a distribution thereof. The issuance and sale of these securities was exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) of the Securities Act as a transaction not involving any public offering.

         On January 30, 2004, four unrelated parties, holding an aggregate principal amount of $198,000 of notes payable, converted all of their then outstanding principal and accrued interest into common shares of the Company at a conversion price of $0.55 per share. We issued 368,399 shares of common stock, 360,000 shares of which were issued in repayment of principal and 8,399 shares of which were issued in repayment of accrued interest. The issuance of these securities was exempt from the registration requirements of the Securities Act pursuant to Section 3(a)(9) of the Securities Act as an exchange by the issuer with its existing security holders where no commission or other remuneration is paid for soliciting such exchange.

         In November 2003, we issued warrants to purchase an aggregate of 165,000 shares of our common stock to Robert Pardue, John Kalb, Murphy Christina and Bernice Starret as consideration for their agreement to extent the maturity date of promissory notes. The issuance and sale of these securities was exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) of the Securities Act as a transaction not involving any public offering.

         In July 2003, we sold 825,000 shares of our common stock to Arlene Belote, the wife of our former Chairman and current director, Ken Elder, Robert Rubel and Renee St. James, for aggregate proceeds of $165,000. Each of the investors represented to us that the investor was an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act of 1933, and that such investor was receiving the securities for investment and not in connection with a distribution thereof. The issuance and sale of these securities was exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) of the Securities Act as a transaction not involving any public offering.

         In April 2003, we issued 34,200,000 shares of common stock to the shareholders of National Coal Corporation, pursuant to that certain Agreement and Plan of Reorganization, dated April 30, 2003. These shares were issued in exchange for all of the issued and outstanding shares of common stock of National Coal Corporation. Each of the investors represented to us that the investor was an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act of 1933, and that such investor was receiving the securities for investment and not in connection with a distribution thereof. The issuance and sale of these securities was exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) of the Securities Act as a transaction not involving any public offering.

ITEM 27. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

         (a)      The following exhibits are filed herewith:

EXHIBIT
NUMBER                                  EXHIBIT TITLE
-------        -----------------------------------------------------------------

2.1 Agreement and Plan of Reorganization, dated as of April 11, 2003, among Southern Group International, Inc., National Coal Corp., and certain subscribing shareholders of National Coal Corp. (1)

2.2            Share  Purchase  Agreement,  dated as of March 28,  2003,  among,
               Surinder  Rametra,   Southern  Group  International,   Inc.,  and
               National Coal Corporation. (1)

3.1            Articles of  Incorporation of National Coal Corp. dated August 8,
               1995. (2)

3.1.1 Articles of Amendment to the Articles of Incorporation of National Coal Corp., dated August 10, 1995. (2)

3.1.2 Articles of Amendment to the Articles of Incorporation of National Coal Corp., dated January 4, 1996. (2)

3.1.3 Articles of Amendment to the Articles of Incorporation of National Coal Corp., dated July 17, 2003, filed August 4, 2003.
               (3)

3.1.4 Articles of Amendment to the Articles of Incorporation of National Coal Corp., dated August 27, 2004, filed August 31, 2004.

3.2            Bylaws of National Coal Corp. (2)

4.1            2004 National Coal Corp. Option Plan. (4)

5.1            Opinion of Stubbs, Alderton and Markiles, LLP.*

10.1           Form of Indemnification Agreement of Registrant.

10.2 Asset Purchase and Sale Agreement, dated April 15, 2004, by and among U.S. Coal, Inc., New River Processing, Inc. and National Coal Corporation. (5)

10.3 Asset Purchase Agreement by and between National Coal Corporation and Robert Clear Coal Corporation, dated October 26, 2004.

10.4 Coal Supply Agreement by and between National Coal Corporation and East Kentucky Power Cooperative, Incorporation, dated October 6, 2004.*

10.5           Form of Note and  Warrant  Purchase  Agreements,  dated April 15,
               2004, including Form of Secured Promissory Note and Form of Common Stock Purchase Warrant attached as exhibits thereto. (5)

10.6 Security and Pledge Agreement, dated April 15, 2004, by and among National Coal Corp., National Coal Corporation and Stewart Flink, as agent for himself and the holders of secured promissory notes.
               (5)

10.7 Subordination Agreement, dated April 15, 2004, made by Crestview Capital Master, LLC in favor of Stewart Flink, as agent for himself and the holders of secured promissory notes. (5)

10.8 Preferred Stock and Warrant Purchase Agreement by and between National Coal Corp. and the persons listed on Schedule I thereto, with respect to Registrant's Series A Cumulative Convertible Preferred Stock and Warrants to Purchase Common Stock, dated August 31, 2004, including Form of Warrant.

EXHIBIT
NUMBER                                  EXHIBIT TITLE
-------        -----------------------------------------------------------------

10.9 Investor Rights Agreement by and between National Coal Corp. and the Purchasers listed on Schedule I thereto, dated August 31, 2004.

10.10 Preferred Stock and Warrant Purchase Agreement by and between National Coal Corp. and CD Investment Partners, Ltd., with respect to Registrant's Series A Cumulative Convertible Preferred Stock and Warrants to Purchase Common Stock, dated August 31, 2004.

10.11 Warrant, dated August 31, 2004, issued by National Coal Corp. to CD Investment Partners, Ltd. pursuant to the Preferred Stock and Warrant Purchase Agreement by and between National Coal Corp .and CD Investment Partners, Ltd., with respect to Registrant's Series A Cumulative Convertible Preferred Stock and Warrants to Purchase Common Stock, dated August 31, 2004.

10.12 Investor Rights Agreement by and between National Coal Corp. and CD Investment Partners, Ltd., dated August 31, 2004.

10.13 Note Purchase Agreement by and between National Coal Corp. and the persons listed on Schedule I thereto, with respect to Registrant's 8% Convertible Promissory Notes, dated August 31, 2004, including Form of 8% Convertible Promissory Note and Form of Common Stock Purchase Warrant.

10.14 Investor Rights Agreement by and between National Coal Corp. and Crestview Capital Master, LLC and SDS Capital Group SPC, Ltd., dated August 31, 2004.

10.15 Employment Agreement by and between National Coal Corporation and Jon E. Nix, dated July 1, 2004.

10.16 Employment Agreement by and between National Coal Corporation and Robert Chmiel, dated July 1, 2004.

10.17 Employment Agreement by and between National Coal Corporation and Charles W. Kite, dated May 3, 2004.

10.18 Employment Agreement by and between National Coal Corporation and Jeanne L. Bowen-Nix, dated April 21, 2003.

10.19 Convertible Promissory Note issued by National Coal Corporation to The Webb Group in the amount of $1,503,016.67, as amended, dated March 25, 2003. (6)

10.20 Convertible Promissory Note issued by National Coal Corporation to The Webb Group in the amount of $1,691,885.67, dated March 25, 2003. (6)

10.21 Promissory Note issued by National Coal Corporation to Webb Group Financial Services, Inc. for $75,000, dated September 25, 2003.
               (6)

10.22 Promissory Note issued by National Coal Corporation to Webb Group Financial Services, Inc. for $195,314.30, dated September 30, 2003. (6)

10.23 Warrant to purchase 751,500 shares of common stock issued by National Coal Corporation to Webb Financial Group, Inc., dated March 25, 2003. (6)

10.24 Warrant to purchase 845,750 shares of common stock issued by National Coal Corporation to Webb Financial Group, Inc., dated March 25, 2003. (6)

10.25 Amendment to Warrant to purchase 751,500 shares of common stock issued by National Coal Corporation to Webb Financial Group, Inc., dated February 26, 2004. (6)

EXHIBIT
NUMBER                                  EXHIBIT TITLE
-------        -----------------------------------------------------------------

10.26 Warrant to purchase 845,750 shares of common stock issued by National Coal Corporation to Webb Financial Group, Inc., dated February 26, 2004. (6)

21.1           Subsidiaries of National Coal Corp.

23.1           Consent of Stubbs,  Alderton & Markiles, LLP (included in Exhibit
               5.1).*

23.2           Consent of Gordon, Hughes & Banks, LLP.
----------
* To be filed by amendment.

(1) Incorporated by reference to our Current Report on Form 8-K (dated April 22, 2003), filed April 29, 2003.

(2) Incorporated by reference to our Registration Statement on Form 10-SB filed June 25, 1999.

(3) Incorporated by reference to our Current Report on Form 8-K (dated August 7, 2003) filed August 7, 2003.

(4) Incorporated by reference to our Quarterly Report on Form 10-Q for the Quarterly Period ending June 30, 2004, filed August 13, 2004.

(5) Incorporated by reference to our Current Report on Form 8-K (dated April 15, 2004), filed April 29, 2004.

(6)  Incorporated by reference to our Current Report on Form 8-K (dated March 1,
     2004), filed March 2, 2004.

         (b)      Financial Statement Schedules

         Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the consolidated financial statements or notes thereto.


ITEM 28. UNDERTAKINGS.

         The undersigned registrant hereby undertakes to:

         (1)      File,   during   any  period  in  which  it  offers  or  sells
securities, a post-effective amendment to this registration statement to:

                  (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii)    Include   any   additional   or   changed    material
information on the plan of distribution;

         (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time as the initial bona fide offering.

         (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Los Angeles, State of California, on October 29, 2004.

                                    NATIONAL COAL CORP.

                                    By:    /s/ Jon Nix
                                           -----------------------------------
                                           JON NIX
                                           PRESIDENT AND CHIEF EXECUTIVE OFFICER

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Jon Nix and Robert Chmiel, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by the Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

          NAME                         TITLE                          DATE
          ----                         -----                          ----

/s/ Jon Nix              President and Chief Executive          October 29, 2004
---------------------    Officer and Director
Jon Nix                  (Principal Executive Officer)


/s/ Robert Chmiel        Chief Financial Officer and Director   October 29, 2004
---------------------    (Principal Financial Officer)
Robert Chmiel


/s/ Farrald Belote       Director                               October 29, 2004
---------------------
Farrald Belote

                                  EXHIBIT INDEX

EXHIBIT
NUMBER                                  EXHIBIT TITLE
-------        -----------------------------------------------------------------

2.1 Agreement and Plan of Reorganization, dated as of April 11, 2003, among Southern Group International, Inc., National Coal Corp., and certain subscribing shareholders of National Coal Corp. (1)

2.2            Share  Purchase  Agreement,  dated as of March 28,  2003,  among,
               Surinder  Rametra,   Southern  Group  International,   Inc.,  and
               National Coal Corporation. (1)

3.1            Articles of  Incorporation of National Coal Corp. dated August 8,
               1995. (2)

3.1.1 Articles of Amendment to the Articles of Incorporation of National Coal Corp., dated August 10, 1995. (2)

3.1.2 Articles of Amendment to the Articles of Incorporation of National Coal Corp., dated January 4, 1996. (2)

3.1.3 Articles of Amendment to the Articles of Incorporation of National Coal Corp., dated July 17, 2003, filed August 4, 2003.
               (3)

3.1.4 Articles of Amendment to the Articles of Incorporation of National Coal Corp., dated August 27, 2004, filed August 31, 2004.

3.2            Bylaws of National Coal Corp. (2)

4.1            2004 National Coal Corp. Option Plan. (4)

5.1            Opinion of Stubbs, Alderton and Markiles, LLP.*

10.1           Form of Indemnification Agreement of Registrant.

10.2 Asset Purchase and Sale Agreement, dated April 15, 2004, by and among U.S. Coal, Inc., New River Processing, Inc. and National Coal Corporation. (5)

10.3 Asset Purchase Agreement by and between National Coal Corporation and Robert Clear Coal Corporation, dated October 26, 2004.

10.4 Coal Supply Agreement by and between National Coal Corporation and East Kentucky Power Cooperative, Incorporation, dated October 6, 2004.*

10.5           Form of Note and  Warrant  Purchase  Agreements,  dated April 15,
               2004, including Form of Secured Promissory Note and Form of Common Stock Purchase Warrant attached as exhibits thereto. (5)

10.6 Security and Pledge Agreement, dated April 15, 2004, by and among National Coal Corp., National Coal Corporation and Stewart Flink, as agent for himself and the holders of secured promissory notes.
               (5)

10.7 Subordination Agreement, dated April 15, 2004, made by Crestview Capital Master, LLC in favor of Stewart Flink, as agent for himself and the holders of secured promissory notes. (5)

10.8 Preferred Stock and Warrant Purchase Agreement by and between National Coal Corp. and the persons listed on Schedule I thereto, with respect to Registrant's Series A Cumulative Convertible Preferred Stock and Warrants to Purchase Common Stock, dated August 31, 2004, including Form of Warrant.


                                      EX-1

EXHIBIT
NUMBER                                  EXHIBIT TITLE
-------        -----------------------------------------------------------------

10.9 Investor Rights Agreement by and between National Coal Corp. and the Purchasers listed on Schedule I thereto, dated August 31, 2004.

10.10 Preferred Stock and Warrant Purchase Agreement by and between National Coal Corp. and CD Investment Partners, Ltd., with respect to Registrant's Series A Cumulative Convertible Preferred Stock and Warrants to Purchase Common Stock, dated August 31, 2004.

10.11 Warrant, dated August 31, 2004, issued by National Coal Corp. to CD Investment Partners, Ltd. pursuant to the Preferred Stock and Warrant Purchase Agreement by and between National Coal Corp .and CD Investment Partners, Ltd., with respect to Registrant's Series A Cumulative Convertible Preferred Stock and Warrants to Purchase Common Stock, dated August 31, 2004.

10.12 Investor Rights Agreement by and between National Coal Corp. and CD Investment Partners, Ltd., dated August 31, 2004.

10.13 Note Purchase Agreement by and between National Coal Corp. and the persons listed on Schedule I thereto, with respect to Registrant's 8% Convertible Promissory Notes, dated August 31, 2004, including Form of 8% Convertible Promissory Note and Form of Common Stock Purchase Warrant.

10.14 Investor Rights Agreement by and between National Coal Corp. and Crestview Capital Master, LLC and SDS Capital Group SPC, Ltd., dated August 31, 2004.

10.15 Employment Agreement by and between National Coal Corporation and Jon E. Nix, dated July 1, 2004.

10.16 Employment Agreement by and between National Coal Corporation and Robert Chmiel, dated July 1, 2004.

10.17 Employment Agreement by and between National Coal Corporation and Charles W. Kite, dated May 3, 2004.

10.18 Employment Agreement by and between National Coal Corporation and Jeanne L. Bowen-Nix, dated April 21, 2003.

10.19 Convertible Promissory Note issued by National Coal Corporation to The Webb Group in the amount of $1,503,016.67, as amended, dated March 25, 2003. (6)

10.20 Convertible Promissory Note issued by National Coal Corporation to The Webb Group in the amount of $1,691,885.67, dated March 25, 2003. (6)

10.21 Promissory Note issued by National Coal Corporation to Webb Group Financial Services, Inc. for $75,000, dated September 25, 2003.
               (6)

10.22 Promissory Note issued by National Coal Corporation to Webb Group Financial Services, Inc. for $195,314.30, dated September 30, 2003. (6)

10.23 Warrant to purchase 751,500 shares of common stock issued by National Coal Corporation to Webb Financial Group, Inc., dated March 25, 2003. (6)

10.24 Warrant to purchase 845,750 shares of common stock issued by National Coal Corporation to Webb Financial Group, Inc., dated March 25, 2003. (6)

10.25 Amendment to Warrant to purchase 751,500 shares of common stock issued by National Coal Corporation to Webb Financial Group, Inc., dated February 26, 2004. (6)


                                      EX-2

EXHIBIT
NUMBER                                  EXHIBIT TITLE
-------        -----------------------------------------------------------------

10.26 Warrant to purchase 845,750 shares of common stock issued by National Coal Corporation to Webb Financial Group, Inc., dated February 26, 2004. (6)

21.1           Subsidiaries of National Coal Corp.

23.1           Consent of Stubbs,  Alderton & Markiles, LLP (included in Exhibit
               5.1).*

23.2           Consent of Gordon, Hughes & Banks, LLP.
----------
* To be filed by amendment.

(1) Incorporated by reference to our Current Report on Form 8-K (dated April 22, 2003), filed April 29, 2003.

(2) Incorporated by reference to our Registration Statement on Form 10-SB filed June 25, 1999.

(3) Incorporated by reference to our Current Report on Form 8-K (dated August 7, 2003) filed August 7, 2003.

(4) Incorporated by reference to our Quarterly Report on Form 10-Q for the Quarterly Period ending June 30, 2004, filed August 13, 2004.

(5) Incorporated by reference to our Current Report on Form 8-K (dated April 15, 2004), filed April 29, 2004.

(6)  Incorporated by reference to our Current Report on Form 8-K (dated March 1,
     2004), filed March 2, 2004.


                                      EX-3